Exhibit 10.1

EXECUTION COPY

TWELFTH AMENDMENT

TO

RECEIVABLES PURCHASE AGREEMENT

THIS TWELFTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT, dated as of April 19, 2022 (this “Amendment”), is entered into by TARGA RECEIVABLES LLC, as seller (the “Seller”), TARGA RESOURCES PARTNERS LP (“Targa”), as servicer (in such capacity, together with its successors and permitted assigns in such capacity and any successor servicer designated in accordance with the terms of the Agreement, the “Servicer”), the various CONDUIT PURCHASERS signatory hereto, the various COMMITTED PURCHASERS signatory hereto, the various PURCHASER AGENTS signatory hereto, the various LC Participants signatory hereto and PNC BANK, NATIONAL ASSOCIATION, as administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”) and as LC BANK and amends that certain Receivables Purchase Agreement, dated as of January 10, 2013, as amended by the First Amendment to Receivables Purchase Agreement, dated as of August 20, 2013, the Second Amendment to Receivables Purchase Agreement, dated as of December 13, 2013, the Third Amendment to Receivables Purchase Agreement, dated as of December 12, 2014, the Fourth Amendment to Receivables Purchase Agreement, dated as of December 11, 2015, the Fifth Amendment to Receivables Purchase Agreement, dated as of December 9, 2016, the Sixth Amendment to Receivables Purchase Agreement, dated as of December 8, 2017, the Seventh Amendment to Receivables Purchase Agreement, dated as of December 7, 2018, the Eighth Amendment to Receivables Purchase Agreement, dated as of December 6, 2019, the Ninth Amendment to Receivables Purchase Agreement, dated as of April 22, 2020, the Tenth Amendment to Receivables Purchase Agreement, dated as of April 21, 2021 and the Eleventh Amendment to Receivables Purchase Agreement, dated as of December 13, 2021, (as so amended, and as otherwise modified, supplemented, amended or amended and restated from time to time, the “Agreement”), each by and among the Seller, TARGA RESOURCES PARTNERS LP, as servicer, the various CONDUIT PURCHASERS party thereto from time to time, the various COMMITTED PURCHASERS party thereto from time to time, the various PURCHASER AGENTS party thereto from time to time, the various LC Participants party thereto from time to time, the Administrator and the LC Bank. Unless otherwise defined in this Amendment, capitalized terms shall have the meanings assigned to such terms in the Agreement.

R E C I T A L S

WHEREAS, subject to the terms hereof, the parties to the Agreement wish to make certain amendments to the Agreement as provided herein; and

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for good and sufficient consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1. Amendments to Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Agreement shall be, and it hereby is, amended with text marked in underline indicating additions to the Agreement and with text marked in ~~strikethrough~~ indicating deletions to the Agreement as set forth in Exhibit A attached hereto.

Section 2. [Reserved]

Section 3. Representations and Warranties of the Seller and Targa. (i) The Seller makes the representations and warranties contained in Sections 1 and 3 of Exhibit III to the Agreement, and (ii) Targa makes the representations and warranties in Section 2 of Exhibit III to the Agreement, in each case, as of the Effective Date (as defined below) (unless any such representation or warranty expressly indicates it is being made as of another specific date), both before and immediately after giving effect to this Amendment.

Section 4. Agreement in Full Force and Effect, as Amended. All of the terms and conditions of the Agreement shall remain in full force and effect, as amended by this Amendment. All references to the Agreement in the Agreement or any other document or instrument shall be deemed to mean the Agreement, as amended by this Amendment. This Amendment shall not constitute a novation of the Agreement but shall constitute an amendment with respect thereto. The parties hereto agree to be bound by the terms and obligations of the Agreement, as amended by this Amendment, as though the terms and obligations of the Agreement were set forth herein.

Section 5. Effectiveness. This Amendment shall become effective in accordance with its terms as of the date hereof (the “Effective Date”) upon receipt by the Administrator of:

(i) counterparts of this Amendment executed by the Seller, the Servicer, the Administrator, each Purchaser Agent, each LC Bank, each LC Participant and each Purchaser;

(ii) a duly executed copy of the Ninth Amended and Restated Fee Letter dated as of the date hereof, together with payment of the fees required by the terms thereof to be paid on the date hereof; and

(iii) a duly executed copy of the Amended and Restated Administrator Fee Letter dated as of the date hereof, together with payment of the fees required by the terms thereof to be paid on the date hereof.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts (including by way of facsimile or electronic transmission), each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

Section 7. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

TARGA RECEIVABLES LLC, as Seller

By:	/s/ Scott Rogan
Scott Rogan
Senior Vice President – Finance and Treasurer

[Signature Page to Twelfth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]

TARGA RESOURCES PARTNERS LP, as Servicer

By: Targa Resources GP LLC, its general partner

By:	/s/ Scott Rogan
Scott Rogan
Senior Vice President – Finance and Treasurer

[Signature Page to Twelfth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]

PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:	/s/ Imad Naja
	Name:	Imad Naja
	Title:	Senior Vice President

[Signature Page to Twelfth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]

THE PURCHASER GROUPS:

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent for the PNC Purchaser Group and as a Committed Purchaser

By:	/s/ Imad Naja
	Name:	Imad Naja
	Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as an LC Bank

By:	/s/ Imad Naja
	Name:	Imad Naja
	Title:	Senior Vice President

[Signature Page to Twelfth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Purchaser Agent for the Wells Fargo Purchaser Group and as a Committed Purchaser

By:	/s/ Dale Abernathy
	Name:	Dale Abernathy
	Title:	Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an LC Participant

By:	/s/ Dale Abernathy
	Name:	Dale Abernathy
	Title:	Director

[Signature Page to Twelfth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]

REGIONS BANK, as Purchaser Agent for the Regions Bank Purchaser Group and as a Committed Purchaser

By:	/s/ Cecil Noble
	Name:	Cecil Noble
	Title:	Managing Director

REGIONS BANK, as an LC Participant

By:	/s/ Cecil Noble
	Name:	Cecil Noble
	Title:	Managing Director

[Signature Page to Twelfth Amendment to

Targa Recei vables LLC Recei vables Purchase Agreement]

EXHIBIT A TO TWELFTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT

CONFORMED RPA

(AMENDMENTS 1-11, JOINDER AGREEMENT OF TARGA GAS MARKETING

AND DECEMBER 2020 INCREASE LETTER)

~~THIS CONFORMED RECEIVABLES PURCHASE AGREEMENT IS FOR CONVENIENT REFERENCE PURPOSES ONLY AND DOES NOT SUPERSEDE OR REPLACE THE RECEIVABLES PURCHASE AGREEMENT AND ABOVE-REFERENCED AMENDMENTS THERETO~~

RECEIVABLES PURCHASE AGREEMENT

dated as of January 10, 2013

among

TARGA RECEIVABLES LLC,

as Seller

TARGA RESOURCES PARTNERS LP,

individually and as initial Servicer

THE VARIOUS CONDUIT PURCHASERS FROM TIME TO TIME PARTY HERETO,

THE VARIOUS COMMITTED PURCHASERS FROM TIME TO TIME PARTY HERETO,

THE VARIOUS PURCHASER AGENTS FROM TIME TO TIME PARTY HERETO,

THE VARIOUS LC PARTICIPANTS FROM TIME TO TIME PARTY HERETO,

and

PNC BANK, NATIONAL ASSOCIATION,

as Administrator and LC Bank

TABLE OF CONTENTS

~~ARTICLE I~~

~~AMOUNTS AND TERMS OF THE PURCHASES~~

SECTION             HEADING             PAGE

-i-

TABLE OF CONTENTS

(continued)

-ii-

EXHIBITS

Exhibit I	Definitions
Exhibit II	Conditions to Purchases
Exhibit III	Representations and Warranties
Exhibit IV	Covenants
Exhibit V	Termination Events

SCHEDULES

Schedule I	Credit and Collection Policy
Schedule II	Lock-Box Banks and Lock-Box Accounts
Schedule III	Special Obligors and Special Obligor Limits

ANNEXES

Annex A-1	Form of Information Package
Annex A-2	Form of Weekly Report
Annex A-3	Form of Daily Report
Annex B	Form of Purchase Notice
Annex C	Form of Assumption Agreement
Annex D	Form of Transfer Supplement
Annex E	Form of Paydown Notice
Annex F	Form of Letter of Credit Application
Annex G	Form of Compliance Certificate
Annex H	Form of U.S. Tax Compliance Certificate

-iii-

This RECEIVABLES PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of January 10, 2013, among TARGA RECEIVABLES LLC, a Delaware limited liability company, as seller (the “Seller”), TARGA RESOURCES PARTNERS LP, a Delaware limited partnership (“Targa”), as servicer (in such capacity, together with its successors and permitted assigns in such capacity and any successor servicer designated in accordance with the terms hereof, the “Servicer”), the various Conduit Purchasers from time to time party hereto, the various Committed Purchasers from time to time party hereto, the various Purchaser Agents from time to time party hereto, the various LC Participants from time to time party hereto and PNC BANK, NATIONAL ASSOCIATION, as administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”) and as issuer of Letters of Credit (in such capacity, together with its successors and assigns in such capacity, the “LC Bank”).

BACKGROUND

The Seller (i) desires to sell, transfer and assign an undivided variable percentage ownership interest in a pool of Receivables, and the Purchasers desire to acquire such undivided variable percentage ownership interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments that are made by such Purchasers and (ii) may, subject to the terms and conditions hereof, request that the LC Bank issue one or more Letters of Credit.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

DEFINITIONS

Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I. References in the Exhibits, Schedules and Annexes hereto to the “Agreement” refer to this Agreement, as amended, restated, supplemented or otherwise modified from time to time.

ARTICLE I

AMOUNTS AND TERMS OF THE PURCHASES

Section 1.1 Purchases.

(a) On the terms and subject to the conditions hereof, the Seller may, from time to time from the Closing Date to the Facility Termination Date, (i) request that the Conduit Purchasers, if any, in each Purchaser Group or the Committed Purchasers in each such Purchaser Group, make purchases of and reinvestments in undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time, in each case, ratably based on each Purchaser Group’s Ratable Share and (ii) request that the LC Bank issue Letters of Credit, in each case subject to the terms hereof (each such purchase, reinvestment or issuance is referred to herein as a “Purchase”). Subject to Section 1.4(b) concerning reinvestments, at no time will a Conduit Purchaser have any obligation to make a Purchase. Each Committed Purchaser severally hereby agrees, on the terms and subject to the conditions hereof, to make Purchases of undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the Closing Date to the Facility Termination Date, ratably based on the applicable Purchaser Group’s Ratable Share of each Purchase requested pursuant to Section 1.2(a) (and, in the case of each Committed Purchaser, its Commitment Percentage of its Purchaser Group’s Ratable Share of such Purchase) and, on the terms of and subject to the conditions of this Agreement, the LC Bank agrees to issue Letters of Credit in return for (and each LC Participant hereby severally agrees to make participation advances in connection with any draws under such Letters of Credit equal to such LC Participant’s Commitment Percentage of its Purchaser Group’s Pro Rata Share of such draws) undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the Closing Date to the Facility Termination Date; provided, that under no circumstances shall any Purchaser make any Purchase (including, without limitation, any deemed Purchases pursuant to Section 1.1(b)) or issue any Letters of Credit hereunder, as applicable, if, after giving effect to such Purchase, (i) the aggregate outstanding amount of the Capital funded by such Purchaser, when added to all other Capital funded by all other Purchasers in such Purchaser’s Purchaser Group would exceed (A) its Purchaser Group’s Group Commitment minus (B) its Purchaser Group’s Pro Rata Share of the LC Participation Amount, (ii) the Aggregate Capital plus the LC Participation Amount would exceed the Purchase Limit, (iii) the Commitment Percentage of its Purchaser Group’s Pro Rata Share of the LC Participation Amount would exceed its LC Sublimit Commitment, or (iv) the LC Participation Amount would exceed the aggregate of the LC Sublimit Commitments of the LC Bank and the LC Participants.

The Seller may, subject to the requirements and conditions herein, use the proceeds of any Purchase by the Purchasers hereunder to satisfy its Reimbursement Obligation to the LC Bank and the LC Participants (ratably, based on the outstanding amounts funded by the LC Bank and each such LC Participant) pursuant to Section 1.15.

(b) In addition, if there is a drawing under any Letter of Credit, the Seller shall, on the applicable Drawing Date, automatically (and without the requirement of any further action on the part of any Person hereunder) be deemed to have requested a new Purchase from the Conduit Purchasers or Committed Purchasers, as applicable, on such date, on the terms and subject to satisfaction of the conditions hereof (other than conditions with respect to notice and the minimum Purchase amount) in an aggregate amount equal to the amount of such drawing. Subject to the limitations on funding set forth in paragraph (a) above (and the other requirements and conditions herein set forth (other than conditions with respect to notice and minimum Purchase amount)), the Conduit Purchasers or Committed Purchasers, as applicable, shall fund such Purchase so requested and deliver the proceeds thereof directly to the Administrator to be immediately distributed by the Administrator to the LC Bank. If any of the conditions to the funding of such Purchase are not satisfied on the applicable Drawing Date (other than conditions with respect notice and the minimum Purchase amount), the Seller shall reimburse the LC Bank for the full amount of the drawing under such Letter of Credit (out of its own funds available therefor) in accordance with Section 1.15.

(c) The Seller may, upon ten days’ written notice to the Administrator and each Purchaser Agent, reduce the unfunded portion of the Purchase Limit in whole or in part (but not below the amount which would cause the aggregate of the Capital of all Purchasers within any Purchaser Group plus such Purchaser Group’s Pro Rata Share of the face amount of any outstanding Letters of Credit to exceed its Group Commitment (after giving effect to such reduction)); provided that (i) each partial reduction shall be in the amount of at least $5,000,000, and in integral multiples of $1,000,000 in excess thereof and (ii) unless reduced to $0, the Purchase Limit shall in no event be reduced below $25,000,000. Each reduction in the Purchase Limit shall be allocated ratably among the Commitments of the Purchasers in accordance with their respective Commitments. The LC Sublimit Commitment of the LC Bank and each LC Participant shall automatically ratably reduce in connection with each reduction of Commitments pursuant to this clause (c). No reduction of Commitments pursuant to this clause (c) shall be effective unless at the time of such reduction the amount of funds on deposit in the LC Collateral Account is at least an amount equal to the excess, if any, of the LC Participant Amount over the LC Sublimit Commitments as so reduced.

Section 1.2 Making Purchases. (a) Each Funded Purchase may be made on any day following delivery by the Seller of a Purchase Notice to the Administrator and each Purchaser Agent in accordance with Section 6.2 (which notice must be received by the Administrator and each Purchaser Agent before 2:00 p.m., New York City time) at least two Business Days before the requested Purchase Date, which notice shall specify: (A) in the case of a Funded Purchase (other than one made pursuant to Section 1.15(b)), the amount requested to be paid to the Seller (which shall not be less than $300,000 (or such lesser amount as agreed to by the Administrator and the Majority Purchaser Agents)) and shall be an integral multiple of $100,000), (B) the date of such Funded Purchase (which shall be a Business Day) and (C) the pro forma calculation of the Purchased Interest after giving effect to the increase in the Aggregate Capital.

(b) On the date of each Funded Purchase pursuant to Section 1.1(a), each applicable Conduit Purchaser or Committed Purchaser, as the case may be, shall, upon satisfaction of the applicable conditions set forth in Section 2 of Exhibit II, make available to the Administrator at the account specified by the Administrator in same day funds, an amount equal to the portion of Capital with regard to the Purchased Interest then required to be funded by such Purchaser pursuant to Section 1.1(a). The Administrator shall make an amount equal to the portion of Capital with regard to the Purchased Interest then required to be funded by the Purchasers hereunder available to the Seller at the Administration Account.

(c) Effective on the date of each Purchase, the Seller hereby sells and assigns to the Administrator for the benefit of the Purchasers (ratably for each Purchaser, based on the sum of the Capital of such Purchaser plus such Purchaser’s Commitment Percentage of its Purchaser Group’s Pro Rata Share of the LC Participation Amount outstanding at such time) the Purchased Interest.

(d) To secure all of the Seller’s obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Administrator, for the benefit of the Purchaser Agents ~~and~~ , the Purchasers and the other Secured Parties, a security interest in all of the Seller’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising: (i) all Pool Receivables, (ii) all Related Security, (iii) all Collections, (iv) the Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein, (v) the LC Collateral Account and all amounts on deposit therein, (vi) all rights (but none of the obligations) of the Seller under the Sale Agreement, (vii) all books and records to the extent related to any of the foregoing, together with all rights (but not obligations) under the Contracts related to the Receivables and (viii) all proceeds of, and all amounts received or receivable under, any or all of the foregoing (collectively, the “Pool Assets”). The Seller hereby authorizes the Administrator to file financing statements describing as the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect. The Administrator, for the benefit of the Purchaser Agents ~~and~~ , the Purchasers and the other Secured Parties, shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Administrator, the Purchaser Agents ~~and~~ , the Purchasers and the other Secured Parties, all of the rights and remedies of a secured party under any applicable UCC.

(e) With (A) the prior written consent of the applicable Purchaser Agent, (B) the prior written consent of the Administrator (in its sole discretion) and (C) the prior written consent of the applicable Purchaser, the Seller may cause a Purchaser to increase its Commitment (and to increase ratably its LC Sublimit Commitment). The Seller shall repay any Capital outstanding on the effective date of any such increase (and pay any additional amounts required pursuant to Section 1.8) to the extent necessary to keep the outstanding Capital of the Purchasers in each Purchaser Group equal to such Purchaser Group’s Ratable Share (after giving effect to the increase in any Commitment pursuant to this clause (e)) of the Aggregate Capital. The Purchase Limit shall automatically increase by the amount of any increase in any Commitment pursuant to this clause (e).

(f) The Seller may, with the prior written consent of each Purchaser Agent (and, in the case of a new LC Participant, the LC Bank), add additional Persons as Purchasers (either to an existing Purchaser Group or by creating new Purchaser Groups). Each new Conduit Purchaser, Committed Purchaser or LC Participant (or Purchaser Group) shall become a party hereto by executing and delivering to the Administrator and the Seller, an Assumption Agreement (which Assumption Agreement shall, in the case of any new Purchaser Group, be executed by each Person in such new Purchaser Group).

(g) Each Committed Purchaser’s and LC Participant’s obligations hereunder shall be several, and the failure of any Committed Purchaser or LC Participant to make any Purchase hereunder or a payment in connection with a drawing under a Letter of Credit hereunder, as the case may be, shall not relieve any other Committed Purchaser or LC Participant of its obligation hereunder to make payment for any Funded Purchase or such drawing. Further, if any Committed Purchaser or LC Participant fails to satisfy its obligation to make a Purchase or payment with respect to such drawing as required hereunder, upon receipt of notice of such failure from the Administrator (or any relevant Purchaser Agent), subject to the limitations set forth herein, (i) (A) the non-defaulting Committed Purchasers in such defaulting Committed Purchaser’s Purchaser Group shall fund the defaulting Committed Purchaser’s Commitment Percentage of its Purchaser Group’s Ratable Share of the related Purchase (based on their relative Commitment Percentages

(determined without regard to the Commitment Percentage of the related defaulting Committed Purchaser)) or (B) the non-defaulting LC Participants in such defaulting LC Participant’s Purchaser Group shall fund the defaulting LC Participant’s Commitment Percentage of its Purchaser Group’s Pro Rata Share of the related drawing (based on their relative Commitment Percentages (determined without regard to the Commitment Percentage of the related defaulting LC Participant)); and (ii) if there are no other (A) Committed Purchasers in such Purchaser Group or if such other Committed Purchasers are also defaulting Committed Purchasers, then such defaulting Committed Purchaser’s Commitment Percentage of its Purchaser Group’s Ratable Share of such Purchase shall be funded by each other Purchaser Group ratably (based on their relative Purchaser Group Ratable Shares) or (B) if there are no other LC Participants in such Purchaser Group or if such other LC Participants are also defaulting LC Participants, then such defaulting LC Participant’s Commitment Percentage of its Purchaser Group’s Pro Rata Share of such drawing shall be funded by each other Purchaser Group ratably (based on their relative Purchaser Group Pro Rata Shares). Notwithstanding anything in this paragraph (g) to the contrary, no Committed Purchaser or LC Participant shall be required to make a Purchase or payment with respect to such drawing pursuant to this paragraph (g) for an amount which would cause (x) the aggregate Capital of such Committed Purchaser (after giving effect to such Purchase) to exceed its Commitment, (y) such LC Participant’s Commitment Percentage of its Purchaser Group’s Pro Rata Share of the face amount of all outstanding Letters of Credit (after giving effect to such payment with respect to such drawing) to exceed its LC Sublimit Commitment or (z) the aggregate Capital of all Purchasers in its Purchaser Group plus its Purchaser Group’s Pro Rata Share of the LC Participation Amount (after giving effect to such Purchase or payment with respect to such drawing) to exceed the Group Commitment for its Purchaser Group.

Section 1.3 Purchased Interest Computation. The Purchased Interest shall be initially computed on the date of the initial Purchase hereunder. Thereafter, until the Facility Termination Date, the Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. From and after the occurrence of any Termination Day, the Purchased Interest shall (until the event(s) giving rise to such Termination Day are satisfied or are waived in accordance with Section 6.1) be deemed to be 100%. The Purchased Interest shall become zero when (a) the Aggregate Capital thereof and Aggregate Discount thereon shall have been paid in full, (b) an amount equal to 100% of the LC Participation Amount shall have been deposited in the LC Collateral Account or all Letters of Credit shall have expired and (c) all other amounts owed by the Seller and Targa hereunder or in connection herewith to each Purchaser, the Administrator and any other Indemnified Party or Affected Person are paid in full, and the Servicer shall have received the accrued Servicing Fee thereon.

Section 1.4 Settlement Procedures.

(a) The Seller shall provide to the Servicer on a timely basis all information needed for the administration of the Pool Receivables, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.

(b) The Servicer shall, on each day on which Collections of Pool Receivables are received by the Seller or the Servicer, after payment in full of the Servicing Fee accrued and payable through such day:

(i) set aside and hold (or cause the Seller to set aside and hold) in trust (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) for the benefit of each Purchaser Group, out of such Collections, first, an amount equal to the Aggregate Discount accrued through such day and not previously set aside and second, an amount equal to the Fees accrued and unpaid through such day,

(ii) subject to Section 1.4(f), if such day is not a Termination Day, remit to the Seller, ratably, on behalf of each Purchaser Group, the remainder of such Collections. Such remainder shall, to the extent representing a return of the Aggregate Capital, ratably, according to each Purchaser’s Capital, be automatically reinvested in Pool Receivables and the Related Rights; provided, that if the Purchased Interest would exceed 100%, then the Servicer shall not remit such remainder to the Seller or reinvest it, but shall set aside and hold (or cause the Seller to set aside and hold) in trust for the benefit of the Purchasers (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) a portion of such Collections that, together with the other Collections set aside pursuant to this clause (ii), shall equal the amount necessary to reduce the Purchased Interest to 100% (determined as if such Collections set aside had been applied to reduce the Aggregate Capital and then, if applicable, to cash collateralize the LC Participation Amount, at such time), which amount shall be deposited into the account of the Administrator for the ratable benefit of the Purchasers (to be deposited by the Administrator in each Purchaser Agent’s account (for the benefit of its related Purchasers)) or to the LC Collateral Account on the next Settlement Date in accordance with Section 1.4(c); provided, further, that in the case of any Purchaser that has provided notice (an “Exiting Notice”) to its Purchaser Agent of its refusal, pursuant to Section 1.22, to extend its Commitment hereunder (an “Exiting Purchaser”), then, such Collections shall not be reinvested and shall instead be held in trust for the benefit of such Purchaser and applied in accordance with clause (iii) below,

(iii) if such day is a Termination Day or a day on which the Commitment of an Exiting Purchaser terminates, set aside and hold (or cause the Seller to set aside and hold) in trust (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) for the ratable benefit of each Purchaser Group the entire remainder of such Collections (or, in the case of an Exiting Purchaser, an amount equal to such Purchaser’s ratable share of such Collections based on its Capital; provided, that solely for the purpose of determining such Purchaser’s ratable share of such Collections, such Purchaser’s Capital shall be deemed to remain constant from the day on which the Commitment of such Exiting Purchaser terminates), until the date such Purchaser’s Capital has been paid in full; it being understood that if such day is also a Termination Day, such Exiting Purchaser’s Capital shall be recalculated taking into account amounts received by such Purchaser in respect of this parenthetical and thereafter Collections shall be set aside for such Purchaser ratably in respect of its Capital (as recalculated); provided, further, that if amounts are so set aside and held in trust on any Termination Day, such amounts shall, to the extent representing a return of Aggregate Capital, ratably in accordance with each Purchaser’s Capital, be reinvested in accordance with clause (ii) above on the next day to occur that is not a Termination Day (if any), and

(iv) subject to Section 1.4(f), release to the Seller for its own account any Collections in excess of: (x) the amounts that are required to be set aside or reinvested pursuant to clauses (i), (ii) and (iii) above plus (y) all other amounts then due and payable by the Seller under this Agreement to the Purchasers, the LC Bank, the Administrator and any other Indemnified Party or Affected Person.

(c) The Servicer shall, in accordance with the priorities set forth in Section 1.4(d) below, deposit into an account designated for each Purchaser by its Purchaser Agent, on each Settlement Date, Collections held for such Purchaser pursuant to Sections 1.4(b)(i), (ii) and (iii) and Section 1.4(f), provided, however, that to the extent any payments of Capital are required to be paid to the Administrator for the benefit of the Purchaser Agents pursuant to the foregoing sections, the Servicer shall pay such amounts to the Administrator. On or prior to the last day of each Calculation Period, each Purchaser Agent will notify the Servicer by email communication or other electronic delivery of the amount of Discount and Fees accrued during such Calculation Period or portion thereof and payable on such date.

(d) The Servicer shall distribute the amounts described in Section 1.4(b) (to the extent not already distributed pursuant to Section 1.4(b)) on each Settlement Date, as follows:

(i) if such distribution occurs on a Settlement Date that is not a Termination Day, that is not a day on which the Commitment of an Exiting Purchaser terminates and that is not a day on which the Purchased Interest exceeds 100%, to each Purchaser Agent ratably (based on the Discount and Fees accrued during the related Yield Period) (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of all accrued Discount and Fees with respect to the Purchasers within such Purchaser Agent’s Purchaser Group; it being understood that each Purchaser Agent shall distribute such amounts to the Purchasers within its Purchaser Group ratably according to Discount and Fees owed to each such Purchaser; and

(ii) if such distribution occurs on a Settlement Date that is a Termination Day, a day on which the Commitment of an Exiting Purchaser terminates or a day on which the Purchased Interest exceeds 100%:

first, to each Purchaser Agent ratably (based on the Discount and Fees accrued during the related Yield Period) (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of all accrued Discount and Fees with respect to the Purchasers within such Purchaser Agent’s Purchaser Group;

second, to the Administrator for the ratable benefit of each Purchaser (to be distributed by the Administrator to each Purchaser Agent ratably (based on the aggregate of the Capital of each Purchaser in such Purchaser Agent’s Purchaser Group) (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group)) in payment in full of (x) if such day is a Termination Day, each Purchaser’s Capital, (y) if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100% or (z) if such day is not a Termination Day but is a day on which the Commitment of an Exiting Purchaser terminates, an amount equal to the Exiting Purchaser’s ratable share of the Collections set aside pursuant to Section 1.4(b)(iii) based on its Capital (determined as if such Collections had been applied to reduce the Aggregate Capital); it being understood that each Purchaser Agent shall distribute the amounts described in clauses first and second of this clause (ii) to the Purchasers within its Purchaser Group ratably (based on Discount and Fees and Capital, respectively, owed to such Purchasers);

third, to the LC Collateral Account for the benefit of the LC Bank and the LC Participants, the amount necessary to cash collateralize the LC Participation Amount (x) if such day is a Termination Day, until the amount of cash collateral held in such LC Collateral Account equals 100% of the LC Participation Amount or (y) if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%;

fourth, if all amounts required to be paid and deposited pursuant to preceding clauses first through third of this clause (ii) have been so paid and deposited in full, to each Purchaser Group ratably (based on the amounts payable to each) (for the benefit of the Purchasers within such Purchaser Group), the Administrator and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller or the Servicer hereunder; and

fifth, to the Seller for its own account.

(e) For the purposes of this Section 1.4:

(i) if on any day the Outstanding Balance of any Pool Receivable is either (A) reduced or canceled as a result of (I) any defective, rejected, returned goods or services, any cash or other discount, or any failure by an Originator to deliver any goods or perform any services or otherwise perform under the underlying Contract or invoice, (II) any change in or cancellation of any of the terms of such Contract or invoice or any other adjustment by an Originator, the Servicer or the Seller which reduces the amount payable by the Obligor on the related Receivable, (III) any rebates, warranties, allowances or charge-backs or (IV) any setoff or credit in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction), or (B) subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof), in any such case, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction, adjustment, cancellation or dispute and shall, subject to Section 1.4(e)(v), (x) if such day is not a Termination Day, hold any and all such amounts in trust for the benefit of the Purchasers and their assigns and, on the following Settlement Date, apply such amounts in accordance with this Section 1.4 or (y) if such day is a Termination Day, within two (2) Business Days of such reduction or adjustment, pay any and all such amounts in respect thereof to a Lock-Box Account for the benefit of the Purchasers and their assigns and for application pursuant to this Section 1.4;

(ii) if on any day any of the representations or warranties in Sections 1(j) or 3(a) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of the full Outstanding Balance of such Pool Receivable and shall, subject to Section 1.4(e)(v), (x) if such day is not a Termination Day, hold any and all such amounts in trust for the benefit of the Purchasers and their assigns and, on the following Settlement Date, apply such amounts in accordance with this Section 1.4 or (y) if such day is a Termination Day, within two (2) Business Days, pay any and all such amounts in respect thereof to a Lock-Box Account for the benefit of the Purchasers and their assigns and for application pursuant to this Section 1.4 (Collections deemed to have been received pursuant to Sections 1.4(e)(i) or (ii) are hereinafter sometimes referred to as “Deemed Collections”);

(iii) except as provided in Sections 1.4(e)(i) or (ii) or as otherwise required by applicable Law, the relevant Contract or the applicable Eligible Supporting Letter of Credit, all Collections received from a Payment Obligor of any Receivable shall be applied to the Receivables of the applicable Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless otherwise specified by the applicable Obligor;

(iv) if and to the extent the Administrator, any Purchaser Agent or any Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Seller and, accordingly, such Person shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof;

(v) if at any time before the Facility Termination Date the Seller is deemed to have received any Deemed Collection under Sections 1.4(e)(i) and (ii), so long as no Termination Day then exists, the Seller may satisfy its obligation to deliver the amount of such Deemed Collections to a Lock-Box Account by instead recalculating (or being deemed to have recalculated) the Purchased Interest by decreasing the Net Receivables Pool Balance by the amount of such Deemed Collections, so long as such adjustment does not cause the Purchased Interest to exceed 100%; and

(vi) if at any time the Seller satisfies in full its obligations hereunder with respect to Deemed Collections (whether by payment to a Lock-Box Account and/or by reducing the Net Receivables Pool Balance), the Administrator (on behalf of the Purchaser Agents and the Purchasers) shall reconvey to the Seller its interest in the Pool Receivable(s) to which such Deemed Collection relates, without recourse and without any representation or warranty except that such Pool Receivable is free and clear of liens, security interests, charges and encumbrances created by the Administrator and thereafter the Seller shall not sell any interest in such Receivable to the Administrator (on behalf of the Purchaser Agents and the Purchasers).

(f) If at any time the Seller wishes to cause the reduction of Aggregate Capital the Seller may do so as follows:

(i) the Seller shall deliver to the Administrator, each Purchaser Agent and the Servicer a Paydown Notice at least two Business Days prior to the date of such reduction for any reduction of the Aggregate Capital, and each such Paydown Notice shall include, among other things, the amount of such proposed reduction and the proposed date on which such reduction will commence;

(ii) on the proposed date of the commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction; and

(iii) the Servicer shall hold (or cause the Seller to set aside and hold) such Collections in trust for the benefit of each Purchaser ratably according to its Capital, for payment to the Administrator for the ratable benefit of each such Purchaser on the date specified in the Paydown Notice (or such other date as agreed to by the Administrator) and the Aggregate Capital (together with the Capital of each Purchaser) shall be deemed reduced in the amount to be paid to the Administrator for the ratable benefit of each such Purchaser only when in fact finally so paid;

provided, that:

(A) the amount of any such reduction (if not a reduction to zero) shall be an integral multiple of $100,000; and

(B) with respect to any Portion of Capital, the Seller shall choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Yield Period.

Section 1.5 Fees. The Seller shall pay, or cause to be paid, to each Purchaser Agent for the benefit of the Purchasers and Liquidity Providers in the related Purchaser Group in accordance with the provisions set forth in Section 1.4(d) certain fees in the amounts and on the dates set forth in the Fee Letter.

Section 1.6 Payments and Computations, Etc.

(a) All amounts to be paid or deposited by the Seller or the Servicer hereunder or under any other Transaction Document shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than 2:00 p.m. (New York City time) on the day when due in same day funds to the account for each Purchaser maintained by the applicable Purchaser Agent (or such other account as may be designated from time to time by such Purchaser Agent to the Seller and the Servicer). All amounts received after 2:00 p.m. (New York City time) will be deemed to have been received on the next Business Day.

(b) The Seller or the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount (other than Capital) not paid or deposited by the Seller or the Servicer,

as the case may be, when due hereunder or under the Fee Letter (without regard to whether Collections or other funds are available to make any such payment or deposit), at a rate equal to the Default Rate, payable on demand.

(c) All computations of interest under Section 1.6(b) and all computations of Discount, Fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount or other amounts calculated by reference to the Base Rate) days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.

(d) Section ~~1.20~~ 1.11 of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the ~~London interbank offered rate~~ Term SOFR Rate or Daily Simple SOFR is no longer available or in certain other circumstances. The Administrator does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or, except to the extent related to the circumstances set forth in the first clauses (a), (b), (c) or (d) of Section 3.1 with respect to Seller, any other matter related to the ~~London interbank offered rate or other rates in the definition of “LIBOR Market Index~~ Term SOFR Rate~~”~~ , Daily Simple SOFR or with respect to any alternative or successor rate thereto, or replacement rate therefor.

(e) With respect to the Term SOFR Rate and Daily Simple SOFR, the Administrator (in consultation with the Seller) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document; provided that, with respect to any such amendment effected, the Administrator shall post each such amendment implementing such Conforming Changes to the Seller, the Purchasers and the Purchaser Agents reasonably promptly after such amendment becomes effective.

Section 1.7 Increased Costs Generally; Capital Requirements; ~~Reserves on LIBOR Market Index Rate Purchases~~ . (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Affected Person (~~other than~~ except any such reserve ~~requirement contemplated by Section 1.7(e)~~ requirements reflected in the Term SOFR Rate or Daily Simple SOFR);

(ii) subject any Affected Person to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Purchase made by it with respect to which Discount is computed by reference to the ~~LIBOR Market Index~~ SOFR Rate, or change the basis of taxation of payments to such Affected Person in respect thereof (except for Taxes described in clauses (c) through (e) of the definition of Excluded Taxes, Indemnified Taxes or Other Taxes covered by Section 1.9 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Person); or

(iii) impose on any Purchaser ~~or the London interbank market~~ any other condition, cost or expense affecting this Agreement or Purchases made by such Affected Person with respect to which Discount is computed by reference to the ~~LIBOR Market Index~~ SOFR Rate or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Affected Person of making or maintaining any Purchase the Discount on which is determined by reference to the ~~LIBOR Market Index~~ SOFR Rate (or of maintaining its obligation to make any such Purchases), or to increase the cost to such Purchaser of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Affected Person hereunder (whether of Capital, Discount, Fees or any other amount) then, upon request of such Affected Person, the Seller will pay to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered.

(b) If any Affected Person determines that any Change in Law affecting such Affected Person or any Lending Office of such Affected Person or such Affected Person’s holding company, if any, regarding capital requirements or liquidity requirements has or would have the effect of reducing the rate of return on such Affected Person’s capital or on the capital of such Affected Person’s holding company, if any, as a consequence of this Agreement or any Program Support Agreement, the existence of any Commitment, LC Sublimit Commitment or commitment under a Program Support Agreement of such Affected Person, or participations in Letters of Credit held by such Affected Person or Letters of Credit issued by the LC Bank, to a level below that which such Affected Person or such Affected Person’s holding company could have achieved but for such Change in Law (taking into consideration such Affected Person’s policies and the policies of such Affected Person’s holding company with respect to capital adequacy), then from time to time the Seller will pay to such Affected Person such additional amount or amounts as will compensate such Affected Person or such Affected Person’s holding company for any such reduction suffered.

(c) A certificate of an Affected Person setting forth the amount or amounts necessary to compensate such Affected Person or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Seller shall be conclusive absent manifest error. The Seller shall pay such Affected Person the amount shown as due on any such certificate within ten days after receipt thereof.

(d) Failure or delay on the part of any Affected Person to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Affected Person’s right to demand such compensation, provided that the Seller shall not be required to compensate an Affected Person pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Affected Person notifies the Seller of the Change in Law giving rise to such increased costs or reductions and of such Affected Person’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

~~(e) The Seller shall pay to each Affected Person, as long as such Affected Person shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional discount or interest on the portion of the Purchased Interest (or any interest therein) acquired or maintained by such Affected Person with respect to which Discount is computed by reference to the LIBOR Market Index Rate equal to the actual costs of such reserves allocated to such portion of the Purchased Interest (or interest therein) by such Affected Person (as determined by such Affected Person in good faith, which determination shall be conclusive), which shall be due and payable on each date on which Discount is payable on the Purchased Interest, provided the Seller shall have received at least ten days’ prior notice (with a copy to the Administrator) of such additional discount or interest from such Affected Person. If an Affected Person fails to give notice ten days prior to the relevant Settlement Date, such additional discount or interest shall be due and payable ten days from receipt of such notice.~~

Section 1.8 Funding Losses . Upon demand of any Affected Person (with a copy to the Administrator) from time to time, the Seller shall promptly compensate such Affected Person for and hold such Affected Person harmless from any calculated loss, cost or expense incurred by it as a result of:

(i) any continuation, conversion, payment or prepayment of any Portion of Capital (other than a Portion of Capital with respect to which Discount is computed by reference to the Base Rate) on a day other than the last day of the related tranche period therefor (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(ii) the funding or maintaining or any Portion of Capital (other than a Portion of Capital with respect to which Discount is computed by reference to the Base Rate) failing to occur on the date specified therefor (for a reason other than an Affected Person’s breach);

including any loss of anticipated profits (but excluding any foregone Program Fees (as defined in the Fee Letter)) and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Portion of Capital or from fees payable to terminate the deposits from which such funds were obtained.

Section 1.9 Taxes. The Seller agrees that:

(a) Any and all payments by the Seller to or for the account of any Affected Person with respect to its Purchases or which arise by reason of the execution, delivery or performance of the Transaction Documents shall be made free and clear of and without deduction for any Taxes or Other Taxes, except as required by applicable Law. If the Seller shall be required by Law to deduct any Indemnified Taxes or Other Taxes from or in respect of any sum payable hereunder to any Affected Person, then (A) the sum payable shall be increased by the amount necessary to yield to such Person (after payment of all Taxes) an amount equal to the sum it would have received had no such deductions been made, (B) the Seller shall make such deductions, and (C) the Seller shall pay the amount deducted to the relevant taxation authority or other authority in accordance with applicable Law. Further, if the Seller is required by Law to deduct any Taxes other than Indemnified Taxes or Other Taxes from or in respect of any sum payable hereunder to any Affected Person, then (A) Seller shall make such deductions, (B) the Seller shall pay the amount deducted to the relevant Governmental Authority or other authority in accordance with applicable Law, and (C) the amounts so deducted and paid to the relevant taxation authority shall be treated under this Agreement as made to such Affected.

(b) Whenever any Indemnified Taxes or Other Taxes are payable hereunder by the Seller to an Affected Person, as promptly as possible thereafter, the Seller shall send to the Administrator for its own account or for the account of the applicable Affected Person, a certified copy of an original official receipt showing payment thereof or such other evidence of such payment as may be available to the Seller and acceptable to the Governmental Authority having jurisdiction over such Person. ~~If the Seller fails to pay any Indemnified Taxes or Other Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrator the required receipts or other required documentary evidence, the Seller shall indemnify the Administrator and/or any other Affected Person, as applicable, for any incremental Taxes, interest or penalties that may become payable by such party as a result of any such failure.~~

(c) The Seller shall indemnify each Affected Person, within twenty Business Days after written demand therefor, for the full amount of any Indemnified Taxes and Other Taxes paid by such Affected Person on or with respect to any payment by or on account of any obligation of the Seller hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 1.9). Such demand shall be made as promptly as practicable, but in any event within ninety days after such Affected Person obtains actual knowledge of such event; provided, however, that if any Affected Person fails to make such demand within ninety days after such Affected Person obtains knowledge of such event, such Affected Person shall, with respect to compensation payable in respect of such event, not be entitled to compensation in respect of the costs and losses incurred between the 90th day after such Affected Person obtains actual knowledge of such event and the date such Affected Person makes such demand. None of Sections 1.7, 3.1, 3.2 or 6.4~~(a)~~ shall apply to Taxes, which shall be governed exclusively by this Section 1.9.

(d) If an Affected Person determines, in its sole discretion, exercised in good faith, that it has received a refund or credit of any Taxes or Other Taxes as to which it has been indemnified by the Seller, it shall pay over such refund or credit to the Seller (but only to the extent of indemnity payments made, or additional amounts paid, by the Seller under this Section 1.9 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Affected Person and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund net of any applicable Taxes payable in respect of such interest); provided, that the Seller agrees to repay each such Affected Person, within ten Business Days after the request of such Affected Person, the amount paid over to the Seller (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Affected Person is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary, in no event will any Affected Person be required to pay any amount to the Seller the payment of which would place such Affected Person in a less favorable net after-Tax position than such Affected Person would have been in if the Taxes or Other Taxes subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Taxes or Other Taxes had never been paid. This Section 1.9 shall not be construed to require any Affected Person to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Seller or any other Person.

(e) (1) Each Affected Person shall deliver to the Seller and to the Administrator, on the Closing Date (or, if later, on the date on which it becomes an Affected Person), or at the time or times prescribed by applicable Laws, or when reasonably requested by the Seller or the Administrator, such properly completed and executed documentation prescribed by applicable Laws or by the relevant Governmental Authority of any jurisdiction and such other reasonably requested information as will permit the Seller or the Administrator, as the case may be, to determine (A) whether or not payments made hereunder are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Affected Person’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Affected Person by the Seller pursuant to this Agreement or otherwise to establish such Affected Person’s status for withholding Tax purposes in the applicable jurisdiction.

(2) Without limiting the generality of the foregoing:

(A) each Affected Person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code, and not an exempt recipient described in Section 6049(b)(4) of the Code, shall deliver to the Seller and the Administrator (in such number of copies as shall be reasonably requested by the Seller or the Administrator), on or prior to the date on which such Affected Person becomes an Affected Person with respect to this Agreement (and from time to time thereafter upon the request of the Seller or the Administrator), executed originals of IRS Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Seller or the Administrator as will enable the Seller or the Administrator, as the case may be, to determine whether or not such Affected Person is subject to backup withholding or information reporting requirements; and

(B) each Affected Person that is organized under the Laws of a jurisdiction other than the United States (including each State thereof and the District of Columbia) (a “Foreign Affected Person”) that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder shall deliver to the Seller and the Administrator (in such number of copies as shall be reasonably requested by the Seller or the Administrator) on or prior to the date on which such Foreign Affected Person becomes an Affected Person with respect to this Agreement (and from time to time thereafter upon the request of the Seller or the Administrator, but only if such Foreign Purchaser is legally entitled to do so), whichever of the following is applicable

(I) executed originals of IRS Form W-8BEN claiming eligibility for benefits of an income Tax treaty to which the United States is a party,

(II) executed originals of IRS Form W-8ECI,

(III) executed originals of IRS Form W-8IMY and all required supporting documentation,

(IV) in the case of a Foreign Affected Person claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate (a “U.S. Tax Compliance Certificate” in the form contained in Annex H) to the effect that such Foreign Affected Person is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Seller within the meaning of section

881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code, and (y) executed originals of IRS Form W-8BEN, or

(V) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Seller or the Administrator to determine the withholding or deduction required to be made.

(C) If a payment made hereunder to any Affected Person would be subject to U.S. federal withholding Tax imposed by FATCA if such Affected Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Person (or the Purchaser Agent acting on its behalf) shall deliver to the Seller and the Administrator at the time or times prescribed by Law and at such time or times reasonably requested by the Seller or the Administrator such documentation prescribed by applicable Law and such additional documentation reasonably requested by the Seller or the Administrator as may be necessary for the Seller or the Administrator to comply with its obligations under FATCA and to determine that such Affected Person has complied with such Affected Person’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(3) Each Affected Person shall promptly (i) notify the Seller and the Administrator of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (ii) provide updated forms or other documentation pursuant to this Section 1.09(e) in the event of such a change in circumstance, or upon prior forms or other documentation expiring or becoming obsolete (to the extent legally entitled to do so).

Section 1.10 Mitigation; Replacement of Purchasers. (a) Any Affected Person claiming any additional amounts payable pursuant to Section 1.7, 1.9 or this Section 1.10 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Affected Person, be otherwise disadvantageous to such Affected Person.

(b) If any Affected Person requests compensation under Section 1.7, or if the Seller is required to pay any additional amount to any Affected Person or any Governmental Authority for the account of any Affected Person pursuant to Section 1.9, or if in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 6.1, the consent of the Majority Purchaser Agents shall have been obtained but the consent of one or more of such other Purchasers or Purchaser Agents whose consent is required shall not have been obtained, or if any other circumstance exists hereunder that gives the Seller the right to replace a Purchaser Agent as a party hereto, then the Seller may, at its sole expense and effort, upon notice to the Purchaser Agent for such Affected Person and the Administrator, require such Affected Person (or, in the case of an Affected Person not party to this Agreement, require the Purchaser to which such Affected Person is related), together with all other Purchasers in its related Purchaser Group and its related Purchaser Agent, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 6.3), all of its interests, rights and obligations under this Agreement and the related Transaction Documents to an assignee that shall assume such obligations (which assignee may be another Purchaser, if such Purchaser accepts such assignment), provided that:

(i) such Affected Person shall have received payment of an amount equal to 100% of its outstanding Capital, accrued Discount thereon, accrued Fees and all other amounts payable to it hereunder and under the other Transaction Documents (including any amounts under Section 1.8) from the assignee (to the extent of such outstanding Capital, Discount and Fees) or the Seller (in the case of all other amounts);

(ii) in the case of any such assignment resulting from a claim for compensation under Section 1.7 or payments required to be made pursuant to Section 1.9, such assignment will result in a reduction in such compensation or payments thereafter; and

(iii) such assignment does not conflict with applicable Laws.

A Purchaser shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Purchaser or otherwise, the circumstances entitling the Seller to require such assignment and delegation cease to apply. In addition, if after giving effect to any assignment or assignments pursuant to this Section 1.10(b), the Person then serving as Administrator is party to this Agreement solely in its capacity as Administrator, the Person then serving as Administrator may, upon written notice to the Seller, resign immediately with immediate effect, notwithstanding anything to the contrary contained in this Agreement.

Section 1.11 Inability to Determine the ~~LIBOR Market Index~~ SOFR Rate. (a) If the Administrator (or any Purchaser Agent) determines before the first day of any Yield Period (with respect to the SOFR Rate determined by reference to the Term SOFR Rate) or on any day (with respect to the SOFR Rate determined by reference to Daily Simple SOFR) (which determination shall be final and conclusive absent manifest error) that~~, by reason of circumstances affecting the interbank eurodollar market generally~~ (i) ~~deposits in Dollars (in the relevant amounts for such Yield Period) are not being offered to banks in the interbank eurodollar market for such Yield Period~~ the SOFR Rate cannot be determined because it is not available or published on a current basis, (ii) adequate means do not exist for ascertaining the ~~LIBOR Market Index~~ SOFR Rate for such Yield Period or day, as applicable, or (iii) the ~~LIBOR Market Index~~ SOFR Rate does not accurately reflect the cost to any Purchaser (as determined by the related Purchaser or the applicable Purchaser Agent) of funding or maintaining any Portion of Capital during such Yield Period or day, as applicable, then the Administrator or such Purchaser Agent shall give notice thereof to the Seller. Thereafter, until the Administrator or such Purchaser Agent notifies the Seller that the circumstances giving rise to such suspension no longer exist, (a) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the ~~LIBOR Market Index~~ SOFR Rate and (b) the Discount for any outstanding Portion of Capital then funded at the Alternate Rate determined by reference to the ~~LIBOR Market Index~~ SOFR Rate shall, on the last day of the then current Yield Period, be converted to the Alternate Rate determined by reference to the Base Rate.

(b) If, on or before the first day of any Yield Period, the Administrator shall have been notified by any Affected Person that such Affected Person has determined (which determination shall be final and conclusive absent manifest error) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a Governmental Authority charged with the interpretation or administration thereof, or compliance by such Affected Person with any guideline, request or directive (whether or not having the force of law) of any such Governmental Authority shall make it unlawful or impossible for such Affected Person to fund or maintain any Portion of Capital at the Alternate Rate and based upon the ~~LIBOR Market Index~~ SOFR Rate, the Administrator shall notify the Seller thereof. Upon receipt of such notice, until the Administrator notifies the Seller that the circumstances giving rise to such determination no longer apply, (a) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the ~~LIBOR Market Index~~ SOFR Rate and (b) the Discount for any outstanding Portion of Capital then funded at the Alternate Rate determined by reference to the ~~LIBOR Market Index~~ SOFR Rate shall be converted to the Alternate Rate determined by reference to the Base Rate either (i) on the last day of the then current Yield Period if such Affected Person may lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the ~~LIBOR Market Index~~ SOFR Rate to such day, or (ii) immediately, if such Affected Person may not lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the ~~LIBOR Market Index~~ SOFR Rate to such day.

(c) Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Purchasers without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrator has not received, by such time, written notice of objection to such Benchmark Replacement from Purchasers comprising the Majority Purchaser Agents.

(d) In connection with the implementation and administration of a Benchmark Replacement, the Administrator (in consultation with the Seller) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(e) The Administrator will promptly notify the Seller and the Purchasers of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrator or, if applicable, any Purchaser (or group of Purchasers) pursuant to this Section 1.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 1.11.

(f) Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrator in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrator may reasonably modify the definition of “Yield Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrator may reasonably modify the definition of “Yield Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g) Upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Seller may revoke any request for a Purchase bearing interest based on the SOFR Rate or any conversion to or continuation of Purchases bearing interest based on the SOFR Rate to be made, converted or continued during any Benchmark Unavailability Period and,failing that, the Seller will be deemed to have converted any such request into a request for a Purchase of or conversion to Purchases bearing interest under the Base Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

Section 1.12 Letters of Credit. On the terms and subject to the conditions hereof, the LC Bank shall issue Letters of Credit on behalf of Seller (and, if applicable, on behalf of, or for the account of, any Originator or any Affiliate of an Originator in favor of such beneficiaries as the Seller may elect); provided, that the LC Bank will not be required to issue or cause to be issued any Letters of Credit to the extent that after giving effect thereto the issuance of such Letters of Credit would then cause (a) the sum of (i) the Aggregate Capital plus (ii) the LC Participation Amount to exceed the Purchase Limit or (b) the LC Participation Amount to exceed the aggregate of the LC Sublimit Commitments of the LC Bank and the LC Participants. All amounts drawn upon Letters of Credit shall accrue Discount. Letters of Credit that have not been drawn upon shall not accrue Discount.

Section 1.13 Issuance of Letters of Credit.

(a) The Seller may request the LC Bank, upon two Business Days’ prior written notice submitted on or before 12:00 p.m., New York time, to issue a Letter of Credit by delivering to the Administrator a Letter of Credit Application and a Purchase Notice, in the form of Annex B hereto, in each case completed to the satisfaction of the Administrator and the LC Bank and such other certificates, documents and other papers and information as the Administrator may reasonably request. The Seller also has the right to give instructions and make agreements with respect to any Letter of Credit Application and the disposition of documents, and to agree with the Administrator upon any amendment, extension or renewal of any Letter of Credit.

(b) Each Letter of Credit shall have an expiry date not later than twelve months after such Letter of Credit’s date of issuance, extension or renewal, as the case may be, and in no event later than the date that is twelve months after the date in clause (a) of the definition of “Facility Termination Date.” Each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the LC Bank or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number

590), and any amendments or revisions thereof adhered to by the LC Bank.

(c) The Administrator shall promptly notify the LC Bank and LC Participants, at such Person’s respective address for notices hereunder, of the request by the Seller for a Letter of Credit hereunder, and shall provide the LC Bank and LC Participants with the Letter of Credit Application delivered to the Administrator by the Seller pursuant to Section 1.13(a) above, by the close of business on the day received or if received on a day that is not a Business Day or on any Business Day after 12:00 p.m. New York time on such day, on the next Business Day.

Section 1.14 Requirements For Issuance of Letters of Credit. The Seller hereby authorizes and directs the LC Bank to name the Seller or any Originator or any Affiliate of any Originator as the “Applicant” of each Letter of Credit, in each case as set forth in the applicable Letter of Credit Application.

Section 1.15 Disbursements, Reimbursement.

(a) Immediately upon the issuance of each Letter of Credit, each LC Participant shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the LC Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to such LC Participant’s Commitment Percentage of its Purchaser Group’s Pro Rata Share of the face amount of such Letter of Credit and the amount of such drawing, respectively.

(b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the LC Bank will promptly notify the Administrator, each Purchaser Agent and the Seller of such request. On the date that an amount is paid by the LC Bank under any Letter of Credit (each such date, a “Drawing Date”), the Seller shall be deemed to have requested that a Funded Purchase be made by the Purchasers in the Purchaser Group for the LC Bank and the LC Participants to be disbursed on the Drawing Date under such Letter of Credit in accordance with Section 1.1(b) and, if the conditions for making a Purchase are satisfied on such Drawing Date, the applicable Purchasers shall make a Funded Purchase in accordance with (and subject to the terms of), Section 1.1(b). The proceeds of each such Funded Purchase shall be delivered directly to the Administrator to be immediately distributed to by the Administrator to the LC Bank. Any notice given by the LC Bank pursuant to this Section 1.15 may be oral if immediately confirmed in writing; provided that the lack of any such written confirmation shall not affect the conclusiveness or binding effect of the oral notice.

(c) If any Funded Purchase described in preceding clause (b) cannot be made because the conditions precedent to such Purchase are not satisfied, the Seller shall (out of its own funds available therefor) reimburse the LC Bank (such obligation to reimburse the LC Bank, a “Reimbursement Obligation”) by 12:00 p.m., New York time on the applicable Drawing Date (or, if notice of the Drawing Date is not received by the Seller by 10:00 a.m., New York time on the Drawing Date, by 12:00 p.m. on the first Business Day after such notice is received by the Seller) in an amount equal to the positive difference between the amount so paid by the LC Bank and the amount of available funds on deposit in the LC Collateral Account. Available funds on deposit in the LC Collateral Account shall be applied by the Administrator to satisfy the Reimbursement Obligation in respect of such drawing or a portion thereof. In the event the Seller fails to so reimburse the LC Bank for the full amount of any drawing under any Letter of Credit when and as required hereunder, the LC Bank will promptly notify each LC Participant thereof whereupon (i) each LC Participant shall, upon receipt of any such notice, make available to the LC Bank a participation advance (each of which shall be deemed to be a Funded Purchase) in an amount in immediately available funds equal to its Commitment Percentage of its Purchaser Group’s Pro Rata Share of the amount of the drawing and (ii) the LC Bank shall be deemed to have made a participation advance (which advance shall be deemed to be a Funded Purchase) in an amount equal to its Commitment Percentage of its Purchaser Group’s Pro Rata Share of the amount of the drawing. All such participation advances and deemed participation advances by the LC Participants and the LC Bank shall accrue Discount at the Base Rate from the applicable Drawing Date until such participation advances are repaid in full by the Seller. If any LC Participant so notified fails to make available to the LC Bank the amount of such LC Participant’s share of such amount by no later than 2:00 p.m., New York time on the Drawing Date, then interest shall accrue on such LC Participant’s obligation to make such payment, from the Drawing Date to the date on which such LC Participant makes such payment (i) at a rate per annum equal to the Overnight Bank Funding Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Capital on and after the fourth day following the Drawing Date. The LC Bank will promptly give notice of the occurrence of the Drawing Date, but failure of the LC Bank to give any such notice on the Drawing Date or in sufficient time to enable any LC Participant to effect such payment on such date shall not relieve such LC Participant from its obligation under this Section 1.15(c); provided that such LC Participant shall not be obligated to pay interest as provided in clauses (i) and (ii) above until and commencing from the date of receipt of notice from the LC Bank or the Administrator of a drawing. Each LC Participant’s commitment hereunder shall continue until the Final Termination Date. No participation advance by any LC Participant shall reduce the then outstanding Reimbursement Obligation owed by the Seller to the LC Bank.

Section 1.16 Repayment of Participation Advances.

(a) Upon (and only upon) receipt by the LC Bank for its account of immediately available funds from or for the account of the Seller in reimbursement of any payment made by the LC Bank under a Letter of Credit with respect to which any LC Participant has made a participation advance to the LC Bank, the LC Bank (or the Administrator on its behalf) will pay to each LC Participant, in the same funds as those received by the LC Bank, its ratable share (based on the outstanding drawn amounts funded by each such LC Participant in respect of such Letter of Credit) of such funds; it being understood, that the LC Bank shall retain a ratable amount of such funds that were not the subject of any payment in respect of such Letter of Credit by any LC Participant.

(b) If the LC Bank is required at any time to return to the Seller, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Seller to the LC Bank pursuant to this Agreement in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each LC Participant shall, on demand of the LC Bank, forthwith return to the LC Bank its Commitment Percentage of its Purchaser Group’s Pro Rata Share of any amounts so returned by the LC Bank plus interest at the Overnight Bank Funding Rate, from the date the payment was first made to such LC Participant through, but not including, the date the payment is returned by such LC Participant.

Section 1.17 Documentation. The Seller agrees to be bound by (i) the terms of the Letter of Credit Application and (ii) by the LC Bank’s written regulations and customary practices relating to letters of credit. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct by the LC Bank, the LC Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Seller’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

Section 1.18 Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the LC Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

Section 1.19 Nature of Participation and Reimbursement Obligations. Each LC Participant’s obligation in accordance with this Agreement to make participation advances as a result of a drawing under a Letter of Credit, and the obligations of the Seller to reimburse the LC Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Article I under all circumstances, including the following circumstances:

(a) any set-off, counterclaim, recoupment, defense or other right which such LC Participant may have against the LC Bank, the Administrator, the Purchasers, the Purchaser Agents, the Seller or any other Person for any reason whatsoever;

(b) the failure of the Seller or any other Person to comply with the conditions set forth in this Agreement for the making of Purchases, reinvestments, requests for Letters of Credit or otherwise, it being acknowledged that such conditions are not required for the making of participation advances hereunder;

(c) any lack of validity or enforceability of any Letter of Credit or any set-off, counterclaim, recoupment, defense or other right which Seller or any Originator on behalf of which a Letter of Credit has been issued may have against the LC Bank, the Administrator, any Purchaser, or any other Person for any reason whatsoever;

(d) any claim of breach of warranty that might be made by the Seller, the LC Bank or any LC Participant against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, defense or other right which the Seller, the LC Bank or any LC Participant may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the LC Bank, any LC Participant, the Purchasers or Purchaser Agents or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Seller or any Subsidiaries of the Seller or any Affiliates of the Seller and the beneficiary for which any Letter of Credit was procured);

(e) the lack of power or authority of any signer of, or lack of validity, sufficiency, accuracy, enforceability or genuineness of, any draft, demand, instrument,

certificate or other document presented under any Letter of Credit, or any such draft, demand, instrument, certificate or other document proving to be forged, fraudulent, invalid, defective or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, even if the Administrator or the LC Bank has been notified thereof;

(f) payment by the LC Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit other than as a result of the gross negligence or willful misconduct of the LC Bank;

(g) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(h) any failure by the LC Bank or any of the LC Bank’s Affiliates to issue any Letter of Credit in the form requested by the Seller, unless the LC Bank has received written notice from the Seller of such failure within three (3) Business Days after the LC Bank shall have furnished the Seller a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(i) any Material Adverse Effect on the Seller, any Originator or any Affiliates thereof;

(j) any breach of this Agreement or any Transaction Document by any party thereto;

(k) the occurrence or continuance of an Insolvency Proceeding with respect to the Seller, any Originator or any Affiliate thereof;

(l) the fact that a Termination Event or an Unmatured Termination Event shall have occurred and be continuing;

(m) the fact that this Agreement or the obligations of the Seller or the Servicer hereunder shall have been terminated; and

(n) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Section 1.20 ~~Successor LIBOR Market Index Rate. (a) Benchmark Replacement~~ [Reserved]. ~~Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark~~

~~Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Purchasers without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrator has not received, by such time, written notice of objection to such Benchmark Replacement from Purchasers comprising the Majority Purchaser Agents.~~

~~(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrator will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.~~

~~(c) Notices; Standards for Decisions and Determinations. The Administrator will promptly notify the Seller and the Purchasers of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrator or, if applicable, any Purchaser (or group of Purchasers) pursuant to this Section 1.20, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 1.20.~~

~~(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrator in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrator may reasonably modify the definition of “Yield Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that~~

~~was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrator may reasonably modify the definition of “Yield Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.~~

~~(e) Benchmark Unavailability Period. Upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Seller may revoke any request for a Purchase bearing interest based on USD LIBOR or any conversion to or continuation of Purchases bearing interest based on USD LIBOR to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Seller will be deemed to have converted any such request into a request for a Purchase of or conversion to Purchases bearing interest under the Alternate Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.~~

~~(f) Secondary Term SOFR Conversion. Notwithstanding anything to the contrary herein or in any other Transaction Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (i) the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Transaction Document in respect of such Benchmark setting (the “Secondary Term SOFR Conversion Date”) and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document; and (ii) Purchases outstanding on the Secondary Term SOFR Conversion Date bearing interest based on the then-current Benchmark shall be deemed to have been converted to Purchases bearing interest at the Benchmark Replacement with a tenor approximately the same length as the interest payment period of the then-current Benchmark; provided that, this paragraph (f) shall not be effective unless the Administrator has delivered to the Purchasers and the Seller a Term SOFR Notice.~~

Section 1.21 Liability for Acts and Omissions. As between the Seller, on the one hand, and the Administrator, the LC Bank, the LC Participants, the Purchasers and the Purchaser Agents, on the other, the Seller assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, the respective beneficiaries of such Letter of Credit. In furtherance and not in limitation of the respective foregoing, none of the Administrator, the LC Bank, the LC Participants, the Purchasers or the Purchaser Agents shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the LC Bank or any LC Participant shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Seller against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Seller and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Administrator, the LC Bank, the LC Participants, the Purchasers and the Purchaser Agents, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority, and none of the above shall affect or impair, or prevent the vesting of, any of the LC Bank’s rights or powers hereunder. Nothing in the preceding sentence shall relieve the LC Bank from liability for its gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Administrator, the LC Bank, the LC Participants, the Purchasers or the Purchaser Agents or their respective Affiliates, be liable to the Seller or any other Person for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation Attorney Costs), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Administrator, the LC Bank, the LC Participants, the Purchasers and the Purchaser Agents and each of its Affiliates: (i) may rely on any written communication believed in good faith by such Person to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the LC Bank or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the Laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Administrator, the LC Bank, the LC Participants, the Purchasers or the Purchaser Agents or their respective Affiliates, in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and may honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the LC Bank under or in connection with any Letter of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, shall not put the LC Bank under any resulting liability to the Seller, any LC Participant or any other Person.

Section 1.22 Extension of Facility Termination Date. Seller may request the extension of the then current Facility Termination Date by providing written notice to the Administrator and each Purchaser Agent; provided such request is made not less than 45 days prior to, the then current Facility Termination Date. In the event that the Purchasers are all agreeable to such extension, the Administrator shall so notify the Seller and the Servicer (it being understood that the Purchasers may accept or decline such a request in their sole discretion and on such terms as they may elect) not more than 45 days from the date of the Seller’s written notice and the Seller, the Servicer, the Administrator, the Purchaser Agents and the Purchasers shall enter into such documents as the Purchasers may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by the Purchasers, the Administrator and the Purchaser Agents in connection therewith (including Attorney Costs) shall be paid by the Seller. In the event any Purchaser declines (or does not respond to) the request for such extension, (a) the Purchase Limit shall be reduced by an amount equal to the Commitment of such Purchaser (and the Commitment and LC Sublimit, if any, of such Purchaser shall be deemed to be reduced to zero) and (b) such Purchaser (or the applicable Purchaser Agent on its behalf) shall so notify the Administrator and the Administrator shall so notify the Seller of such determination; provided, that the failure of the Administrator to notify the Seller of the determination to decline such extension shall not affect the understanding and agreement that the applicable Purchasers shall be deemed to have refused to grant the requested extension in the event the Administrator fails to affirmatively notify the Seller of their agreement to accept the requested extension.

ARTICLE II

REPRESENTATIONS AND WARRANTIES; COVENANTS;

TERMINATION EVENTS

Section 2.1 Representations and Warranties; Covenants. Each of the Seller and Targa hereby makes the representations and warranties set forth in Exhibit III applicable to it and hereby agrees to perform and observe the covenants Exhibit IV applicable to it.

Section 2.2 Termination Events. If any of the Termination Events set forth in Exhibit V shall occur, the Administrator may (with the consent of the Majority Purchaser Agents) or shall (at the direction of the Majority Purchaser Agents), by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in clause (f) of Exhibit V, the Facility Termination Date shall automatically occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Administrator, each Purchaser Agent and each Purchaser shall have, in addition to the rights and remedies that they may have under this Agreement and any Lock-Box Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

ARTICLE III

INDEMNIFICATION

Section 3.1 Indemnities by the Seller. Without limiting any other rights any such Person may have hereunder or under applicable law, the Seller hereby indemnifies and holds harmless the Administrator, each Purchaser Agent, each Liquidity Provider, each Program Support Provider, each Purchaser, the LC Bank and each LC Participant and their respective officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities, penalties, costs and expenses (including Attorney Costs) (all of the foregoing collectively, the “Relevant Amounts”) at any time imposed on or incurred by any Indemnified Party arising out of or otherwise relating to any Transaction Document, the transactions contemplated thereby or the acquisition of any portion of the Purchased Interest, or any action taken or omitted by any of the Indemnified Parties (including any action taken by the Administrator as attorney-in-fact for the Seller or any Originator hereunder or under any other Transaction Document), whether arising by reason of the acts to be performed by the Seller hereunder or otherwise, excluding Relevant Amounts to the extent (a) such Relevant Amounts are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party, (b) such Relevant Amounts result from a claim brought by the Seller or another party to a Transaction Document against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Transaction Document, if the Seller or such other Person has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, (c) due to the credit risk of an Obligor and for which reimbursement would constitute recourse to any Originator, the Seller or the Servicer for uncollectible Receivables or (d) such Relevant Amounts are in respect of Taxes; provided, that nothing contained in this sentence shall limit the liability of the Seller or the Servicer or limit the recourse of any Indemnified Party to the Seller or the Servicer for any amounts otherwise specifically provided to be paid by the Seller or the Servicer hereunder. Without limiting the foregoing indemnification, but subject to the limitations set forth in clauses (a), (b), (c) and (d) of the previous sentence, the Seller shall indemnify each Indemnified Party for amounts (including losses in respect of uncollectible Receivables, regardless, for purposes of these specific matters, whether reimbursement therefor would constitute recourse to the Seller or the Servicer) relating to or resulting from:

(a) the failure of any representation or warranty made or deemed made by the Seller (or any employee, officer or agent of the Seller) under or in connection with this Agreement or any other Transaction Document to have been true and correct as of the date made or deemed made;

(b) the failure by the Seller to comply with any applicable Law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or related Contract with any such applicable law, rule or regulation;

(c) (i) the failure of the Seller to vest and maintain vested in the Administrator, for the benefit of the Purchaser Agents and the Purchasers, a first priority perfected ownership or security interest in the Purchased Interest and the property conveyed hereunder, free and clear of any Adverse Claim or (ii) the unenforceability of any such interest;

(d) any commingling of funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled hereunder with any other funds;

(e) any failure of a Lock-Box Bank to comply in all material respects with the terms of the applicable Lock-Box Agreement;

(f) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms) or any other claim resulting from the sale or lease of goods or the rendering of services related to such Receivable or the furnishing or failure to furnish any such goods or services or relating to collection activities (if such collection activities were performed by the Seller or any of its Affiliates acting as the Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates) with respect to such Receivable;

(g) any failure of the Seller to perform its duties or obligations in accordance with the provisions of this Agreement, any Contract or any other Transaction Document to which it is a party;

(h) the use of proceeds of any Purchase or reinvestment or the issuance of any Letter of Credit on behalf of Seller (and, if applicable, on behalf of, or for the account of, any Originator);

(i) the transfer by the Seller or any Originator of any interest in any Pool Receivable to any Person other than (i) the transfer of any Pool Receivable and Related Security to the Administrator and the Purchasers pursuant to this Agreement or to the Administrator and the Seller pursuant to the Sale Agreement and (ii) the grant of a security interest to the Administrator pursuant to this Agreement and to the Seller pursuant to the Sale Agreement;

(j) any Dilution;

(k) any suit or claim related to the Pool Receivables or any Transaction Document (including, without limitation, any products liability, environmental liability claim or personal injury or property damage suit arising out of or in connection with the petrochemicals or other property, products or services that are the subject of any Pool Receivable to the extent not covered pursuant to other applicable provisions of this Agreement);

(l) the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness; or

(m) the issuance of, or participation in, any Letter of Credit, other than as a result of the wrongful dishonor by the LC Bank of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority.

Section 3.2 Indemnities by the Servicer. Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law, rules or regulations, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Relevant Amounts arising out of or resulting from (whether directly or indirectly): (a) the failure of any representation or warranty made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Transaction Document to which it is a party to have been true and correct as of the date made or deemed made, (b) the failure by the Servicer to comply with any applicable Laws, rule or regulation with respect to any Pool Receivable or the related Contract, (c) any dispute, claim, offset or defense of an Obligor (other than as a result of discharge in bankruptcy with respect to such Obligor) to the payment of any Pool Receivable to the extent resulting from the failure of the Servicer to comply with its obligations hereunder in respect of such Receivable or (d) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof or any other Transaction Document to which it is a party.

ARTICLE IV

ADMINISTRATION AND COLLECTIONS

Section 4.1 Appointment of the Servicer.

(a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 4.1. Until the Administrator gives notice to Targa (in accordance with this Section 4.1) of the designation of a new Servicer, Targa is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Administrator may (with the consent of the Majority Purchaser Agents) or shall (at the direction of the Majority Purchaser Agents) terminate Targa as Servicer and designate as Servicer any Person (including itself) to succeed Targa or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

(b) Upon the designation of a successor Servicer as set forth in Section 4.1(a), Targa agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator determines will facilitate the transition of the performance of such activities to the new Servicer, and Targa shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of related records (including all Contracts) and use by the new Servicer of all licenses (or the obtaining of new licenses), hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

(c) Targa acknowledges that, in making their decision to execute and deliver this Agreement, the Administrator and each member in each Purchaser Group have relied on Targa’s agreement to act as Servicer hereunder. Accordingly, Targa agrees that it will not voluntarily resign as Servicer.

(d) The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator and each Purchaser Group shall have the right to look solely to the Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer shall provide that such agreement shall terminate upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer) and (v) the Administrator and the Majority Purchaser Agents shall have consented in writing in advance to such delegation. For the avoidance of doubt, this Section 4.1(d) shall not apply to any third party collection agency collecting Defaulted Receivables or other third party servicer provider assisting in the servicing of the Defaulted Receivables.

Section 4.2 Duties of the Servicer.

(a) The Servicer shall take or cause to be taken all such action as may be necessary to administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable Laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Servicer shall set aside (or cause the Seller to set aside and hold) for the accounts of the Seller and each Purchaser Group the amount of Collections to which each such Purchaser Group is entitled in accordance with Article I hereof. The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Pool Receivable and extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable, as the Servicer may determine to be appropriate or as expressly required under applicable Laws, rules or regulations or the applicable Contract; provided, that for purposes of this Agreement: (i) such extension shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable unless such Pool Receivable has been cancelled and reissued pursuant to the Credit and Collection Policy with appropriate Deemed Collections being recorded pursuant to Section 1.4(e)(i) hereof and (ii) such extension or adjustment shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Purchaser, any Purchaser Agent or the Administrator under this Agreement or any other Transaction Document. Each Originator and the Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Administrator (individually and for the benefit of each Purchaser Group, in accordance with their respective interests), all records and documents (including computer tapes or disks) with respect to each Pool Receivable.

(b) The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Seller the collections of any indebtedness owed to the Seller that is not a Pool Receivable less, if Targa or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than Targa or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

(c) The Servicer’s obligations hereunder shall terminate on the Final Termination Date.

After such termination, if Targa or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that each Originator and the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

Section 4.3 Lock-Box Account Arrangements. Prior to the Closing Date, the Seller shall have entered into a Lock-Box Agreement with each Lock-Box Bank and delivered executed counterparts of each to the Administrator. Until the Administrator exercises control over the Lock-Box Accounts, all Collections on the Pool Receivables held in the Lock-Box Accounts will either be retained in the Lock-Box Accounts or transferred into the applicable Originator’s own account. Upon the occurrence and during the continuation of a Termination Event, the Administrator may (with the consent of the Majority Purchaser Agents) or shall (upon the direction of the Majority Purchaser Agents) at any time thereafter give notice to each Lock-Box Bank that the Administrator is exercising its rights under the Lock-Box Agreements to do any or all of the following: (a) to exercise its exclusive ownership and control of the Lock-Box Accounts (for the benefit of the Purchaser Agents and the Purchasers) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Lock-Box Accounts redirected pursuant to the Administrator’s instructions rather than deposited in the applicable Lock-Box Account, and (c) to take any or all other actions permitted under the applicable Lock-Box Agreement. The Seller hereby acknowledges that the Administrator shall have at all times exclusive control (for the benefit of the Purchaser Agents and the Purchasers) of each Lock-Box Account and all proceeds (including Collections) of all Pool Receivables on deposit therein and the Seller hereby further agrees to take any action that the Administrator or any Purchaser Agent may reasonably request to preserve and protect such control. After exercising its control with respect to the Lock-Box Accounts, any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrator. The parties hereto hereby acknowledge that if at any time the Administrator exercises its control of any Lock-Box Account, the Administrator shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrator, any member of any Purchaser Group, any Indemnified Party or Affected Person or any other Person hereunder, and the Administrator shall distribute or cause to be distributed such funds in accordance with Article I (in each case as if such funds were held by the Servicer thereunder).

Section 4.4 Enforcement Rights.

(a)	At any time following the occurrence and during the continuation of a Termination Event:

(i) the Administrator may direct Obligors to pay all amounts payable under any Pool Receivable directly to the Administrator or its designee,

(ii) the Administrator may instruct the Seller or the Servicer to give notice of the Purchaser Groups’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee (on behalf of the Purchaser Groups), and the Seller or the Servicer, as the case may be, shall give such notice at the expense of the Seller or the Servicer, as the case may be; provided, that if the Seller or the Servicer, as the case may be, fails to so notify each Obligor, the Administrator (at the Seller’s or the Servicer’s, as the case may be, expense) may so notify the Obligors,

(iii) the Administrator may request the Servicer to, and upon such request the Servicer shall: (A) promptly assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee (for the benefit of the Purchaser Agents and the Purchasers) at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee, and

(iv) the Administrator may collect any amounts due from any Originator under the Sale Agreement and otherwise enforce directly against each Originator all rights, remedies, powers and privileges of the Seller under the Sale Agreement.

(b) Each of the Seller and the Servicer hereby authorizes the Administrator (on behalf of each Purchaser Group), and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in its place and stead, which appointment is coupled with an interest, to take any and all steps in the name of the Seller or the Servicer, as applicable, and on behalf of the Seller or the Servicer, as applicable, necessary or desirable, in the determination of the Administrator, after the occurrence and during the continuation of a Termination Event, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller or the Servicer, as applicable, on checks and other instruments representing Collections and enforcing such Pool Assets. Notwithstanding anything to the contrary contained in this Section 4.4(b), none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

Section 4.5 Responsibilities of the Seller and the Servicer.

(a) None of the Administrator, the Purchaser Agents or any of the Purchasers shall have any obligation or liability with respect to any Pool Asset, nor shall any of them be obligated to perform any of the obligations of the Seller, the Servicer, Targa or the Originators thereunder.

(b) Targa hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the then-current Servicer and, in such capacity, Targa shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that Targa conducted such data-processing functions while it acted as the Servicer.

Section 4.6 Servicing Fee. The Servicer shall be paid a fee (the “Servicing Fee”) in arrears on each Settlement Date equal to the Servicing Fee Rate of the daily average aggregate Outstanding Balance of the Pool Receivables during the related Calculation Period.

ARTICLE V

THE AGENTS

Section 5.1 Appointment and Authorization. (a) Each Purchaser and Purchaser Agent hereby irrevocably designates and appoints PNC Bank, National Association, as the “Administrator” hereunder and authorizes the Administrator to take such actions and to exercise such powers as are delegated to the Administrator hereby and to exercise such other powers as are reasonably incidental thereto. The Administrator shall hold, in its name, for the benefit of each Purchaser Agent and each Purchaser, ratably, the Purchased Interest. The Administrator shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Purchaser or Purchaser Agent, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrator. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Administrator ever be required to take any action which exposes the Administrator to personal liability or which is contrary to the provision of any Transaction Document or applicable Law.

(b) Each Purchaser hereby irrevocably designates and appoints the respective institution identified as the Purchaser Agent for such Purchaser’s Purchaser Group on the signature pages hereto or in the Assumption Agreement or Transfer Supplement pursuant to which such Purchaser becomes a party hereto, and each authorizes such Purchaser Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Purchaser Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or other Purchaser Agent or the Administrator, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Purchaser Agent shall be read into this Agreement or otherwise exist against such Purchaser Agent.

(c) Except as otherwise specifically provided in this Agreement, the provisions of this Article V are solely for the benefit of the Purchaser Agents, the Administrator and the Purchasers, and none of the Seller or the Servicer shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article V, except that this Article V shall not affect any obligations which any Purchaser Agent, the Administrator or any Purchaser may have to the Seller or the Servicer under the other provisions of this Agreement. Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Purchaser Agent which is not the Purchaser Agent for such Purchaser.

(d) In performing its functions and duties hereunder, the Administrator shall act solely as the agent of the Purchasers and the Purchaser Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or the Servicer or any of their successors and assigns. In performing its functions and duties hereunder, each Purchaser Agent shall act solely as the agent of its respective Purchaser and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer, any other Purchaser, any other Purchaser Agent or the Administrator, or any of their respective successors and assigns.

Section 5.2 Delegation of Duties. The Administrator may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 5.3 Exculpatory Provisions. None of the Purchaser Agents, the Administrator or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Majority Purchaser Agents (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitments of such Purchaser Group) or (ii) in the absence of such Person’s gross negligence or willful misconduct. The Administrator shall not be responsible to any Purchaser, Purchaser Agent or other Person for (i) any recitals, representations, warranties or other statements made by the Seller, the Servicer, Targa, any Originator or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Seller, the Servicer, Targa, any Originator or any of their Affiliates to perform any obligation hereunder or under the other Transaction Documents to which it is a party (or under any Contract), or (iv) the satisfaction of any condition specified in Exhibit II. The Administrator shall not have any obligation to any Purchaser or Purchaser Agent to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, the Servicer, Targa, any Originator or any of their respective Affiliates.

Section 5.4 Reliance by Agents. (a) Each Purchaser Agent and the Administrator shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Seller or the Servicer), independent accountants and other experts selected by the Administrator. Each Purchaser Agent and the Administrator shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Majority Purchaser Agents (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group), and assurance of its indemnification, as it deems appropriate.

(b) The Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Purchaser Agents or the Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers, the Administrator and all Purchaser Agents.

(c) The Purchasers within each Purchaser Group with a majority of the Commitments of such Purchaser Group shall be entitled to request or direct the related Purchaser Agent to take action, or refrain from taking action, under this Agreement on behalf of such Purchasers. Such Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of such Majority Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Purchaser Agent’s Purchasers.

(d) Unless otherwise advised in writing by a Purchaser Agent or by any Purchaser on whose behalf such Purchaser Agent is purportedly acting, each party to this Agreement may assume that (i) such Purchaser Agent is acting for the benefit of each of the Purchasers in respect of which such Purchaser Agent is identified as being the “Purchaser Agent” in the definition of “Purchaser Agent” hereto, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Purchaser Agent has been duly authorized and approved by all necessary action on the part of the Purchasers on whose behalf it is purportedly acting. Each Purchaser Agent and its Purchaser(s) shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such Purchaser Agent.

Section 5.5 Notice of Termination Events. Neither any Purchaser Agent nor the Administrator shall be deemed to have knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event unless the Administrator and the Purchaser Agents have received notice from any Purchaser, the Servicer or the Seller stating that a Termination Event or an Unmatured Termination Event has occurred hereunder and describing such Termination Event or Unmatured Termination Event. In the event that the Administrator receives such a notice, it shall promptly give notice thereof to each Purchaser Agent whereupon each such Purchaser Agent shall promptly give notice thereof to its related Purchasers. In the event that a Purchaser Agent receives such a notice (other than from the Administrator), it shall promptly give notice thereof to the Administrator. The Administrator shall take such action concerning a Termination Event or an Unmatured Termination Event as may be directed by the Majority Purchaser Agents (unless such action otherwise requires the consent of all Purchasers, the LC Bank and/or the Required LC Participants), but until the Administrator receives such directions, the Administrator may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrator deems advisable and in the best interests of the Purchasers and the Purchaser Agents.

Section 5.6 Non-Reliance on Administrator, Purchaser Agents and Other Purchasers. Each Purchaser expressly acknowledges that none of the Administrator, the Purchaser Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrator or any Purchaser

Agent hereafter taken, including any review of the affairs of the Seller, Targa, the Servicer or any Originator, shall be deemed to constitute any representation or warranty by the Administrator or such Purchaser Agent, as applicable. Each Purchaser represents and warrants to the Administrator and the Purchaser Agents that, independently and without reliance upon the Administrator, any Purchaser Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, Targa, the Servicer or the Originators, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Administrator shall not have any duty or responsibility to provide any Purchaser Agent with any information concerning the Seller, Targa, the Servicer or the Originators or any of their Affiliates that comes into the possession of the Administrator or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 5.7 Administrator, Purchasers, Purchaser Agents and Affiliates. Each of the Administrator, the Purchasers and the Purchaser Agents and any of their respective Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, equity or other business with the Seller, Targa, the Servicer or any Originator or any of their Affiliates. With respect to the acquisition of the Eligible Receivables pursuant to this Agreement, each of the Purchaser Agents and the Administrator shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not such an agent, and the terms “Purchaser” and “Purchasers” shall include, to the extent applicable, each of the Purchaser Agents and the Administrator in their individual capacities.

Section 5.8 Indemnification. Each Committed Purchaser shall indemnify and hold harmless the Administrator (but solely in its capacity as Administrator) and the LC Bank and their respective officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller, the Servicer or any Originator and without limiting the obligation of the Seller, the Servicer, or any Originator to do so), ratably (based on its Commitment) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrator, the LC Bank or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrator, the LC Bank or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrator, the LC Bank or such Person as finally determined by a court of competent jurisdiction). Without limiting the generality of the foregoing, each LC Participant agrees to reimburse the Administrator and the LC Bank, ratably according to its Commitment Percentage of its Purchaser Group’s Pro Rata Share, promptly upon demand, for any out of pocket expenses (including Attorney Costs) incurred by the Administrator or the LC Bank in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of, its rights and responsibilities under this Agreement.

Section 5.9 Successor Administrator. The Administrator may, upon at least thirty (30) days’ prior written notice to the Seller, each Purchaser and Purchaser Agent, resign as Administrator. Such resignation shall not become effective until (x) a successor Administrator is appointed by the Majority Purchaser Agents and has accepted such appointment and (y) so long as no Termination Event or Unmatured Termination Event has occurred and is continuing, the Seller and the Servicer shall have consented to such successor Administrator (such consent not to be unreasonably withheld or delayed). Upon such acceptance of its appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall succeed to and become vested with all the rights and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Administrator’s resignation hereunder, the provisions of Sections 3.1 and 3.2 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrator.

Section 5.10 Erroneous Payments.

(a) Each Purchaser Agent hereby agrees that (i) if the Administrator notifies such Purchaser Agent that the Administrator has determined in its sole discretion that any funds received by such Purchaser Agent from the Administrator or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Purchaser Agent (whether or not known to such Purchaser Agent (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise), individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall remain the property of the Administrator, and such Purchaser Agent shall promptly, but in no event later than one Business Day thereafter, return to the Administrator the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Purchaser Agent to the date such ~~amount~~ Erroneous Payment is repaid to the Administrator in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrator in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) such Purchaser Agent shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrator for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrator to any Purchaser Agent under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting the immediately preceding clause (a), each Purchaser Agent hereby further agrees that if it receives an Erroneous Payment from the Administrator (or any of its Affiliates) (i) that is in an amount different than ~~(other than a de minimis difference)~~ , or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrator (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), ~~or~~ (ii) that was not preceded or accompanied by an Erroneous Payment Notice, or (iii) that each Purchaser Agent otherwise becomes aware such Erroneous Payment was transmitted, or received, in error or by mistake (in whole or in part)it shall be on notice that, in each such case, an error has been made with respect to such Erroneous Payment. Each Purchaser Agent further agrees that, in each such case, or if it otherwise becomes aware an Erroneous Payment (or portion thereof) may have been sent in error, such Purchaser Agent shall promptly notify the Administrator of such occurrence, the details thereof and that is it so notifying the Administrator pursuant to this section 5.10(b)and, upon demand from the Administrator, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrator the amount of any such Erroneous Payment (or portion thereof) that was received by such Purchaser Agent to the date such amount is repaid to the Administrator in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrator in accordance with banking industry rules on interbank compensation from time to time in effect. Each Purchaser Agent authorizes the Administrator to set off, net and apply any and all amounts at any time owing to such Purchaser Agent under any Obligations, or otherwise payable or distributable by the Administrator to such Purchaser Agent from any source, against any amount due to the Administrator under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(c) The Seller ~~and each other Loan Party~~ hereby ~~agree~~ agrees that (i) in the event an Erroneous Payment (or portion thereof) is not recovered from any Purchaser Agent that has received such Erroneous Payment (or portion thereof) after demand therefor by the Administrator in accordance with immediately preceding clause (a) for any reason, the Administrator shall be subrogated to all the rights of such Purchaser Agent with respect to such amount and (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Seller ~~or any other Loan Party~~ .

(d) Each party’s obligations under this Section 5.10 shall survive the resignation or replacement of the Administrator or any transfer of rights or obligations by, or the replacement of, a Purchaser Agent, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing signed by the Majority Purchaser Agents and, in the case of an amendment, signed by the Seller and the Servicer; and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, to the extent required by the securitization program of any Conduit Purchaser, no material amendment shall be effective until the Rating Agency Condition shall have been satisfied with respect thereto (the Purchaser Agent for each Conduit Purchaser hereby agrees to provide executed copies of any material amendment to or waiver of any provision of this Agreement to the Rating Agencies); provided, further that no amendment, waiver or consent shall affect the rights or duties of the Administrator unless signed by the Administrator; provided, further that no amendment, waiver or consent shall affect the rights or duties of the LC Bank or any LC Participant unless signed by the LC Bank or such LC Participant, as applicable; provided, further that no such amendment, waiver or consent shall, unless in a writing signed by each Purchaser, (A) extend the date of any payment or deposit of Collections by the Seller or the Servicer, (B) reduce the rate or extend the time of payment of Discount, (C) reduce any fees payable to the Administrator, any Purchaser Agent or any Purchaser pursuant to the Fee Letter, (D) change the amount of Capital of any Purchaser, any Purchaser’s pro rata share of the Purchased Interest or any Committed Purchaser’s Commitment or any LC Participant’s LC Sublimit Commitment, (E) amend, modify or waive any provision of the definition of “Majority Purchaser Agents” or this Section 6.1, (F) consent to or permit the assignment or transfer by the Seller or the Servicer of any of its rights and obligations under this Agreement, (G) change the definition of “Defaulted Receivable,” “Delinquent Receivable,” “Dilution Reserve Percentage,” “Eligible Receivable,” “Excess Concentration Amount,” “Facility Termination Date” (other than an extension of such date in accordance with clause (H) below or in accordance with Section 1.22), “Look Through Effective Date,” “Loss Reserve Percentage,” “Net Receivables Pool Balance,” “Total Reserves,” “Termination Event,” or “Yield Reserve Percentage,” (H) extend the “Facility Termination Date” or increase the “Special Obligor Limit” set forth in Schedule III or (I) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (H) above in a manner that would circumvent the intention of the restrictions set forth in such clauses. In addition to the foregoing, the Seller and the Administrator agree not to amend the Sale Agreement without the consent of the Majority Purchaser Agents. Without limiting any other provision of this Section 6.1, to the extent required pursuant to the securitization program of any Conduit Purchaser, the parties to this Agreement: (i) shall not, without obtaining a confirmation of the then-current rating of the Notes of such Conduit Purchaser, waive any of the representations set forth in Section 3 to Exhibit III; (ii) shall provide the Ratings Agencies with prompt written notice of any breach of any representations set forth in Section 3 to Exhibit III, and (iii) shall not, without obtaining a confirmation of the then-current rating of such Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the representations set forth in Section 3 to Exhibit III. No failure on the part of the Purchasers, the Purchaser Agents or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 6.2 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile and email communications) and shall be personally delivered or sent by facsimile or email, or by overnight mail, to the intended party at the mailing or email address or facsimile number of such party set forth under its name on the signature pages hereof (or in any other document or agreement pursuant to which it is or became a party hereto), or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or email, when sent, receipt confirmed by telephone or electronic means.

Section 6.3 Successors and Assigns; Participations; Assignments.

(a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided in Section 4.1(d), neither the Seller nor the Servicer may assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior consent of the Administrator, the LC Bank, the Required LC Participants and the Purchaser Agents.

(b) Participations. (i) Except as otherwise specifically provided herein, any Purchaser may sell to one or more Persons (each a “Participant”) participating interests in the interests of such Purchaser hereunder; provided, that (x) no Purchaser shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Transaction Document, (y) the selling Purchaser shall maintain a register containing the name and address of each Participant and its interest (and stated interest owed) in the Commitment of the selling Purchaser and (z) the selling Purchaser shall obtain the forms required under Section 1.9(e) from the Participant and promptly deliver copies of same to the Seller, the Servicer and the Administrator Such Purchaser shall remain solely responsible for performing its obligations hereunder, and the Seller, the Servicer, each Purchaser Agent and the Administrator shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations hereunder. A Purchaser shall not agree with a Participant to restrict such Purchaser’s right to agree to any amendment hereto, except amendments that require the consent of all Purchasers.

(ii) Notwithstanding anything contained in clause (a) or clause(b)(i) of this Section 6.3, each of the LC Bank and each LC Participant may sell participations in all or any part of any Funded Purchase made by such LC Participant to another bank or other entity so long as (x) no such grant of a participation shall, without the consent of the Seller, require the Seller to file a registration statement with the SEC and (y) no holder of any such participation shall be entitled to require such LC Participant to take or omit to take any action hereunder except that such LC Participant may agree with such participant that, without such Participant’s consent, such LC Participant will not consent to an amendment, modification or waiver which requires the consent of all Purchasers. Any such Participant shall not have any rights hereunder or under the Transaction Documents.

(c) Assignments by Purchasers; Register. Each of the Purchasers may assign, (a) without any prior written consent, in whole or in part, its interest in the Receivables and obligations hereunder (including its obligations in respect of each Letter of Credit) to any other then existing Purchaser, any Program Support Provider or to any other Conduit Purchaser administered by its Purchaser Agent, and (b) with (x) the consent of the Administrator and the LC Bank, each of whose consent shall not be unreasonably withheld or delayed and (y) the consent of the Seller, which consent may be withheld for any reason or no reason, to any other Person, provided, that if a Termination Event or Unmatured Termination exists, the Seller’s consent shall not be required. To effectuate an assignment hereunder (other than an assignment by a Conduit Purchaser to one of its Program Support Providers), both the assignee and the assignor (including, as appropriate, its Purchaser Agent) will be required to execute and deliver to the Seller, the Servicer and the Administrator a supplement hereto, substantially in the form of Annex D or another form approved by the parties thereto (each, a “Transfer Supplement”). Any such assignment shall be in a minimum amount of $10,000,000. Upon (i) the execution of a Transfer Supplement, if applicable, (ii) delivery of an executed copy thereof to the Seller, the Servicer and the Administrator and (iii) payment by the assignee to the assignor of the agreed purchase price, if any, the assignor shall be released from its obligations hereunder to the extent of such assignment and the assignee (other than an assignee which is a Program Support Provider) shall for all purposes be a Purchaser party hereto and shall have all the rights and obligations of a Purchaser hereunder to the same extent as if it were an original party hereto. The amount of the Commitment (and, if applicable, the LC Sublimit Commitment) of the assignor allocable to the assignee shall be equal to the amount of the Commitment (and, if applicable, the LC Sublimit Commitment) of the assignor so transferred regardless of the purchase price, if any, paid therefor. The Transfer Supplement shall be an amendment hereof only to the extent necessary to reflect the addition of such assignee as a “Purchaser” and, if applicable, an “LC Participant” and any resulting adjustment of the selling Purchaser’s Commitment (and LC Sublimit Commitment). The Seller and the Servicer hereby agree and consent to the complete assignment by the applicable Conduit Purchasers of all of their respective rights under, interest in, title to and obligations under the Transaction Documents to the respective collateral agent under the applicable Conduit Purchaser’s commercial paper programs.

In addition, the Administrator, acting as agent for the Seller (such agency being solely for Tax purposes), shall maintain at an office of the Administrator, a copy of each Transfer Supplement delivered to it and a register for the names and addresses of the Purchasers, and the Commitments of, and the Capital owing to, each Purchaser (the “Register”). The entries in the Register shall be conclusive, and the Seller, the Administrator and the Purchasers may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Seller and any Purchaser at any reasonable time and from time to time upon reasonable prior notice.

(d) Opinions of Counsel. If required by the Administrator or the applicable Purchaser Agent or to maintain the ratings of the Notes of any Conduit Purchaser, each Transfer Supplement or other assignment and acceptance agreement must be accompanied by an opinion of counsel of the assignee as to such matters as the Administrator or such Purchaser Agent may reasonably request.

(e) Assignments to Federal Reserve Banks. Notwithstanding any other provision of this Section 6.3, any Purchaser may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of interest and repayment of the Purchased Interest) under this Agreement to secure obligations of such Purchaser to any Federal Reserve Bank, without notice to or consent of the Seller, Administrator or any other Person; provided, that no such pledge or grant of a security interest shall release a Purchaser from any of its obligations hereunder or substitute any such pledgee or grantee for such Purchaser as a party hereto.

Section 6.4 Costs and Expenses. By way of clarification, and not of limitation, of Sections 1.7, ~~1.20~~ 1.11 or 3.1, the Seller shall pay to the Administrator, each Purchaser Agent and/or any Purchaser on demand all reasonable costs and expenses in connection with (i) the preparation, execution, delivery and administration of this Agreement or the other Transaction Documents and the other documents and agreements to be delivered hereunder and thereunder (and all reasonable costs and expenses in connection with any amendment, waiver or modification of any thereof), (ii) the sale of the Purchased Interest (or any portion thereof) by the Seller, (iii) the perfection (and continuation) of the Administrator’s rights in the Receivables, Collections and other Pool Assets, (iv) the enforcement by the Administrator, any Purchaser Agent or any member of any Purchaser Group of the obligations of the Seller, the Servicer or the Originators under the Transaction Documents or of any Obligor under a Receivable and (v) the maintenance by the Administrator of the Lock-Box Accounts (and any related lock-box or post office box), including Attorney Costs for the Administrator, the Purchaser Agents and the Purchasers relating to any of the foregoing or to advising the Administrator or any member of any Purchaser Group (including, any related Liquidity Provider or any other related Program Support Provider) about its rights and remedies under any Transaction Document or any other document, agreement or instrument related thereto and all reasonable costs and expenses (including Attorney Costs) of the Administrator, any Purchaser Agent and any Purchaser in connection with the enforcement or administration of the Transaction Documents or any other document, agreement or instrument related thereto. The Administrator and each member of each Purchaser Group agree, however, that unless a Termination Event has occurred and is continuing, all of such entities will be represented by a single law firm. The Seller shall, subject to the provisos in clause (e) of each of Sections 1 and 2 of Exhibit IV, reimburse the Administrator, each Purchaser Agent and each Purchaser for the cost of such Person’s auditors (which may be employees of such Person) auditing the books, records and procedures of the Seller or the Servicer; provided, that the Administrator shall discuss the scope and cost of any such audit prior to commencement (it being understood that failure to discuss the scope or cost of any such audit shall not relieve the Seller of its obligation to pay such amounts). The Seller shall reimburse each Purchaser on demand for all reasonable out of pocket costs and expenses incurred by such Purchaser in connection with the Transaction Documents or the transactions contemplated thereby.

Section 6.5 No Proceedings; Limitation on Payments. (a) Each of the Seller, Targa, the Servicer, the Administrator, the Purchaser Agents, the Purchasers, each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by such Conduit Purchaser is paid in full. The provisions of this paragraph shall survive any termination of this Agreement. Each party hereto, each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, agrees that it will not institute against, or join any Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any other proceeding under any federal or state bankruptcy or similar law, for one year and one day after which all other indebtedness and other obligations of the Seller hereunder and under each other Transaction Document shall have been paid in full; provided that the Administrator may take any such action with respect to the Seller with the prior written consent of the Majority Purchaser Agents and the LC Bank.

(b) Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Purchaser shall or shall be obligated to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Purchaser has received funds which may be used to make such payment and which funds are not required to repay the Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Purchaser could issue Notes to refinance all outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Conduit Purchaser’s securitization program or (y) all Notes are paid in full. Any amount which such Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or company obligation of such Conduit Purchaser for any such insufficiency unless and until such Conduit Purchaser satisfies the provisions of clauses (i) and (ii) above. The provisions of this paragraph shall survive any termination of this Agreement.

Section 6.6 GOVERNING LAW AND JURISDICTION.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EXCEPT TO THE EXTENT THAT THE PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

Section 6.7 Confidentiality. Unless otherwise required by applicable Laws, rules or regulations, the Administrator, the Purchaser Agents and the Purchasers agree to maintain the confidentiality of non-public financial information regarding the Seller, the Servicer and the

Originators; provided, that such information may be disclosed (i) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Servicer, (ii) to legal counsel and auditors of the Purchasers, the Purchaser Agents or the Administrator if they agree to hold it confidential, (iii) to any Program Support Provider or potential Program Support Provider (if they agree to hold it confidential) or to any other Purchaser or any potential assignee or participant if they agree to hold it confidential, (iv) to any placement agency placing the Notes, (v) to any regulatory authorities having jurisdiction over the Administrator, any Purchaser Agent, any Purchaser, any Program Support Provider or any Liquidity Provider, (vi) pursuant to a request or order under any Laws or pursuant to a subpoena or other legal process, (vii) in connection with any litigation or dispute or the exercise of any remedies under the Transaction Documents, (viii) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrator, any Purchaser Agent or any Purchaser on a nonconfidential basis from a source other than the Seller, the Servicer or any Originator and (ix) to any Rating Agency or any non-hired nationally recognized statistical rating organization that provides to a Conduit Purchaser or its agent the certification required by subsection (e) of Rule 17g-5 under the Securities Exchange Act of 1934, as amended (“Rule 17g-5”), and who agrees to keep such information confidential as contemplated by Rule 17g-5, by posting such information to a password protected internet website accessible to each such nationally recognized statistical rating organization in connection with, and subject to, the terms of Rule 17g-5.

Notwithstanding any other express or implied agreement to the contrary (including this Section 6.7), the parties hereto agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the federal income Tax treatment and Tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other Tax analyses) that are provided to any such party relating to such Tax treatment and Tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms “Tax treatment” and “Tax structure” have the meanings specified in Treasury Regulation section 1.6011-4(c).

Section 6.8 Execution in Counterparts and Electronic Execution. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, each of which, when so executed, shall constitute an original, and all of which, when taken together, shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation amendments or other modifications and waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 6.9 Survival of Termination. The provisions of Sections 1.7, 1.8, 1.9, 1.19, 3.1, 3.2, 6.4, 6.5, 6.6, 6.7, 6.10 and 6.15 and this Section 6.9 shall survive any termination of this Agreement.

Section 6.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 6.11 Sharing of Recoveries. Each Purchaser agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder or otherwise inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Purchasers (as return of Capital or otherwise), without representation or warranty except for the representation and warranty that such interest is being sold by each such other Purchaser free and clear of any Adverse Claim created or granted by such other Purchaser, in the amount necessary to create proportional participation by the Purchaser in such recovery. If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 6.12 Right of Setoff. Each Purchaser is hereby authorized (in addition to any other rights it may have) to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Purchaser (including by any branches or agencies of such Purchaser) to, or for the account of, the Seller against amounts owing by the Seller hereunder (even if contingent or unmatured).

Section 6.13 Entire Agreement. This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

Section 6.14 Headings. The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

Section 6.15 Purchaser Groups’ Liabilities. The obligations of each Purchaser Agent and each Purchaser under the Transaction Documents are solely the corporate obligations of such Person. Except with respect to any claim arising out of the willful misconduct or gross negligence of the Administrator, any Purchaser Agent or any Purchaser, no claim may be made by the Seller or the Servicer or any other Person against the Administrator, any Purchaser Agent or any Purchaser or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection therewith; and each of Seller and Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 6.16 Tax Treatment. The Seller, each Purchaser, each LC Participant and the LC Bank agree that the Purchased Interest, the issuance of the Letters of Credit and the transactions contemplated under this Agreement shall be treated as the issuance of indebtedness for U.S. federal income Tax purposes. Each party to this Agreement or any other Transaction Document agrees to not take any Tax position inconsistent with such Tax characterization and shall not report the transactions arising under this Agreement in any manner other than the issuance of debt obligations on all applicable Tax returns unless otherwise required by applicable Law.

Section 6.17 USA Patriot Act. The Purchasers, each Liquidity Provider and each Program Support Provider that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies the Seller that pursuant to the requirements of the Patriot Act, it is required to obtain, verify, and record information that identifies the Seller, which information includes the name and address of the Seller and other information that will allow such Purchaser, Liquidity Provider or Program Support Provider to identify the Seller in accordance with the Patriot Act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TARGA RECEIVABLES LLC, as Seller

By:
Name:	Scott Rogan
Title:	Senior Vice President – Finance and Treasurer

Address:	811 Louisiana, Suite 2100
Houston, Texas 77002
Attention: Senior Vice President –
Finance and Treasurer
Telephone: (713) 584-1019
Facsimile: (713) 584-1523
Email: srogan@targaresources.com

S-1	Receivables Purchase Agreement (Targa Receivables LLC)

TARGA RESOURCES PARTNERS LP, as Servicer

By: Targa Resources GP LLC, its general partner

By:
Name:	Scott Rogan
Title:	Senior Vice President – Finance and Treasurer

Address:	811 Louisiana, Suite 2100
Houston, Texas 77002
Attention: Senior Vice President -
Finance and Treasurer
Telephone: (713) 584-1019
Facsimile: (713) 584-1523
Email: srogan@targaresources.com

S-2	Receivables Purchase Agreement (Targa Receivables LLC)

THE PURCHASER GROUPS:

PNC BANK, NATIONAL ASSOCIATION, as Purchaser

Agent for the PNC Purchaser Group

By:

Name:

Title:

Address:	PNC Bank, National Association
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2724
Attention: William P. Falcon
Telephone: (412) 762-5442
Facsimile: (412)762-9184
Email: william.falcon@pnc.com

S-3	Receivables Purchase Agreement (Targa Receivables LLC)

PNC BANK, NATIONAL ASSOCIATION, as a Committed Purchaser

By:

Name:

Title:

Address:	PNC Bank, National Association
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2724
Attention: William P. Falcon
Telephone: (412) 762-5442
Facsimile: (412)762-9184
Email: william.falcon@pnc.com

Commitment: $218,750,000

S-4	Receivables Purchase Agreement (Targa Receivables LLC)

PNC BANK, NATIONAL ASSOCIATION, as the LC Bank

By:

Name:

Title:

Address:	PNC Bank, N.A.
225 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention: William P. Falcon
Telephone: (412) 762-5442
Facsimile: (412)762-9184
Email: william.falcon@pnc.com

LC Sublimit Commitment: $54,687,500

S-5	Receivables Purchase Agreement (Targa Receivables LLC)

PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:

Name:

Title:

Address:	PNC Bank, N.A.
225 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention: William P. Falcon
Telephone: (412) 762-5442
Facsimile: (412)762-9184
Email: william.falcon@pnc.com

S-6	Receivables Purchase Agreement (Targa Receivables LLC)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Purchaser Agent for the Wells Fargo Purchaser Group and as a Committed Purchaser

By:
Name:
Title:

Address:

Attention:
Telephone:
Facsimile:
Email:

Commitment: $131,250,000

S-7	Receivables Purchase Agreement (Targa Receivables LLC)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an LC Participant

By:
Name:
Title:

Address:

Attention:
Telephone:
Facsimile:
Email:

LC Sublimit Commitment: $32,812,500

S-8	Receivables Purchase Agreement (Targa Receivables LLC)

REGIONS BANK, as Purchaser Agent for the Regions Bank Purchaser Group and as a Committed Purchaser

By:
Name:
Title:

Address:

Attention:
Telephone:
Facsimile:
Email:

Commitment: $50,000,000

S-9	Receivables Purchase Agreement (Targa Receivables LLC)

REGIONS BANK, as an LC Participant

By:
Name:
Title:

Address:

Attention:
Telephone:
Facsimile:
Email:

LC Sublimit Commitment: $12,500,000

S-10	Receivables Purchase Agreement (Targa Receivables LLC)

EXHIBIT I

DEFINITIONS

1. Definitions. As used in this Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to this Agreement.

“Adjusted LC Participation Amount” means, at any time, the LC Participation Amount minus the amount on deposit in the LC Collateral Account.

“Administration Account” means the account designated as the Administration Account established and maintained by the Seller with JPMorgan Chase Bank, N.A. having account number 5567661 and routing number 071000013, or such other account as may be so designated as such by the Seller with notice to the Administrator.

“Administrative Agent” has the meaning set forth in the Credit Agreement.

“Administrator” has the meaning set forth in the preamble to this Agreement.

“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of the Administrator (for the benefit of the Purchaser Agents and the Purchasers), a Purchaser, Targa Gas Marketing LLC as contemplated in the Targa Midstream Contribution Agreement, or the Seller as contemplated in the Sale Agreement shall not constitute an Adverse Claim.

“Affected Person” means any Purchaser, LC Participant, Program Support Provider or the

LC Issuer.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that no Person will be an Affiliate of Targa solely as a result of being Controlled by Warburg Pincus LLC.

“Aggregate Capital” means, at any time, the sum of each Purchaser’s Capital at such time.

“Aggregate Discount” means at any time, the aggregate amount of accrued and unpaid

Discount at such time.

“Agreement” has the meaning set forth in the preamble hereto.

“Alternate Rate” means, for any Yield Period for any Capital (or portion thereof) funded by any Purchaser: (a) other than through the issuance of Notes, an interest rate per annum equal to the ~~daily average LIBOR Market Index~~ applicable Bank Rate for such Yield Period or (b) if the Base Rate is applicable to such Purchaser pursuant to Section 1.11 or Section 1.15, the daily average Base Rate for such Purchaser for such Yield Period; provided, that the “Alternate Rate” for any day on or after the date set forth in clause (b) of the definition of “Facility Termination Date” shall be the Default Rate.

“Assumption Agreement” means an agreement substantially in the form attached as Annex

C to this Agreement.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then current Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark that is or may be used for determining the length of ~~an~~ a ~~Interest~~ Yield Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Yield Period” pursuant to paragraph (~~d~~ f) of Section ~~1.20~~ 1.11, or (y) if the then current Benchmark is not a term rate nor based on a term rate, any payment period for interest calculated with reference to such Benchmark pursuant to this Agreement as of such date.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. §

101, et seq.), as amended from time to time.

“Bank Rate” for any Portion of Capital funded by any Purchaser other than through the issuance of Notes on any day, means an interest rate per annum equal to (a) the applicable SOFR Rate plus the applicable SOFR Adjustment with respect to such Purchaser for such Yield Period (or portion thereof) (provided that for such purpose, if such SOFR Rate is being determined by reference to Daily Simple SOFR for such Purchaser, the SOFR Rate for such day shall be Daily Simple SOFR in effect on such day); or (b) if the Base Rate is applicable to such Purchaser pursuant to Section 1.11, the Base Rate for such Purchaser on such day.

“Base Rate” means, with respect to any Purchaser, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(a) the rate of interest in effect for such day as publicly announced from time to time by the applicable Purchaser Agent (or applicable Committed Purchaser) as its “prime rate”. Such “prime rate” is set by the applicable Purchaser Agent based upon various factors, including the applicable Purchaser Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and

(b) the Overnight Bank Funding Rate plus 0.50% per annum, provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero.

“Benchmark” means, initially, ~~USD LIBOR~~ the SOFR Rate; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date have occurred with respect to ~~USD LIBOR~~ the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to ~~paragraph (a) of~~ Section ~~1.20~~ 1.11. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor, the ~~first alternative set forth in the order below that can be determined by the Administrator for the applicable Benchmark Replacement Date:~~

~~(1) the~~ sum of~~: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~

~~(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;~~

~~(3) the sum of:~~ (a) the alternate benchmark rate that has been selected by the Administrator and the Seller as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to ~~(i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii)~~ any evolving or then-prevailing market convention ~~for determining a benchmark rate as a replacement for the then-current Benchmark~~ , including any applicable recommendations made by the Relevant Governmental Body,for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, ~~in~~ if the ~~case of clause (1), such Unadjusted~~ Benchmark Replacement ~~is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrator in its reasonable discretion; provided, further, that, with respect to a Term SOFR Transition Event, on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be determined as set forth in clause (1) of this definition. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3)~~ as so determined above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents and provided, further, that any such Benchmark Replacement shall be administratively feasible as determined by the Administrator in its sole discretion.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor for any setting of such Unadjusted Benchmark Replacement:

~~(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrator:~~

~~(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Available Tenor that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

~~(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Available Tenor that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

~~(2) for purposes of clause (3) of the definition of “Benchmark Replacement,”~~ , the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrator and the Seller for the applicable Corresponding Tenor giving due consideration to ~~(i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii)~~ any evolving or then-prevailing market convention ~~for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement~~ , including any applicable recommendations made by the Relevant Governmental Body,for U.S. dollar-denominated syndicated credit facilities at such time; provided that, ~~(x) in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrator in its reasonable discretion and (y)~~ if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement.

~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrator decides may be appropriate to reflect the adoption and implementation of~~

~~such Benchmark Replacement and to permit the administration thereof by the Administrator in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrator decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).~~

“Benchmark Replacement Date” means a date and time determined by the Administrator, which date shall be at the end of a Yield Period or day (as applicable) and no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrator, which date shall promptly follow the date of the public statement or publication of information referenced therein;

~~(3) in the case of a Term SOFR Transition Event, the date that is set forth in the Term SOFR Notice provided to the Lenders and the Seller pursuant to this Section titled “Benchmark Replacement Setting”, which date shall be at least 30 days from the date of the Term SOFR Notice; or~~

~~(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrator has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Purchaser Agents, written notice of objection to such Early Opt-in Election from Purchaser Agents comprising the Majority Purchaser Agents~~ .

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof)

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by a Relevant Governmental Body having jurisdiction over the Administrator, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an ~~Official~~ Relevant Governmental Body having jurisdiction over the Administrator announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with ~~this~~ Section ~~titled “Benchmark Replacement Setting”~~ 1.11 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with ~~this~~ Section ~~titled “Benchmark Replacement Setting~~ 1.11.~~”~~

“Business Day” means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in Houston, Texas, Pittsburgh, Pennsylvania, or New York, New York and (b) if this definition of “Business Day” is utilized in connection with ~~the LIBOR Market Index Rate, dealings are carried out in the London interbank market~~ an amount that accrues Discount at a rate based on SOFR or any direct or indirect calculation or determination of SOFR,the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Calculation Period” means (a) initially the period commencing on (and including) the Closing Date and ending on (but not including) the next occurring Settlement Date and (b) thereafter, each period commencing on (and including) the first day after the last day included in the immediately preceding Calculation Period and ending on (but not including) the next occurring Settlement Date.

“Capital” means with respect to any Purchaser, the sum of (a) the amount paid to the Seller by such Purchaser pursuant to Section 1.1(a) or (b) of this Agreement and (b) such Purchaser’s Commitment Percentage (if any) of its Purchaser Group’s Pro Rata Share of the aggregate amount of all participation advances in respect of unreimbursed draws deemed to be Funded Purchases pursuant to Section 1.15(c) of this Agreement, as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.4(d) of this Agreement; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

“Change in Control” means (a) Targa ceases to own, directly or indirectly, 100% of the membership (or other equity) interests of any Originator or the Seller, (b) the Originators cease to directly own 100% of the membership interests of the Seller in the aggregate or (c) a “Change of Control” as defined in the Credit Agreement shall occur.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Purchaser or LC Bank, such later date on which such Purchaser or LC Bank, as the case may be, becomes a party to this Agreement), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or Unites States or foreign regulatory agencies, in each case, pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means January 10, 2013.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.

“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges and all proceeds of any drawing under any Eligible Supporting Letter of Credit with respect to such Receivable), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon) and (b) all Deemed Collections.

“Commitment” means, with respect to any Committed Purchaser, the maximum aggregate amount which such Purchaser is obligated to fund hereunder at any time on account of all Funded Purchases, as set forth below its signature to this Agreement or in the Assumption Agreement or Transfer Supplement pursuant to which it became a Purchaser, as such amount may be modified in connection with any subsequent assignment pursuant to Section 6.3(c) or pursuant to Section 1.1(c) or Section 1.2(e).

“Commitment Percentage” means, with respect to (i) any Committed Purchaser in a Purchaser Group, the Commitment of such Committed Purchaser divided by the total of all Commitments of the Committed Purchasers in such Purchaser Group, (ii) any LC Participant in a Purchaser Group, the LC Sublimit Commitment of such LC Participant divided by the total of all LC Sublimit Commitments of the LC Participants in such Purchaser Group and (iii) the LC Bank,

100%.

“Committed Purchaser” means each Person listed as such (and its respective Commitment) as set forth on the signature pages of this Agreement or in any Assumption Agreement or Transfer Supplement.

“Company Notes” has the meaning set forth in the Sale Agreement.

“Compliance Certificate” means a certificate substantially in the form of Annex G.

~~“Compliance Event” has the meaning set forth in the Credit Agreement.~~

“Concentration Limit” means, on any day, for each Payment Obligor, the product of (i) the “Limit” for such Obligor specified in the following table determined by reference to the credit rating of such Obligor under the column entitled “Rating of Obligor” and (ii) the aggregate Outstanding Balance of all Eligible Receivables on such day.

CATEGORY   RATING OF OBLIGOR1             LIMIT

[1]

The long-term rating (specified in the parentheses above) will be used to determine the Limit only if a short-term rating is not available. If such entity is split rated, the lower of the two available ratings will be used to determine the applicable Limit. If an Obligor’s payment obligation under a Contract is guaranteed by such Obligor’s parent, “Rating of Obligor” will be determined by reference to the parent’s ratings. If an Obligor is an Eligible “A” Foreign Obligor or an Eligible “BBB” Foreign Obligor, the “Rating of Obligor” will be determined without

A	A-1/P-1 (A+/A1) or above	25.0%

B	Below A-1/P-1 (A+/A1), but not	15.0%
	lower than A-2/P-2
	(BBB+/Baa1)

C	Below A-2/P-2 (BBB+/Baa1),	12.5%
	but not lower than A-3/P-3
	(BBB-/Baa3)

D	Below A-3/P-3	10.0% for the largest such
	(BBB-/Baa3) or short-term and	Obligor, otherwise 5.0%
	long-term both unrated

“Concentration Reserve Percentage” means, at any time, the ratio (expressed as a percentage) of (x) the largest of the following (i) the sum of the four largest Group D Obligor Receivables balances with respect to Eligible Receivables less the Contra Deduction Amount allocable to each such Obligor (up to the Concentration Limit for each such Obligor), (ii) the sum of the two largest Group C Obligor Receivables balances with respect to Eligible Receivables less the Contra Deduction Amount allocable to each such Obligor (up to the Concentration Limit for each such Obligor), and (iii) the largest Group B Obligor determined as follows: (x) in the case of a Group B Obligor which is an Obligor, the aggregate Unsupported Outstanding Balance of Eligible Receivables of such Obligor less the Contra Deduction Amount allocable to such Obligor (up to the Concentration Limit for such Obligor) or (y) in the case of a Group B Obligor which is an Eligible Supporting Letter of Credit Provider with respect to Eligible Supporting Letters of Credit, the aggregate Supported Outstanding Balance of all Eligible Receivables which are supported by Eligible Supporting Letters of Credit issued or confirmed by such Eligible Supporting Letter of Credit Provider (up to the Concentration Limit for such Eligible Supporting Letter of Credit Provider) to (y) the sum of the aggregate Outstanding Balances of all Eligible Receivables in the Receivables Pool at such time.

“Conduit Purchaser” means each commercial paper conduit that is a party to this Agreement, as a purchaser, or that becomes a party to this Agreement, as a purchaser pursuant to an Assumption Agreement, Transfer Supplement or otherwise.

“Conforming Changes” means, with respect to the Term SOFR Rate, Daily Simple SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Yield Period,” timing and frequency of determining rates and making payments of Discount, timing of Purchase Notices or return, prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrator decides may be appropriate to reflect reference to the related long-term sovereign debt rating of the country in which such Obligor is organized or located.

the adoption and implementation of the Term SOFR Rate, Daily Simple SOFR or such Benchmark Replacement and to permit the administration thereof by the Administrator in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for the administration of the Term SOFR Rate, Daily Simple SOFR or the Benchmark Replacement exists, in such other manner of administration as the Administrator decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Consolidated” refers to the consolidation of any Person, in accordance with GAAP, with its properly ~~Consolidated~~ consolidated Subsidiaries. References herein to a Person’s Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the Consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly Consolidated Subsidiaries. ~~For avoidance of doubt, no Unrestricted Subsidiary (as defined in the Credit Agreement) shall be considered a Consolidated Subsidiary of Targa.~~

“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings (including electronic or other forms of writings consistent with standard industry billing practices) pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contra Deduction Amount” means, on any day, an amount equal to (A) $0 or (B) at the discretion of the Majority Purchaser Agents if a Level 2 Ratings Event (regardless, for the avoidance of doubt, of the occurrence and continuance of a DPO Event) has occurred and is continuing, the sum of all amounts determined as follows: for each Obligor, the aggregate amounts payable, if any, by the applicable Originator to such Obligor as of the last day of the most recently ended Fiscal Month other than (i) any such amounts payable subject to a Net-Out Agreement and (ii) any such amounts payable asserted by such Obligor as an offset to the Outstanding Balance of Eligible Receivables of such Obligor; provided, that if, at any time, the aggregate amounts payable by the applicable Originator to such Obligor equal or exceed the Unsupported Outstanding Balance of Eligible Receivables of such Obligor at such time, then the amount determined pursuant to this defined term for such Obligor shall be the greater of (x) $0 and (y) the Unsupported Outstanding Balance of Eligible Receivables of such Obligor at such time.

“Contra Payable” means any amount constituting a payable owing by Targa Liquids Marketing and Trade LLC to an Obligor.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“CP Rate” means, for any Conduit Purchaser and for any Yield Period for any Portion of Capital (a) the per annum rate equivalent to the weighted average cost (as determined by the applicable Purchaser Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Notes of such Person maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser, other borrowings by such Conduit Purchaser (other than under any Program Support Agreement) and any other costs associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the applicable Purchaser Agent to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of such Conduit Purchaser); provided, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Portion of Capital for such Yield Period, the applicable Purchaser Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Seller agrees that any amounts payable to the Purchasers in respect of Discount for any Yield Period with respect to any Portion of Capital funded by such Purchaser at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Capital that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Capital, to the extent that such Purchaser had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by such Purchaser from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity) or (b) any other rate designated as the “CP Rate” for such Conduit Purchaser in an Assumption Agreement or Transfer Supplement pursuant to which such Person becomes a party as a Conduit Purchaser to this Agreement, or any other writing or agreement provided by such Conduit Purchaser to the Seller, the Servicer and the applicable Purchaser Agent from time to time. Notwithstanding the foregoing, the “CP Rate” for any day on or after the date set forth in clause (b) of the definition of “Facility Termination Date” shall be the Default Rate.

“Credit Agreement” means the ~~Second Amended and Restated~~ Credit Agreement dated as of ~~October~~ February ~~3~~ 17, ~~2012~~ 2022, among Targa Resources Corp., the lenders party thereto and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, as amended, restated, supplemented or otherwise modified or waived from time to time.

“Credit and Collection Policy” means, with respect to each of Targa and each Originator, the receivables credit and collection policies in effect on the date of this Agreement attached as Schedule I to this Agreement, each as may be modified in compliance with this Agreement.

“Credit Sales” means, for any period, the aggregate initial principal balance of Pool Receivables originated by the Originators during such period.

“Daily Report” means each report, in substantially the form of Annex A-3 to this Agreement, furnished by or on behalf of the Seller to the Administrator pursuant to this Agreement.

“Daily Simple SOFR” ~~means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrator in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrator decides that any such convention is not administratively feasible for the Administrator, then the Administrator may establish another convention in its reasonable discretion.~~ with respect to any applicable determination date means SOFR as published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Days Payable Outstanding” means, as of the last day of each Fiscal Month, (i) so long as the aggregate amount of all Contra Payables paid during such Fiscal Month was $25,000,000 or greater, the ratio of (a) the aggregate sum with respect to each Contra Payable paid in such Fiscal Month of the product of (x) the number of days between the invoice date of each such Contra Payable and the date that payment under such Contra Payable was made or, if payment has not yet been made, the later of the due date of such payment and the last day of such Fiscal Month, and (y) the amount of such Contra Payable divided by (b) the aggregate amount of all Contra Payables accrued whether paid or unpaid in such Fiscal Month or (ii) if the aggregate amount of all Contra Payables paid during such Fiscal Month was less than $25,000,000, the ratio of (a) the aggregate sum with respect to each Contra Payable paid in the two Fiscal Months then ended of the product of (x) the number of days between the invoice date of each such Contra Payable and the date that payment under such Contra Payable was made, and (y) the amount of such Contra Payable divided by (b) the aggregate amount of all Contra Payables accrued whether paid or unpaid during the two Fiscal Months then ended.

“Days’ Sales Outstanding” means, for any Fiscal Month, an amount calculated as of the last day of such Fiscal Month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent Fiscal Months ended on such day divided by (b)(i) the aggregate Credit Sales during the three Fiscal Months ended on such day divided by (ii) 90.

“Debt” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than current trade liabilities and current intercompany liabilities (but not any refinancings, extensions, renewals or replacements thereof) incurred in the ordinary course of business and maturing within 365 days after the incurrence thereof), (e) all guarantees by such Person of Debt of others, (f) all capital lease obligations of such Person, (g) all payments that such Person would have to make in the event of an early termination, on the date Debt of such Person is being determined, in respect of outstanding swap agreements, (h) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and (i) the principal component of all obligations of such person in respect of bankers’ acceptances. The Debt of any person shall include the Debt of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Debt expressly limits the liability of such person in respect thereof.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Deemed Collections” has the meaning set forth in Section 1.4(e)(ii) of this Agreement.

“Default” means any event or condition that constitutes an Event of Default under (and as defined in) the Credit Agreement or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, at any time, 2.0% per annum above the higher of (i) the Base Rate at such time and (ii) the ~~LIBOR Market Index~~ Term SOFR Rate plus the applicable SOFR Adjustment at such time plus 1% per annum.

“Default Ratio” means, for any Fiscal Month the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month (other than Receivables that became Defaulted Receivables as a result of an Insolvency Proceeding with respect to the Obligor thereof during such month) by (b) the Credit Sales during the month that is three Fiscal Months before such month.

“Defaulted Receivable” means a Receivable:

(a) as to which any payment, or part thereof, remains unpaid for 61 days or more from the original due date for such payment, or

(b) without duplication (i) as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or (ii) as to which any payment, or part thereof, has been written off the Seller’s or the applicable Originator’s books as uncollectible.

“Delinquency Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 31 days or more from the original due date for such payment.

“Dilution” means the portion of any Pool Receivable which is (i) reduced or cancelled as a result of any of the events described in Section 1.4(e)(i)(A) or (ii) subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof).

“Dilution Horizon Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing: (a) the aggregate Credit Sales during the prior Fiscal Month, by (b) the Net Receivables Pool Balance as of the last day of such Fiscal Month.

“Dilution Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing (a) the greater of (i) .50% and (ii) the aggregate amount of Dilutions during such Fiscal Month, excluding charge-offs related to Receivables arising during such Fiscal Month by (b) the aggregate Credit Sales during the Fiscal Month that is one month prior to such Fiscal Month.

“Dilution Reserve Percentage” means on any day, the product (expressed as a percentage) of (a) the Dilution Horizon Ratio multiplied by (b) the sum of (i) (x) the product of 2.25 times (y) the average of the Dilution Ratios for the twelve most recent Fiscal Months and (ii) the Dilution Volatility Component.

“Dilution Volatility Component” means, for any Fiscal Month, the product (expressed as a percentage) of (a) the positive difference, if any, between: (i) the highest Dilution Ratio for any Fiscal Month during the twelve most recent Fiscal Months and (ii) the arithmetic average of the Dilution Ratios for such twelve Fiscal Months times (b) (i) the highest Dilution Ratio for any Fiscal Month during the twelve most recent Fiscal Months divided by (ii) the arithmetic average of the Dilution Ratios for such twelve Fiscal Months.

“Discount” means with respect to any Purchaser:

(a) for any Portion of Capital for any Yield Period with respect to any Purchaser to the extent such Portion of Capital will be funded by such Purchaser during such Yield Period through the issuance of Notes:

CPR x C x ED/360

(b) for any Portion of Capital for any Yield Period with respect to any Purchaser to the extent such Portion of Capital will not be funded by such Purchaser during such Yield Period through the issuance of Notes or if the LC Bank and/or any LC Participant makes or is deemed to have made a participation advance in connection with any drawing under a Letter of Credit which accrues Discount pursuant to Section 1.1(b) or Section 1.15(c) of this Agreement:

AR x C x ED/Year

where:

AR	=	the Alternate Rate for such Portion of Capital for such Yield Period with respect to such Purchaser,

C	=	the daily average Capital with respect to such Portion of Capital during such Yield Period with respect to such Purchaser,

CPR	=	the CP Rate for the Portion of Capital for such Yield Period with respect to such Purchaser,

ED	=	the actual number of days during such Yield Period, and

Year	=	if such Portion of Capital is funded based upon: (i) the ~~LIBOR Market Index~~ SOFR Rate~~, as applicable~~ , 360 days, or (ii) the Base Rate, 365 or 366 days, as applicable;

provided, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided further, that Discount for any Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“DOL” means the Department of Labor, or any Governmental Authority succeeding to any of its principal functions.

“Dollar” or “$” means lawful currency of the United States of America.

“DPO Event” means, as of any day, Days Payable Outstanding is greater than 18 days.

“Drawing Date” has the meaning set forth in Section 1.15(b) of this Agreement.

~~“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:~~

~~(1) a notification by the Administrator to (or the request by the Seller to the Administrator to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2) the joint election by the Administrator and the Seller to trigger a fallback from USD LIBOR and the provision by the Administrator of written notice of such election to the Lenders.~~

“Eligible “A” Foreign Obligor” means a Payment Obligor that is organized in, or whose principal place of business is in (or, in the case of a Payment Obligor that is an Eligible Supporting Letter of Credit Provider with respect to an Eligible Supporting Letter of Credit, the office from which it is obligated to make payment with respect to such Eligible Supporting Letter of Credit is in), a country other than the United States which has a long-term sovereign debt rating of at least “A” by Standard & Poor’s and “A2” by Moody’s.

“Eligible “BBB” Foreign Obligor” means a Payment Obligor that is organized in, or whose principal place of business is in (or, in the case of a Payment Obligor that is an Eligible Supporting Letter of Credit Provider with respect to an Eligible Supporting Letter of Credit, the office from which it is obligated to make payment with respect to such Eligible Supporting Letter of Credit is in), a country other than the United States which has a long-term sovereign debt rating of at least “BBB-” by Standard & Poor’s or “Baa3” by Moody’s and is not an Eligible “A” Foreign Obligor.

“Eligible Receivable” means, at any time, a Pool Receivable:

(a) the Obligor of which is (i) a resident of the United States or is an Eligible “A” Foreign Obligor or an Eligible “BBB” Foreign Obligor, (ii) not subject to any action of the type described in clause (f) of Exhibit V to this Agreement, (iii) not an Affiliate of Targa, any Originator or the Seller and (iv) not a Sanctioned Obligor;

(b) that is denominated and payable in U.S. dollars, and the Obligor with respect to which has been instructed to remit Collections in respect thereof to a Lock-Box Account in the United States or any such other account consented to by the Administrator in writing; provided that prior to April 11, 2016, Obligors with respect to Pool Receivables originated by Targa Midstream Services LLC shall not be required to deliver payments on such Pool Receivables to a Lock-Box Account;

(c) that does not have an original due date which is 35 days or more after the date such Receivable was created;

(d) that arises under a duly authorized Contract for the sale and delivery of goods or performance of services in the ordinary course of an Originator’s business;

(e) that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms;

(f) that conforms in all material respects with all material applicable Laws, rulings and regulations in effect;

(g) that (i) is not the subject of any asserted dispute, offset, hold back, defense,

Adverse Claim or other claim except to the extent any of the foregoing would be included in the Contra Deduction Amount if a Level 2 Ratings Event has occurred and is continuing or (ii) is not, except in the case of a Pool Receivable originated by Targa Gas Marketing LLC or Targa Midstream Services LLC, a Net-Out Receivable;

(h) that satisfies in all material respects all applicable requirements of the Credit and Collection Policy;

(i) that has not been modified, waived or restructured since its creation, except in accordance with the applicable Credit and Collection Policy or as otherwise permitted under this Agreement;

(j) in which the Seller has good and marketable title, free and clear of any Adverse Claims, and that is freely assignable by the Seller (including without any consent of the related Obligor unless such consent has already been obtained);

(k) for which the Administrator (for the benefit of each Purchaser) shall have a valid and enforceable ownership or security interest, to the extent of the Purchased Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;

(l) that constitutes an “account” or “general intangible” (each, as defined in the UCC), and that is not evidenced by an “instrument” or “chattel paper” (each, defined in the UCC);

(m) that is not a Defaulted Receivable or a Delinquent Receivable;

(n) for which Delinquent Receivables of the related Obligor do not exceed 50% of the Outstanding Balance of all of such Obligor’s Receivables;

(o) that represents amounts fully earned and payable by the Obligor and is not subject to the performance of any additional services by the Originator thereof or any other Person; and

(p) that, if such Receivable is an Unbilled Receivable, no more than 31 days (or 60 days, in the case of Enterprise Products Operating LLC) have expired since the date that such Receivable was created.

“Eligible Supporting Letter of Credit” means, with respect to any Pool Receivables of an Obligor, an unconditional (except for any draft or documentation required to be presented as a condition to drawings thereunder), irrevocable standby or commercial letter of credit, at all times in form and substance reasonably acceptable to the Administrator, issued or confirmed by an Eligible Supporting Letter of Credit Provider, which letter of credit (i) supports the payment of such Pool Receivables, (ii) names the Originator of such Pool Receivables as the sole beneficiary thereof, (iii) is payable in U.S. dollars and (iv) unless otherwise agreed in writing by the

Administrator, by its terms requires proceeds of all drawings thereunder to be sent by the issuer thereof (or, if applicable, the confirming bank) directly to a Lock-Box Account designated therein.

“Eligible Supporting Letter of Credit Provider” means either (a) a bank whose short-term debt is rated at least “A-2” by Standard & Poor’s and “P-2” by Moody’s or (b) another bank approved in writing by the Administrator.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, authorizations, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

~~“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.~~

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Targa within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of Targa or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Targa or any ERISA Affiliate from a Multiemployer Plan ~~or notification that a Multiemployer Plan is in reorganization~~ ; (d) the filing of a notice of intent to terminate, or the treatment of a Pension Plan amendment as a termination, under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; ~~(g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Internal Revenue Code or Sections 303, 304 and 305 of ERISA~~ ; or ~~(h)~~ (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Targa or any ERISA Affiliate.

“Erroneous Payment” has the meaning assigned to it in Section 5.10(a).

“Erroneous Payment Notice” has the meaning assigned to it in Section 5.10(a).

“Excess Concentration Amount” means, on any day, without duplication, the sum of:

(i) for each Payment Obligor (other than a Special Obligor), (A) if such Payment Obligor is an Obligor, the amount, if any, by which (x) the aggregate Unsupported Outstanding Balance of all Eligible Receivables of such Obligor less the Contra Deduction Amount allocable to such Obligor exceeds (y) the applicable Concentration Limit for such Payment Obligor or (B) if such Payment Obligor is an Eligible Supporting Letter of Credit Provider, the amount, if any, by which (x) the aggregate Supported Outstanding Balance of all Eligible Receivables which are supported by Eligible Supporting Letters of Credit issued or confirmed by such Eligible Supporting Letter of Credit Provider exceeds (y) the Concentration Limit for such Payment Obligor;

(ii) for all Payment Obligors which are Eligible “A” Foreign Obligors and Eligible “BBB” Foreign Obligors, taken together, the amount, if any, by which (x) the sum of (A) the aggregate Unsupported Outstanding Balance of all Eligible Receivables of all Eligible “A” Foreign Obligors and all Eligible “BBB” Foreign Obligors which are Obligors, taken together, less the Contra Deduction Amount allocable to such Obligors and (B) the aggregate Supported Outstanding Balance of all Eligible Receivables which are supported by Eligible Supporting Letters of Credit issued or confirmed by all Eligible “A” Foreign Obligors and all Eligible “BBB” Foreign Obligors which are Eligible Supporting Letter of Credit Providers, taken together, exceeds (y) the Foreign Payment Obligor Concentration Limit;

(iii) for each Special Obligor, the amount, if any, by which (x) the aggregate Outstanding Balance of all Eligible Receivables of such Special Obligor less the Contra Deduction Amount allocable to such Special Obligor exceeds (y) the applicable Special Obligor Concentration Limit for such Special Obligor; and

(iv) at any time (A) other than during the occurrence and continuance of a Level 2 Ratings Event, the amount, if any, by which (x) the Top 15 Contra Deduction Amount exceeds (y) 25% of the aggregate Outstanding Balance of all Eligible Receivables; provided that if a ~~Level 1 Ratings Event or~~ DPO Event has occurred and is continuing, the percentage set forth in the foregoing clause (y) may be adjusted to such other percentage determined by the Majority Purchaser Agents in their sole discretion that is equal to or greater than 12.5% of the aggregate Outstanding Balance of all Eligible Receivables or (B)during the occurrence and continuance of a Level 2 Ratings Event, the amount, if any, by which (x) the Top 15 Contra Deduction Amount exceeds (y) 25% of the aggregate Outstanding Balance of all Eligible Receivables; provided that the percentage set forth in the foregoing clause (y) may be adjusted to such other percentage determined by the Majority Purchaser Agents in their sole discretion (which, for the avoidance of doubt, may be zero).

“Excluded Taxes” means, with respect to the Administrator, any Purchaser, the LC Bank or any other Affected Person or recipient of any payment to be made by or on account of any obligation of the Seller hereunder, (a) Taxes imposed on or measured by its overall net income or gross receipts (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Purchaser, in which its applicable Lending Office is located, or that are Other Connection Taxes, (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which the Seller is located, (c) any backup withholding Tax that is required by the Code to be withheld from amounts payable to an Affected Person that has failed to comply with clause (A) of Section 1.9(e)(2), (d) in the case of a Foreign Affected Person (other than an assignee pursuant to a request by the Seller under Section 1.10(b)), any United States withholding Tax that ~~(i)~~ is required to be imposed on amounts payable to such Foreign Affected Person pursuant to the Laws in force at the time such Foreign Affected Person becomes a party hereto (or designates a new Lending Office~~) or (ii) is attributable to such Foreign Affected Person’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 1.9(e)(2~~ ), except to the extent that such Foreign Affected Person (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Seller with respect to such withholding Tax pursuant to Section 1.9(a), (e) Taxes attributable to a failure or inability(other than as a result of a Change in Law) to comply with clause (B) of Section 1.9(e)(2) and (e) any United States federal withholding Taxes imposed under FATCA.

“Exiting Notice” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.

“Exiting Purchaser” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.

“Facility Termination Date” means the earliest to occur of: means the earliest to occur of: (a) April ~~21~~ 19, ~~2022~~ 2023, (b) the Facility Termination Date declared by the Administrator, or deemed to occur, in accordance with Section 2.2 of this Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(c) of this Agreement, (d) with respect to each Purchaser Group, the date that the Commitment of all of the Committed Purchasers in such Purchaser Group terminate pursuant to Section 1.22, and (e) the date specified by the Seller upon not less than ten days prior written notice to the Administrator.

“FATCA” means Sections 1471 through 1474 of the Code, as of Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such section of the Code, regulation, official interpretation, or agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” means any one or more fee letter agreements among the Seller, the Administrator and the Purchaser Agents as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Fees” means the fees payable by the Seller to each member of each Purchaser Group pursuant to the Fee Letter.

“Final Termination Date” means the latest of (i) the Facility Termination Date, (ii) the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding and an amount equal to 100% of the LC Participation Amount has been deposited in the LC Collateral Account or all Letters of Credit have expired, and (iii) the date all amounts owed by the Seller under or in connection with this Agreement to any Purchaser, any Purchaser Agent, the Administrator and any other Indemnified Party or Affected Person shall have been paid in full.

“Fiscal Month” means each calendar month.

“Fiscal Quarter” means the three calendar month period ending on the last day of March, June, September or December.

“Fiscal Year” means any period of twelve consecutive Fiscal Months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2012

Fiscal Year”) refer to the Fiscal Year ending on December 31 of such calendar year.

“Fitch” means Fitch, Inc.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to ~~USD LIBOR~~ the SOFR Rate or, if no floor is specified, zero.

“Foreign Affected Person” has the meaning set forth in Section 1.9(e)(2)(B) of this Agreement.

“Foreign Payment Obligor Concentration Limit” means, on any day, for all Eligible “A” Foreign Obligors and all Eligible “BBB” Foreign Obligors, taken together, the product of (i) 20.0% and (ii) the aggregate Outstanding Balance of all Eligible Receivables on such day; provided, that the portion of the Foreign Payment Obligor Concentration Limit comprised of Eligible “BBB” Foreign Obligors on any day shall not exceed the product (a) 5.0% and (b) the aggregate Outstanding Balance of all Eligible Receivables on such day.

“Funded Purchase” means a Purchase or deemed Purchase of undivided percentage ownership interests in the Purchased Interest under this Agreement which (a) is paid for in cash, including pursuant to Section 1.1(b) (other than through reinvestment of Collections pursuant to Section 1.4(b)) or (b) is treated as a Funded Purchase pursuant to Section 1.15(c).

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions, pronouncements, statements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, or any successor thereof or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“General Partner” means Targa Resources GP LLC, a Delaware limited liability company, which, as of the Closing Date, is a wholly owned subsidiary of Targa, and which, as of the Closing Date, owns a two percent (2%) general partner interest in, and is the sole general partner of, ~~the~~ Targa.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Group A Obligor” means any Payment Obligor whose Concentration Limit is determined by reference to category “A” in the definition of “Concentration Limit”.

“Group B Obligor” means any Payment Obligor whose Concentration Limit is determined by reference to category “B” in the definition of “Concentration Limit”.

“Group C Obligor” means any Payment Obligor whose Concentration Limit is determined by reference to category “C” in the definition of “Concentration Limit”.

“Group Commitment” means, with respect to any Purchaser Group, the aggregate of the Commitments of all Committed Purchasers within such Purchaser Group.

“Group D Obligor” means any Payment Obligor whose Concentration Limit is determined by reference to category “D” in the definition of “Concentration Limit”.

“Guarantee” has the meaning provided in the Credit Agreement.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” has the meaning set forth in the Credit Agreement.

“Indemnified Party” has the meaning set forth in Section 3.1 of this Agreement.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Independent Director” has the meaning set forth in clause 3(c) of Exhibit IV to this Agreement.

“Information Package” means each report, in substantially the form of Annex A-1 to this Agreement, furnished by or on behalf of the Seller to the Administrator pursuant to this Agreement.

“Insolvency Proceeding” means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors of a Person or any composition, marshalling of assets for creditors of a Person, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of Law.

“LC Bank” has the meaning set forth in the preamble to this Agreement.

“LC Collateral Account” means the account designated as the LC Collateral Account established and maintained by the Administrator (for the benefit of the LC Bank and the LC Participants) or such other account as may be so designated as such by the Administrator with notice to the Seller and the Servicer.

“LC Participant” means each financial institution that is a party to this Agreement as an LC Participant or that becomes a party to this Agreement as an LC Participant pursuant to an Assumption Agreement or otherwise.

“LC Participation Amount” means, at any time, the sum of the then undrawn amounts of all outstanding Letters of Credits. For the avoidance of doubt, if any Letter of Credit expires or is surrendered without being drawn (in whole or in part) then the LC Participation Amount shall automatically reduce by the face amount of the Letter of Credit which is no longer outstanding.

“LC Sublimit Commitment” means, with respect to the LC Bank or any LC Participant, the maximum aggregate amount which such LC Participant or LC Bank, as applicable, is obligated to pay hereunder on account of drawings under all Letters of Credit, in each case as set forth below its signature to this Agreement or in the Assumption Agreement or Transfer Supplement pursuant to which it became a Purchaser, as such amount may be modified in connection with any subsequent assignment pursuant to Section 6.3(c) or in connection with a change in the Purchase Limit pursuant to Section 1.1(c) or Section 1.2(e).

“Lending Office” means, as to any Purchaser, the office or offices as the Purchaser may from time to time notify the Seller and the Administrator.

“Letter of Credit” means any stand-by or documentary letter of credit issued by the LC Bank for the account of the Seller pursuant to this Agreement.

“Letter of Credit Application” means a letter of credit application substantially in the form of Annex F hereto

“Letter of Credit Reimbursement Agreement” means each reimbursement agreement among the Seller and one or more Originators, each of which must be in form and substance reasonably acceptable to the Administrator and acknowledged in writing by the Administrator to be a “Letter of Credit Reimbursement Agreement” for purposes of this Agreement.

“Level 1 Ratings Event” means, with respect to the Servicer, (a) if the Servicer has an issuer credit rating from Standard & Poor’s or a corporate family rating from Moody’s, either (x) the Standard & Poor’s long-term “Issuer Rating” for the Servicer is below BB- or (y) the “Moody’s Corp. Family Rating” for the Servicer is below Ba3 or (b) if the Servicer does not have an issuer credit rating from Standard & Poor’s or a corporate family rating from Moody’s, the long-term unsecured credit rating from Standard & Poor’s for the Servicer (if available) is below BB-, the long-term unsecured credit rating from Moody’s for the Servicer (if available) is below Ba3 or the rating from such other ratings source approved by the Administrator in writing is below such level agreed to in writing by the Administrator.

“Level 2 Ratings Event” means, with respect to the Servicer, (a) if the Servicer has an issuer credit rating from Standard & Poor’s or a corporate family rating from Moody’s, either (x) the Standard & Poor’s long-term “Issuer Rating” for the Servicer is reduced below B- or (y) the “Moody’s Corp. Family Rating” for the Servicer is reduced below B3 or (b) if the Servicer does not have an issuer credit rating from Standard & Poor’s or a corporate family rating from Moody’s, the long-term unsecured credit rating from Standard & Poor’s for the Servicer (if available) is below B-, the long-term unsecured credit rating from Moody’s for the Servicer (if available) is below B3 or the rating from such other ratings source approved by the Administrator in writing is below such level agreed to in writing by the Administrator.

~~“LIBOR Market Index Rate” means, for any day, the one-month rate per annum for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the applicable Purchaser Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes. Notwithstanding the foregoing, if the LIBOR Market Index Rate as determined herein would be less than zero such rate shall be deemed to be zero for purposes of this Agreement.~~

“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Purchaser in order to provide liquidity for such Conduit Purchaser’s Purchases.

“Liquidity Provider” means each bank or other financial institution that provides liquidity support to any Conduit Purchaser pursuant to the terms of a Liquidity Agreement.

“Loan Party” has the meaning specified in the Credit Agreement.

“Lock-Box Account” means each account listed on Schedule II (as may be supplemented from time to time by any “Joinder Agreement” entered into in accordance with the terms of the Sale Agreement) to this Agreement and maintained, in each case in the name of the Seller and maintained by the Seller at a bank or other financial institution acting as a Lock-Box Bank pursuant to a Lock-Box Agreement for the purpose of receiving Collections.

“Lock-Box Agreement” means an agreement, among the Seller, the Servicer, a Lock-Box

Bank and the Administrator, governing the terms of the related Lock-Box Accounts.

“Lock-Box Bank” means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

“Look Through Effective Date” means August 20, 2013.

“Loss Horizon” means, on any day, the ratio (expressed as a decimal) of (i) the aggregate Credit Sales during the four most recent Fiscal Months by (ii) the Net Receivables Pool Balance as of such day.

“Loss Reserve Percentage” means, on any day, an amount (expressed as a percentage) equal to the product of (a) 2.25, (b) the highest three month rolling average of the Default Ratios during the twelve most recent Fiscal Months and (c) the Loss Horizon.

“Majority Purchaser Agents” means, at any time, Purchaser Agents whose aggregate Ratable Shares exceed 50%; provided, that so long as there is more than one Purchaser Group, “Majority Purchaser Agents” shall mean a minimum of two Purchaser Agents.

“Material Adverse Effect” means ~~(a)~~ a material adverse effect on the ~~business,~~ operations, assets~~, liabilities (actual or contingent)~~ or financial condition of Targa ~~and its Restricted Subsidiaries~~ Corp., taken as a whole~~, (b) a material adverse effect on the ability of Targa to perform its obligations under any Transaction Document to which Targa is a party or (c) a material adverse effect on the rights and remedies of the Administrator, the Purchaser Agents or the Purchasers, as applicable, under any Transaction Document~~ .

“Minimum Dilution Reserve Percentage” means, at any time, the product (expressed as a percentage) of (a) the 12-month rolling average of the Dilution Ratio at such time (b) the Dilution Horizon Ratio at such time.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Targa or any ERISA Affiliate makes or is ~~obligated to make contributions, or during the preceding five plan years, has made or been~~ obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including Targa or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net-Out Agreement” means a “net-out agreement”, an “exchange agreement” or similar agreement with respect to purchases and sales between an Originator and an Obligor (which is also a supplier to such Originator), pursuant to which amounts payable by such Originator and such Obligor are settled on a net basis.

“Net-Out Receivable” means any Receivable subject to a Net-Out Agreement.

“Net Receivables Pool Balance” means, at any time, (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus (b) the sum of (i) the Excess Concentration Amount at such time and (ii) the Contra Deduction Amount at such time.

“Notes” means short-term promissory notes issued, or to be issued, by any Conduit Purchaser to fund its investments in accounts receivable or other financial assets.

“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.

“Order” has the meaning set forth in Section 1.21 of this Agreement.

“Originator” means each Person from time to time party to the Sale Agreement as an Originator and, so long as the Targa Midstream Contribution Agreement is in effect, Targa Midstream Services LLC.

“Other Connection Taxes” means, with respect to the Administrator, any Purchaser, the LC Bank or any other recipient of any payment to be made by or on behalf of any obligation of the Seller hereunder,Taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest with respect to the Receivables, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in its Commitment).

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document.

“Outstanding Balance” means, for any Receivable at any time, the then outstanding principal balance thereof. For the avoidance of doubt, the “Outstanding Balance” of any Receivable originated by Targa Gas Marketing LLC is the then net outstanding principal balance thereof as determined by the Servicer in accordance with its customary practices.

“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Bank for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by PNC at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Seller.

~~“Parent” means Targa Resources Corp., a Delaware corporation.~~

“Participant” has the meaning set forth in Section 6.3(b) of this Agreement.

“Patriot Act” has the meaning given such term in Section 6.17.

“Paydown Notice” means a written notice substantially in the form of Annex E.

“Payment Obligor” means an Obligor or, if the payment obligations of such Obligor with respect to any Pool Receivables of such Obligor are supported by an Eligible Supporting Letter of Credit, the Eligible Supporting Letter of Credit Provider with respect to such Eligible Supporting Letter of Credit; provided, that if any Pool Receivable is partially supported by an Eligible Supporting Letter of Credit, then “Payment Obligor” means (i) with respect to the Unsupported Outstanding Balance of such Pool Receivable, the Obligor of such Pool Receivable and (ii) with respect to the Supported Outstanding Balance of such Pool Receivable, the related Eligible Supporting Letter of Credit Provider.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan ~~or~~ but excluding a Multiemployer Plan) that is maintained or is contributed to by Targa and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA(other than a Multiemployer Plan), maintained ~~for employees of~~ or contributed to by Targa or ~~any ERISA Affiliate or~~ , with respect to any such ~~Plan to which Targa~~ plan that is subject to Section 412 of the Internal Revenue Code or Title IV of ERISA, any ERISA Affiliate ~~is required to contribute on behalf of any of its employees~~ .

“Pool Assets” has the meaning set forth in Section 1.2(d) of this Agreement.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Portion of Capital” means, with respect to any Purchaser and its related Capital, the portion of such Capital being funded or maintained by such Purchaser by reference to a particular interest rate basis.

“Pro Rata Share” means, for each Purchaser Group, such Purchaser Group’s aggregate LC Sublimit Commitment or, in the case of the Purchaser Group which includes the LC Bank, the LC Sublimit Commitment of the LC Bank, in each case divided by the aggregate of the LC Sublimit Commitments of all Purchaser Groups.

“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Purchaser, (b) the issuance of one or more surety bonds for which the such Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by such Conduit Purchaser to any Program Support Provider of the Purchased Interest (or portions thereof) maintained by such Conduit Purchaser and/or (d) the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser’s securitization program contemplated in this Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.

“Program Support Provider” means and includes with respect to each Conduit Purchaser, any Liquidity Provider and any other Person (other than any customer of such Conduit Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Purchaser pursuant to any Program Support Agreement.

“Purchase” has the meaning set forth in Section 1.1(a) of this Agreement.

“Purchase and Sale Termination Event” has the meaning set forth in the Sale Agreement.

“Purchase Date” means the date on which a Purchase is made pursuant to this Agreement.

“Purchase Limit” means $400,000,000, as such amount may be reduced pursuant to

Section 1.1(c) or in connection with any Exiting Purchaser pursuant to Section 1.22, or increased pursuant to Section 1.2(e) or (f). References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the sum of the then outstanding Aggregate Capital plus the LC Participation Amount.

“Purchase Notice” means an irrevocable written notice in substantially the form of Annex B hereto.

“Purchased Interest” means, at any time, the undivided percentage ownership interest of the Purchasers in: (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage ownership interest shall be computed as:

Aggregate Capital + Adjusted LC Participation Amount + Total Reserves

Net Receivables Pool Balance

The Purchased Interest shall be determined from time to time pursuant to Section 1.3 of this Agreement.

“Purchaser” means each Conduit Purchaser, each Committed Purchaser, each LC Participant and/or the LC Bank, as applicable.

“Purchaser Agent” means each Person acting as agent on behalf of a Purchaser Group and designated as a Purchaser Agent for such Purchaser Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Purchaser Agent pursuant to an Assumption Agreement or a Transfer Supplement.

“Purchaser Group” means each separate group consisting of Conduit Purchasers (if any), one or more Committed Purchasers, a Purchaser Agent, one or more LC Participants and the LC Bank (if applicable).

“Ratable Share” means, for each Purchaser Group, such Purchaser Group’s aggregate Commitments divided by the aggregate Commitments of all Purchaser Groups.

“Rating Agency” means, with respect to any Conduit Purchaser, each rating agency chosen by such Conduit Purchaser (or its administrator) to rate its Notes.

“Rating Agency Condition” means, when applicable, with respect to any material event or occurrence, receipt by the Administrator (or the applicable Purchaser Agent) of written confirmation from each of Fitch, Standard & Poor’s and Moody’s (and/or each other Rating Agency then rating the Notes of the applicable Conduit Purchaser) that such event or occurrence shall not cause the rating on the then outstanding Notes of any applicable Conduit Purchaser to be downgraded or withdrawn.

“Receivable” means any right to payment from a Person pursuant to a Contract, whether constituting an “account,” “chattel paper,” “payment intangible,” “instrument” or “general intangible” (each, as defined in the UCC), arising from the sale of goods and/or provision of services by the applicable Originator, and includes, without limitation, the obligation of the Obligor thereon to pay any finance charges, fees and other charges with respect thereto, including, without limitation, with respect to any Unbilled Receivables, 100% of the amount to be or thereafter invoiced to any related Obligor.

“Receivables Pool” means, at any time, all of the then outstanding Receivables purchased by the Seller pursuant to the Sale Agreement.

“Reference Time” with respect to any setting of the then-current Benchmark ~~means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR~~ , the time determined by the Administrator in its reasonable discretion.

“Register” has the meaning set forth in Section 6.3(c) of this Agreement.

“Reimbursement Obligation” has the meaning set forth in Section 1.15(c) of this

Agreement.

“Related Rights” means the property and rights described in clauses (ii) through (viii) of

Section 1.2(d).

“Related Security” means, with respect to any Pool Receivable:

(a) all of the Seller’s and the applicable Originator’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable,

(b) all instruments and chattel paper that may evidence such Receivable,

(c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto,

(d) to the extent applicable to such Receivable, all of the Seller’s and the applicable Originator’s rights, interests and claims under the Contracts relating to such Receivable, and all guaranties, indemnities, insurance and other agreements (including the related Contract), supporting obligations (as defined in the UCC) or arrangements of whatever character from time to time supporting or securing payment of such Receivable (including all Eligible Supporting Letters of Credit, if any) or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, and

(e) all of the Seller’s rights, interests and claims under the Sale Agreement and the other Transaction Documents.

“Relevant Amounts” has the meaning set forth in Section 3.1 of this Agreement.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Required LC Participants” means, at any time, LC Participants whose aggregate LC Sublimit Commitments are 66 2/3% or more of the aggregate of the LC Sublimit Commitments of all LC Participants.

“Responsible Officer” means, as to any Person, the chief executive officer, chief accounting officer, president, chief financial officer, treasurer, assistant treasurer or controller of such Person. Any document delivered hereunder that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Restricted Payments” has the meaning set forth in Section 1(n) of Exhibit IV to this Agreement.

“Sale Agreement” means the Purchase and Sale Agreement, dated as of the Closing Date, between the Seller and the Originators, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC.

“Sanctioned Obligor” means an Obligor which (i) if a natural Person, is either (A) a resident of a Sanctioned Country or (B) a Sanctioned Person or (ii) if not a natural Person, is organized under the Laws of a Sanctioned Country or any political subdivision thereof.

“Sanctioned Person” means (i) a Person named on the list of “Specially Designated Nationals” or “Blocked Persons” maintained by OFAC or (ii)(A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means each Purchaser, each Purchaser Agent, each Indemnified Party and each Affected Person.

“Securities Laws” means the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, as applicable, and all rules and regulations promulgated thereunder.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Servicer” has the meaning set forth in the preamble to this Agreement.

“Servicing Fee” has the meaning set forth in Section 4.6 of this Agreement.

“Servicing Fee Rate” means 1.00% per annum.

“Settlement Date” means the 25th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day) and such other dates as agreed by the Seller, the Servicer, the Administrator and the Purchaser Agents; provided, that while a Termination Event exists, the Settlement Date shall be the date selected as such by the Administrator (with the consent or at the direction of the Majority Purchaser Agents) from time to time (it being understood that the Administrator (with the consent or at the direction of the Majority Purchaser Agents) may select such Settlement Date to occur as frequently as each Business Day) or, in the absence of any such selection, the date which would be the Settlement Date pursuant to this definition.

“SOFR” means~~, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.~~

~~“SOFR Administrator” means~~ the Secured Overnight Financing Rate, as administered by the Federal Reserve Bank of New York (or a successor administrator ~~of the secured overnight financing rate~~ ).

~~“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~

“SOFR Adjustment” means an interest rate per annum equal to ten basis points (0.10%).

“SOFR Rate” means, at any time of determination, with respect to any Purchaser, Daily S imple SOFR or the Term SOFR Rate, as determined pursuant to Section 1.11, provided, however, that the SOFR Rate applicable to any Term SOFR Purchase funded pursuant to a Purchase that occurs other than on a Settlement Date shall be Daily Simple SOFR for each day during the initial Yield Period applicable to such Term SOFR Purchase from the date such Purchase is made pursuant to Section 1.1(a) until the next occurring Settlement Date.

“Solvent” means with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person ~~does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability~~ is able to pay ~~such~~ its debts and liabilities as they become absolute and mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business ~~or a transaction,~~ for which ~~such Person’s property would constitute an~~ it has unreasonably small capital~~, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business~~ . The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Obligor” means any Obligor set forth from time to time on Schedule III or which the Administrator, with the consent, or at the direction, of the Majority Purchaser Agents from time to time designates in writing to the Seller and the Servicer as a Special Obligor. Any such designation shall be deemed to amend Schedule III. The Administrator may in its sole discretion, or shall at the direction of the Majority Purchaser Agents, upon the occurrence of a Level 1 Ratings Event and the giving of a 30 days’ prior written notice to the Seller and the Servicer, ~~from time to time~~ designate any Special Obligor as ineligible for a “Special Obligor Limit” as set forth in Schedule III (after which such Obligor shall not constitute a Special Obligor unless thereafter designated as such) or reduce the “Special Obligor Limit” set forth in Schedule III for any Special Obligor.

“Special Obligor Concentration Limit” means on any day, for each Special Obligor, the product of (i) the “Special Obligor Limit” set forth in Schedule III for such Obligor and (ii) the aggregate Outstanding Balance of all Eligible Receivables on such day.

“SPV Material Adverse Effect” means a material adverse effect on:

(a) the assets, operations, business or financial condition of the Seller,

(b) the ability of any of any Originator, the Seller or Targa to perform its obligations under this Agreement or any other Transaction Document to which it is a party,

(c) the validity or enforceability of any of the Transaction Documents, or the validity, enforceability or collectability of the Pool Receivables, or

(d) the status, perfection, enforceability or priority of the Administrator’s, any

Purchaser’s or the Seller’s interest in the Pool Assets.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sub-Servicer” has the meaning set forth in Section 4.1(d) of this Agreement.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Targa.

“Supported Outstanding Balance” means, for any Receivable at any time that is supported in whole or in part by an Eligible Supporting Letter of Credit, the lesser of (a) the then outstanding principal balance of such Receivable and (b) the face amount of such Eligible Supporting Letter of Credit.

“Swap Contract” has the meaning set forth in the Credit Agreement.

“Swap Termination Value” has the meaning set forth in the Credit Agreement.

“Tangible Net Worth” means, with respect to any Person, the tangible net worth of such Person as determined in accordance with GAAP.

“Targa” has the meaning set forth in the preamble to this Agreement.

“Targa Corp.” means Targa Resources Corp., a Delaware corporation.

“Targa Midstream Contribution Agreement” means the Receivables Contribution Agreement, dated as of December 11, 2015, between Targa Midstream Services LLC and Targa Gas Marketing LLC, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Taxes” means~~, with respect to any Person, any and~~ all present or future taxes, ~~charges, fees,~~ levies, imposts, duties, deductions, withholdings ~~or other~~ (including backup withholding), assessments or other charges in the nature of a tax imposed by a Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

~~“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

“Term SOFR Purchase” means any Capital (or portion thereof) accruing Discount at the Alternate Rate determined by reference to the Term SOFR Rate.

“Term SOFR ~~Notice~~ Rate” means ~~a notification by the Administrator to the Lenders and~~ : (a) for any Yield Period with respect to SOFR, the rate per annum equal to the Term

SOFR Reference Rate two U.S. Government Securities Business Days prior to the ~~Seller~~ commencement of ~~the occurrence of a Term SOFR Transition Event.~~

~~“Term SOFR Transition Event” means the determination by the Administrator that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, and is determinable for each Available Tenor, (b) the administration of Term SOFR is administratively feasible for the Administrator and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section titled “Benchmark Replacement Setting” that is not Term SOFR.~~ such Yield Period with a term equivalent to such Yield Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date, then Term SOFR Rate means the Term SOFR Reference Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment; and

(b) for any Base Rate interest calculation on any date, the rate per annum equal to the

Term SOFR Reference Rate with a term of one month commencing that day;

provided that if the Term SOFR Rate determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR Rate shall be deemed zero for purposes of this Agreement.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR administered by CME Group Benchmark Administration Limited (CBA) (or any successor administrator satisfactory to the Administrator) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrator from time to time).

“Termination Day” means each day that occurs on or after the Facility Termination Date.

“Termination Event” has the meaning specified in Exhibit V to this Agreement.

“Threshold Amount” has the meaning set forth in the Credit Agreement.

“Top 15 Contra Deduction Amount” means, on any day, an amount equal to the sum of all amounts determined as follows: for each Top 15 Obligor (as hereinafter defined), the aggregate amounts payable, if any, by the applicable Originator to such Obligor as of the last day of the most recently ended Fiscal Month other than (i) any such amounts payable subject to a Net-Out Agreement and (ii) any such amounts payable asserted by such Obligor as an offset to the Outstanding Balance of Eligible Receivables of such Obligor; provided, that if, at any time, the aggregate amounts payable by the applicable Originator to such Obligor equal or exceed the Unsupported Outstanding Balance of Eligible Receivables of such Obligor at such time, then the amount determined pursuant to this defined term for such Obligor shall be the greater of (i) $0 and (ii) the Unsupported Outstanding Balance of Eligible Receivables of such Obligor at such time. For purposes of this definition, “Top 15 Obligor” shall mean, an Obligor that is an Obligor that owes in the aggregate one of the 15 largest aggregate Outstanding Balance of all Eligible Receivables.

“Total Reserves” means, on any day, an amount equal to (a) the sum of (i) the Yield Reserve Percentage and (ii) the greater of (A) the Concentration Reserve Percentage plus the Minimum Dilution Reserve Percentage and (B) the Dilution Reserve Percentage plus the Loss Reserve Percentage times (b) the Net Receivables Pool Balance on such day.

“Transaction Documents” means this Agreement, the Lock-Box Agreements, the Fee Letter, the Sale Agreement, the Targa Midstream Contribution Agreement, the Company Notes, the Letters of Credit, each Letter of Credit Reimbursement Agreement and all other material certificates, instruments, reports, notices, agreements and documents executed, delivered or filed under or in connection with this Agreement, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Transfer Supplement” has the meaning set forth in Section 6.3(c) of this Agreement.

“Unbilled Receivable” means a Receivable for which, at the time of determination, an invoice or any other evidence of the obligation of the related Obligor thereunder has not been duly submitted to such Obligor for payment of the amount thereof.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unmatured Termination Event” means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event.

“Unrestricted Subsidiary” has the meaning set forth in the Credit Agreement.

“Unsupported Outstanding Balance” means, for any Receivable at any time, (a) the then outstanding principal balance of such Receivable less (b) the Supported Outstanding Balance for such Receivable.

“U.S.” means the United States of America.

“~~USD LIBOR” means the London interbank offered rate for U.S. dollars.~~ U.S.Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“Yield Period” means, with respect to any Purchaser’s Portion of Capital (a) before the Facility Termination Date, (i) initially the period commencing on (and including) the date of the initial Purchase or funding of such Portion of Capital and ending on (and including) the last day of the calendar month in which such Purchase or funding of such Portion of Capital was made, and (ii) thereafter, each period commencing on (and including) the first day of each calendar month and ending on (and including) the last day of such calendar month; provided, that, in the case of any Yield Period for any Portion of Capital which commences before the Facility Termination Date and would otherwise end on a date occurring after the Facility Termination Date, such Yield Period shall end on such Facility Termination Date, and (b) on or after the Facility Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrator (with the consent or at the direction of the Majority Purchaser Agents) or, in the absence of any such selection, each period of 30 days from the last day of the preceding Yield Period.

“Yield Reserve Percentage” means, at any time, the following product (expressed as a percentage):

{(BR + SFR) x 1.5(DSO)}

360

where

BR	=	the Base Rate in effect at such time,
DSO	=	the Days’ Sales Outstanding, and
SFR	=	the Servicing Fee Rate.

2. Other Terms; Usage. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 8 or 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 8 or 9, as applicable. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.

EXHIBIT II

CONDITIONS TO PURCHASES

1. Conditions Precedent to Initial Purchase. The initial Purchase under this Agreement is subject to the conditions precedent that the Administrator and each Purchaser Agent shall have received on or before the date of such Purchase, each in form and substance (including the date thereof) reasonable satisfactory to the Administrator and each Purchaser Agent the following:

(a) A counterpart of this Agreement and the other Transaction Documents to be dated as of the Closing Date, each duly executed by the parties thereto.

(b) Copies of: (i) resolutions authorizing the execution, delivery and performance by Targa, the Seller, each Originator and the Servicer of this Agreement and the other Transaction Documents to which it is a party; (ii) evidence of other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Transaction Documents; and (iii) the organizational documents of Targa, the Seller, each Originator and the Servicer, in each case, certified by the Secretary or Assistant Secretary of the applicable party and, in the case of good standing certificates, certificates of qualification, certificates of formation or similar documents, the applicable secretary of state.

(c) A certificate of the Secretary or Assistant Secretary of Targa, the Seller, the Originators and the Servicer certifying the names and true signatures of its officers who are authorized to sign this Agreement and the other Transaction Documents to which it is a party. Until the Administrator and each Purchaser Agent receives a subsequent incumbency certificate from Targa, the Seller, an Originator or the Servicer, as the case may be, the Administrator and each Purchaser Agent shall be entitled to rely on the last such certificate delivered to it by the Seller, such Originator or the Servicer, as the case may be.

(d) Financing statements, in form and substance suitable for filing, each to be sent for filing by the Administrator on or before the Closing Date under the UCC of the jurisdiction of organization of the debtor named therein in order to perfect the interests of the Seller and the Administrator (for the benefit of the Purchaser Agents and the Purchasers) contemplated by this Agreement and the Sale Agreement.

(e) Evidence satisfactory to the Administrator of the termination or release of Adverse Claims of any Person in any Pool Assets, together with UCC termination statements or partial releases, in form and substance suitable for filing, to terminate or release such Adverse Claims as a matter of record, each to be sent for filing on or before the Closing Date in the jurisdiction in which the related initial financing statements were filed.

(f) Completed UCC search reports from the State of Delaware, dated within 10 Business Days prior to the Closing Date, listing all financing statements filed with the secretary of state in such jurisdiction, that name Targa, any Originator or the Seller as debtor showing no Adverse Claims on any Pool Assets (other than those which have been released as described in the preceding clause (e)).

(g) Favorable opinions, addressed to the Administrator, each Purchaser, each Purchaser Agent and each Liquidity Provider, in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent, of Bracewell ~~& Giuliani~~ LLP, counsel for Targa, the Seller, the Originators and the Servicer covering such matters as the Administrator or any Purchaser Agent may reasonably request, including, without limitation, organizational and enforceability matters, certain bankruptcy matters, and certain UCC perfection and priority matters (based on the search results referred to in clause (f) above and the officer’s certificate referred to in clause (c) above).

(h) Satisfactory results of a review, field examination and audit (performed by representatives of the Administrator) of the Servicer’s collection, operating and reporting systems, the Credit and Collection Policy of each Originator, historical receivables data and accounts, including satisfactory results of a review of the Servicer’s operating location(s) and satisfactory review and approval of the Eligible Receivables in existence on the date of the initial Purchase under this Agreement.

(i) A pro forma Information Package representing the performance of the Receivables Pool for the most recent Fiscal Month before closing.

(j) Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the Fee Letter), costs and expenses to the extent invoiced and due and payable on the Closing Date, including any such costs, fees and expenses arising under or referenced in Section 6.4 of this Agreement and the Fee Letter.

(k) Good standing certificates with respect to each of the Seller, each Originator and the Servicer issued by the Secretary of State (or similar official) of the state of each such Person’s organization or formation.

(l) Such other information with respect to the Receivables as the Administrator or any

Purchaser Agent may reasonably request.

(m) Such other approvals, opinions or documents as the Administrator or any Purchaser

Agent may reasonably request.

2. Conditions Precedent to All Funded Purchases, Reinvestments and Issuance of Letters of Credit. Each Funded Purchase pursuant to Section 1.1(a) and each deemed Funded Purchase pursuant to Section 1.1(b) and each issuance of any Letter of Credit shall be subject to the further conditions precedent that:

(a) the Servicer shall have delivered to the Administrator and each Purchaser Agent on or before such Purchase or issuance, as the case may be, in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent, the most recent Information Package

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required to be delivered by such date to reflect the level of the Aggregate Capital, the LC Participation Amount and Total Reserves and the calculation of the Purchased Interest after such Funded Purchase or issuance, as the case may be, and a completed Purchase Notice;

(b) on the date of such Funded Purchase (or deemed Funded Purchase) and the date of each such issuance, as the case may be, the following statements shall be true (and acceptance of the proceeds of such Funded Purchase (or deemed Funded Purchase) or the benefits of such issuance shall be deemed a representation and warranty by the Seller that such statements are then true):

(i) the representations and warranties contained in Exhibit III to this Agreement are true and correct in all material respects or, if any such representation or warranty is by its terms subject to a materiality qualification, an SPV Material Adverse Effect qualification or a Material Adverse Effect qualification, such representation or warranty is true and correct in all respects, on and as of the date of such Funded Purchase (or deemed Funded Purchase) or issuance, as the case may be, as though made on and as of such date except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects or, if such representation or warranty is by its terms subject to a materiality qualification, an SPV Material Adverse Effect qualification or a Material Adverse Effect qualification, such representation or warranty shall be true and correct in all respects, as of such earlier date);

(ii) no Termination Event or Unmatured Termination Event exists or would result from such Funded Purchase (or deemed Funded Purchase) or issuance, as the case may be;

(iii) the sum of the Aggregate Capital plus the LC Participation Amount, after giving effect to any such Funded Purchase (or deemed Funded Purchase) or issuance, as the case may be, and any concurrent reinvestment Purchase, is not greater than the Purchase Limit and the Purchased Interest does not exceed 100%; and

(iv) the Facility Termination Date has not occurred; and

(c) in the case of an issuance of a Letter of Credit, a Letter of Credit Reimbursement Agreement shall be in full force and effect.

3. Conditions Precedent to Reinvestment Purchases. Each reinvestment Purchase pursuant to Section 1.4(b) shall be subject to the conditions precedent that:

(i) the Purchased Interest does not exceed 100%; and

(ii) the Facility Termination Date has not occurred.

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EXHIBIT III

REPRESENTATIONS AND WARRANTIES

1. Representations and Warranties of the Seller. The Seller represents and warrants to the Administrator, each Purchaser Agent and each Purchaser as of the Closing Date and as of the date of each Purchase that:

(a) Existence and Power. The Seller is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware, and has all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted unless the failure to have such power, authority, licenses, authorizations consents of approvals could not be reasonably expected to have an SPV Material Adverse Effect.

(b) Seller and Governmental Authorization, Contravention. The execution, delivery and performance by the Seller of this Agreement and each other Transaction Document to which it is a party including the use of the proceeds of purchases and reinvestments: (i) are within the Seller’s organizational powers and legal rights, (ii) have been duly authorized by all necessary organizational action, (iii) require no authorization, approval or other action by or in respect of, and no notice to or filing with (other than the filing of UCC financing statements and continuation statements) any Governmental Authority or other Person, and (iv) do not (A) contravene, or constitute a default under, any provision of (1) applicable Law or regulation or (2) the organizational documents of the Seller or (3) any agreement, judgment, award, injunction, order, writ, decree or other instrument binding upon the Seller or (B) result in the creation or imposition of any lien (other than liens in favor of the Administrator under the Transaction Documents) on assets of the Seller. This Agreement and the other Transaction Documents to which the Seller is a party have been duly executed and delivered by the Seller.

(c) Binding Effect of Agreement. Each of this Agreement and each other Transaction Document to which it is a party constitutes the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

(d) Accuracy of Information. No report, financial statement, certificate or other written information furnished by or on behalf of Seller to the Administrator or any Purchaser Agent in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Transaction Document (in each case, as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Seller represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; provided, further, that, with respect to pro forma financial information, Seller represents only that such information was prepared in good faith and reflects, in all material respects, such pro forma financial information is in accordance with assumptions and requirements of GAAP for pro forma presentation and based upon such other assumptions that are believed to be reasonable at the time of preparation and, to the extent material, are disclosed as part of such pro forma financial information.

(e) Actions, Suits and Proceedings. ~~There~~ Except as disclosed in the most recent Form 10-K annual report of Targa Corp., there are no actions, suits or proceedings pending or, to the best of the Seller’s knowledge, threatened against or affecting the Seller or its properties, in or before any court, arbitrator or governmental body which could reasonably be expected to have an SPV Material Adverse Effect. The Seller is not in default with respect to any order of any court, arbitrator or governmental body.

(f) Accuracy of Exhibits; Lock-Box Arrangements. The names and addresses of all the Lock-Box Banks together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks and any related lock-box or post office box, are specified in Schedule II to this Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrator), and all Lock-Box Accounts are subject to Lock-Box Agreements. All information on each Exhibit, Schedule or Annex to this Agreement or the other Transaction Documents (as updated by the Seller from time to time) is true and complete. The Seller has delivered a copy of all Lock-Box Agreements to the Administrator. The Seller has not granted any interest in any Lock-Box Account (or any related lock-box or post office box) to any Person other than the Administrator and, upon delivery to a Lock-Box Bank of the related Lock-Box Agreement, the Administrator will have exclusive ownership and control of the Lock-Box Account at such Lock-Box Bank.

(g) ~~No SPV Material Adverse Effect,~~ Unmatured Termination Event or Termination Event. ~~Since the date of organization of the Seller as set forth in its certificate of formation, there has been no SPV Material Adverse Effect.~~ No event has occurred and is continuing or would result from a Purchase in respect of the Purchased Interest or from the application of the proceeds therefrom, that constitutes a Termination Event or an Unmatured Termination Event.

(h) Names and Location. The Seller has not used any company names, trade names or assumed names other than its name set forth on the signature pages of this Agreement or as otherwise notified to the Administrator pursuant to Section 1(b)(viii) of Exhibit IV. Under the UCC, the Seller is “located” in Delaware or such other jurisdiction as notified to the Administrator pursuant to Section 1(b)(viii) of Exhibit IV. The office where the Seller keeps its records concerning the Receivables is at the address set forth below its signature to this Agreement] or such other location as the Seller or Targa may notify the Administrator.

(i) Margin Stock, No Fraudulent Conveyance. The Seller is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X, as issued by the Federal Reserve Board), and no proceeds of any Purchase will be used to purchase or carry any margin stock or to extend credit to others for the

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purpose of purchasing or carrying any margin stock. No Purchase hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy of insolvency Laws or is otherwise void or voidable under such or similar Laws or principles or for any other reason.

(j) Eligible Receivables. Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.

(k) Credit and Collection Policy. The Seller has complied in all material respects with the Credit and Collection Policy of each Originator with regard to each Receivable originated by such Originator and the related Contract.

(l) Investment Company Act. The Seller is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. The Seller is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder (the “Volcker Rule”). In determining that Seller is not a “covered fund” under the Volcker Rule, the Seller relies on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act and does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act.

(m) No Unmatured Termination Event or Termination Event. No Termination Event or Unmatured Termination Event has occurred and is continuing.

(n) Taxes. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or an SPV Material Adverse Effect, the Seller has filed all federal, state and other Tax returns and reports required to be filed, and has paid all federal, state and other Taxes~~, assessments, fees and other governmental charges~~ levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP~~. There is no proposed Tax assessment against the Seller that~~ and where the failure to pay such Taxes would~~, if made,~~ not have a Material Adverse Effect or SPV Material Adverse Effect. The Seller is not party to any Tax sharing agreement (other than ordinary course commercial contracts the principal purpose of which does not relate to Taxes).

(o) Compliance with Applicable Laws. The Seller is in compliance with the requirements of all applicable Laws, rules, regulations and orders of all Governmental Authorities except to the extent that the failure to comply could not be reasonably expected to have an SPV Material Adverse Effect.

(p) Licenses ~~and Labor Controversies~~ .

~~(i)~~ The Seller has not ~~failed~~ filed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business unless

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such failure could not reasonably be expected to have an SPV Material Adverse Effect.

~~(ii) There are no labor controversies pending against the Seller that have had (or could be reasonably expected to have) an SPV Material Adverse Effect.~~

(q) Solvency. On the Closing Date (before and after giving effect to the Purchase on the Closing Date), the Seller is Solvent.

(r) Liquidity Coverage Ratio. The Seller has not, does not and will not during this Agreement (x) issue any obligations that (A) constitute asset-backed commercial paper, or (B) are securities required to be registered under the Securities Act of 1933 (the “33 Act”) or that may be offered for sale under Rule 144A or a similar exemption from registration under the 33 Act or the rules promulgated thereunder, or (y) issue any other debt obligations or equity interest other than debt obligations substantially similar to the obligations of the Seller under this Agreement that are (A) issued to other banks or asset-backed commercial paper conduits in privately negotiated transactions, and (B) subject to transfer restrictions substantially similar to the transfer restrictions set forth in this Agreement. The Seller further represents and warrants that its assets and liabilities are consolidated with the assets and liabilities of Targa for purposes of generally accepted accounting principles.

2. Representations and Warranties of Targa. Targa represents and warrants to the Administrator, each Purchaser Agent and each Purchaser as of the Closing Date and as of the date of each Purchase that:

(a) Existence, Qualification and Power; Compliance with Laws. Targa is (i) duly organized or formed, validly existing and, as applicable, in good standing under the Laws of its jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations under the Transaction Documents to which it is a party, (iii) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (iv) is in compliance with all Laws (excluding Environmental Laws that are the subject of Section 5.09 of the Credit Agreement, federal, state and local income Tax Laws that are the subject of Section 5.11 of the Credit Agreement and ERISA that is the subject of Section 5.12 of the Credit Agreement); except in each case referred to in clause (ii)(A), (iii) or (iv), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Authorization, No Contravention. The execution, delivery and performance by Targa of this Agreement and each other Transaction Document to which it is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of Targa’s organization documents; (b) conflict with or result in any breach or contravention of, or the creation of any lien under (other than liens permitted by the Transaction Documents), or require any payment to be made under (i) any Contractual Obligation (other than the Transaction Documents) to which Targa is a party or affecting Targa or its properties or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any

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Governmental Authority or any arbitral award to which Targa or its property is subject except for conflicts, breaches, or contraventions that neither individually nor in the aggregate could reasonably be expected to result in a Material Adverse Effect; or (c) violate any ~~material~~ Law. ~~Targa is in compliance with all Contractual Obligations referred to in clause (b)(i),~~ except ~~to the extent that failure to do so~~ for violations of Law that neither individually nor in the aggregate could ~~not~~ reasonably be expected to ~~have~~ result in a Material Adverse Effect.

(c) Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority ~~or any other Person~~ is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Targa of this Agreement or any other Transaction Document except for (i) filings necessary to perfect and maintain the perfection of the Liens created under the Transaction Documents, (ii) the authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (iii) any filings required under the regulations of the SEC and (~~iii~~ iv) those approvals, consents, exemptions, authorizations or other action, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

(d) Binding Effect. This Agreement has been, and each other Transaction Document to which Targa is a party, when delivered hereunder, will have been, duly executed and delivered by Targa. This Agreement constitutes, and each other Transaction Document to which Targa is a party when so delivered will constitute, a legal, valid and binding obligation of Targa, enforceable against Targa in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

(e) Accuracy of Information. No report, financial statement, certificate or other written information furnished by or on behalf of Targa to the Administrator or any Purchaser Agent in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Transaction Document (in each case, as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Targa represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; provided, further, that, with respect to pro forma financial information, Targa represents only that such information was prepared in good faith and reflects, in all material respects, such pro forma financial information is in accordance with assumptions and requirements of GAAP for pro forma presentation and based upon such other assumptions that are believed to be reasonable at the time of preparation and, to the extent material, are disclosed as part of such pro forma financial information.

(f) Litigation. ~~There~~ Except as disclosed in the most recent Form 10-K annual report of Targa Corp., there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Targa, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against Targa or any Subsidiary thereof or against any of their respective

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properties or revenues, or that is contemplated by Targa against any other Person that (a) purport to affect or pertain to this Agreement or any other Transaction Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

(g) No Default. ~~Targa is not in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.~~ No Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Transaction Document.

(h) Credit and Collection Policy. Targa has complied in all material respects with the Credit and Collection Policy.

(i) Investment Company Act. No Loan Party nor any Person Controlling any Loan Party nor any Subsidiary thereof is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

(j) Financial Information; No Material Adverse Effect.

(i) The ~~audited Consolidated balance sheet of Targa and its Subsidiaries for the fiscal year ended December 31, 2011 and the Consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Targa and its Subsidiaries, including the notes thereto,~~ Audited Financial Statements (as defined in the Credit Agreement) (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein,; and (B) fairly present in all material respects the financial condition of Targa Corp. and its Subsidiaries as of the date thereof and their ~~Consolidated~~ results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(ii) The unaudited Consolidated financial statements of Targa Corp. and its Consolidated Subsidiaries at September 30, ~~2012~~ 2021 (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (B) fairly present in all material respects the Consolidated financial condition of Targa Corp. and its Consolidated Subsidiaries as of the date thereof and their Consolidated results of operations for the period covered thereby, subject, in each case, to the absence of footnotes and to normal year-end audit adjustments.

~~(iii) Since December 31, 2011, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.~~

(k) Taxes. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, Targa and each Restricted Subsidiary thereof have filed all federal, state and other ~~Tax returns and reports required to be filed, and have paid all federal, state and other Taxes, assessments, fees and other governmental charges~~ Taxes levied or

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imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP~~. There is no proposed Tax assessment against Targa or any Subsidiary thereof that~~ and where the failure to pay such Taxes (individually or in the aggregate for Targa and the Restricted Subsidiaries) would~~, if made,~~ not have a Material Adverse Effect.

(l) ~~Compliance with Laws. Each of the Servicer and each Restricted Subsidiaries thereof are in compliance in all material respects with the requirements of all Laws (except for Environmental Laws that are the subject of Section 5.09 of the Credit Agreement, federal and state income Tax Laws that are the subject of Section 5.11 of the Credit Agreement and ERISA that is the subject of Section 5.12 of the Credit Agreement) and all orders, writs, injunctions and decrees applicable to it or to its respective properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect~~ [Reserved].

(m) ~~Acts of God and Labor Controversies. Neither the business nor the properties of Targa or any Restricted Subsidiary thereof has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), that either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.~~ [Reserved].

(n) ~~Solvency. On the Closing Date, Targa is Solvent.~~ [Reserved].

(o) Unrestricted Subsidiary. The Seller is an Unrestricted Subsidiary or an Immaterial ~~Unrestricted~~ Subsidiary (as defined in the Credit Agreement).

3. Representations, Warranties and Agreements Relating to the Security Interest. The Seller hereby makes the following representations, warranties and agreements with respect to the Receivables and Related Rights as of the Closing Date and as of the date of each Purchase:

(a) The Receivables.

(i) Creation and Perfection. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Pool Receivables in favor of the Administrator (for the benefit of the Purchaser Agents and the Purchasers), which security interest is perfected and prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the Seller.

(ii) [Reserved].

(iii) Ownership of Receivables. Before the consummation of the sales contemplated by this Agreement, the Seller owns the Pool Receivables and Related Security free and clear of any Adverse Claim.

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(iv) Perfection and Related Security. Appropriate financing statements are on file in the proper filing office in the appropriate jurisdictions under applicable Law in order to perfect (a) the contribution of certain Receivables and Related Security from Targa Midstream Services LLC to Targa Gas Marketing LLC pursuant to the Targa Midstream Contribution Agreement, (b) the sale and/or contribution of Receivables and Related Security from the applicable Originator to the Seller pursuant to the Sale Agreement and (c) the sale and security interest in the Receivables and Related Security from the Seller to the Administrator under this Agreement.

(b) The Lock-Box Accounts.

(i) Nature of Accounts. Each Lock-Box Account constitutes a “deposit account” within the meaning of the applicable UCC.

(ii) Ownership. The Seller owns the Lock-Box Accounts free and clear of any Adverse Claim.

(c) Priority. Other than the transfer of the Receivables to an Originator, the Seller and the Administrator under the Targa Midstream Contribution Agreement (if applicable), the Sale Agreement and this Agreement, respectively, and/or the security interest granted to an Originator, the Seller and the Administrator pursuant to the Targa Midstream Contribution Agreement, the Sale Agreement and this Agreement, respectively, neither the Seller nor any Originator has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables transferred or purported to be transferred under the Transaction Documents, the Lock-Box Accounts or any subaccount thereof, except for any such pledge, grant or other conveyance which has been released or terminated. No effective financing statements against either the Seller or such Originator include a description of collateral including Receivables transferred or purported to be transferred under the Transaction Documents, the Lock-Box Accounts or any subaccount thereof, other than any financing statement (i) relating to the contribution thereof by Targa Midstream Services LLC to Targa Gas Marketing LLC under the Targa Midstream Contribution Agreement, (ii) relating to the sale and/or contribution thereof by such Originator to the Seller under the Sale Agreement, (iii) relating to the security interest granted to the Administrator under this Agreement, or (iv) that has been released or terminated.

(d) Survival of Supplemental Representations. Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 3 shall be continuing, and remain in full force and effect until such time as the Purchased Interest and all other obligations under this Agreement have been finally and fully paid and performed.

(e) [Reserved].

(f) Servicer to Cooperate with Administrator to Maintain Perfection and Priority. In order to evidence the interests of the Administrator under this Agreement, the Seller and the Servicer shall, at the reasonable request of the Administrator, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrator or any Purchaser Agent) to maintain and

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perfect, as a first-priority interest, the Administrator’s security interest in the Receivables, Related Security and Collections. Notwithstanding anything else in the Transaction Documents to the contrary, neither the Seller nor the Servicer shall have any authority to file a termination, partial termination, release, partial release, or any other amendment to any financing statement filed in connection with any Transaction Document (other than continuation statements), without the prior written authorization of the Administrator until the Final Termination Date.

4. Ordinary Course of Business. Each of the Seller and the Purchasers represents and warrants, as to itself, that each remittance of Collections by or on behalf of the Seller to the Purchasers under this Agreement will have been (a) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Purchasers and (b) made in the ordinary course of business or financial affairs of the Seller and the Purchasers.

5. Reaffirmation of Representations and Warranties. On the date of each Purchase and/or reinvestment hereunder, and on the date each Information Package or other report is delivered to the Administrator, any Purchaser Agent or any Purchaser hereunder, the Seller and the Servicer, by accepting the proceeds of such Purchase or reinvestment and/or the provision of such information or report, shall each be deemed to have certified that (i) all representations and warranties of the Seller and the Servicer, as applicable, described in this Exhibit III, as from time to time amended in accordance with the terms hereof, are true and correct in all material respects on and as of such day as though made on and as of such day or, if such representation or warranty is by its terms subject to a materiality qualification, an SPV Material Adverse Effect qualification or a Material Adverse Effect qualification, such representation or warranty is true and correct in all respects on and as of such day as though made on and as of such day, in each case except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects or, if such representation or warranty is by its terms subject to a materiality qualification, an SPV Material Adverse Effect qualification or a Material Adverse Effect qualification, such representation or warranty shall be true and correct in all respects, as of such date), and (ii) no event has occurred or is continuing, or would result from any such Purchase, which constitutes a Termination Event or an Unmatured Termination Event.

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EXHIBIT IV

COVENANTS

1. Covenants of the Seller. Unless waived by Administrator and Majority Purchaser Agents, at all times from the Closing Date until the Final Termination Date:

(a) Financial and Receivables Reporting. ~~Targa~~ The Seller will maintain ~~or cause to be maintained proper books of record and account, in which entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Targa, and Targa~~ a system of accounting established and administered in accordance with GAAP, and the Seller (or the Servicer on its behalf)shall furnish ~~or cause to be furnished~~ to the Administrator and each Purchaser Agent ~~or, in the case of any of clauses (i) or (ii) below, make publicly available~~ :

(i) Annual Reporting. ~~As soon as available, but in any event within 30 days after the date on which the Parent is required under Securities Laws to file a Form 10-K annual report (without giving effect to any extension permitted by the SEC) for each fiscal year of the Parent, a Consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year, and the related Consolidated statements of income or operations, partners’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP and such Consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;~~

~~(ii) Quarterly Reporting. As soon as available, but in any event within 30 days after the date on which the Parent is required under Securities Laws to file a Form 10-Q quarterly report (without giving effect to any extension permitted by the SEC) for each of the first three fiscal quarters of each fiscal year of the Parent (commencing with the fiscal quarter ended March 30, 2022), a Consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter, and the related Consolidated statements of income or operations for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, and the related Consolidated statements of cash flows and partners’ equity for the portion of the Parent’s fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP and such Consolidated statements to be certified by the chief financial officer, chief accounting officer, treasurer or controller of the Parent as fairly presenting the financial condition, results of operations, partners’ equity and cash flows of~~

~~the Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and~~

~~(iii~~ No later than 90 days after the close of each Fiscal Year of the Seller, annual unaudited financial statements of the Seller certified by a Responsible Officer of the Seller;

(ii) Information Packages and Daily Reports. As soon as available and in any event not later than two Business Days prior to each Settlement Date, an Information Package as of the last day of the most recently completed Fiscal Month. If a Termination Event has occurred and is continuing, on each Business Day, a Daily Report as of the immediately preceding Business Day.

(iii) Change in Credit and Collection Policy. At least 10 days prior to the effectiveness of any material change in or material amendment to any Credit and Collection Policy, notice of such change or amendment.

(b) Notices. The Seller will notify the Administrator and each Purchaser Agent in writing ~~of any of the following events promptly upon a Responsible Officer of the Seller learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto~~:

(i) Notice of Termination Events or Unmatured Termination Events. ~~A statement~~ Within five Business Days of a Responsible Officer of the Seller ~~setting forth details~~ obtaining actual knowledge of the occurrence of any Termination Event or Unmatured Termination Event;

(ii) Judgments and Proceedings. The entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against the Seller;

(iii) Representations and Warranties. The failure of any representation or warranty to be true in all material respects or, if such representation or warranty is by its terms subject to a materiality qualification, an SPV Material Adverse Effect qualification or a Material Adverse Effect qualification, the failure of representation or warranty to be true and correct in all respects, when made pursuant to any Transaction Document;

(iv) Notice of Purchase and Sale Termination Event. The occurrence of a Purchase and Sale Termination Event or any event which, with the giving of notice or lapse of time, or both, would become a Purchase and Sale Termination Event;

(v) [Reserved];

(vi) Notices under Sale Agreement. Copies of all notices delivered or received by the Seller under the Sale Agreement;

(vii) Adverse Claim. The Seller becoming aware of (A) the existence of any Adverse Claim upon the Pool Receivables or Collections with respect thereto, (B) any Person other than the Seller, the Servicer or the Administrator obtaining any rights or directing any action with respect to any Lock-Box Account (or related lock-box or post office box) or (C) any Obligor receiving any change in payment instructions with respect to Pool Receivable(s) or any Eligible Supporting Letter of Credit Provider receiving any change in payment instructions with respect to any Eligible Supporting Letter of Credit, in each case from a Person other than the Servicer or the Administrator; and

(viii) SPV Material Adverse Effect. Promptly after the occurrence thereof, notice of an SPV Material Adverse Effect.

(c) Conduct of Business. The Seller will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as an entity in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have an SPV Material Adverse Effect.

(d) Compliance with Laws. The Seller will comply in all material respects with the requirements of all Laws~~, rules, regulations,~~ and all orders, writs, ~~judgments,~~ injunctions~~, decrees or awards to which it may be subject if~~ except in such instances in which (i) such requirements of Law or order, writ, injunction, or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply could reasonably be expected to have an SPV Material Adverse Effect.

(e) Furnishing of Information and Inspection of Receivables. The Seller will furnish to the Administrator and each Purchaser Agent from time to time such information with respect to the Pool Receivables as the Administrator or such Purchaser Agent may reasonably request not otherwise furnished by the Servicer. The Seller will, at the Seller’s expense, at any time during regular business hours, with at least five days’ prior written notice (unless a Termination Event exists) from the Administrator, (i) permit the Administrator or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Pool Assets and (B) to visit the offices and properties of the Seller for the purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets or the Seller’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Seller (provided that representatives of the Seller are present during such discussions) having knowledge of such matters; provided, that so long as no Termination Event has occurred and is continuing such examinations and visits shall occur no more than once per year and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Seller’s expense, upon at least five days’ prior written notice (unless a Termination Event exists) from the Administrator, permit certified public accountants or other auditors acceptable to the Administrator and the Purchaser Agents to conduct a review of the Seller’s books and records with respect to the Pool Receivables; provided, that so long as no Termination Event exists, the Seller and the Servicer shall be required to reimburse the

Administrator and Purchaser Agents for only one such audit per year; provided, further, that so long as no Termination Event exists, the Administrator and the Purchaser Agents hereby agree to coordinate their visits. For the avoidance of doubt, the Administrator may require examinations and audits in addition to the examinations and audits specified in clause (i) and clause (ii) above, but the expense of any such additional examination or audit shall be borne by the Administrator and the Purchaser Agents and not the Seller or the Servicer.

(f) Payments on Receivables; Payments on Eligible Supporting Letters of Credit; Commingling. (i) The Seller will instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account or any such other account consented to by the Administrator in writing if the Servicer fails to do so and, if an Obligor fails to so deliver payments to a Lock-Box Account or such other account consented to by the Administrator in writing, the Seller will use all reasonable efforts to cause such Obligor to deliver subsequent payments on Pool Receivables to a Lock-Box Account or such other account consented to by the Administrator in writing if the Servicer fails to do so. If any such payments or other Collections are received by the Seller, it shall hold such payments in trust for the benefit of the Administrator, the Purchaser Agents and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into a Lock-Box Account. Notwithstanding the foregoing, prior to April 11, 2016, the Seller shall not be required to have instructed all Obligors to deliver payments on the Pool Receivables that were originated by Targa Midstream Services LLC to a Lock-Box Account.

(ii) The Seller will, unless otherwise agreed in writing by the Administrator, instruct each Originator, in its capacity as the beneficiary (or prospective beneficiary) of an Eligible Supporting Letter of Credit, to instruct the related Eligible Supporting Letter of Credit Provider to make payments in respect of Eligible Supporting Letters of Credit issued (or confirmed by) such Eligible Supporting Letter of Credit Provider directly to a Lock-Box Account if the Servicer fails to do so and, if an Eligible Supporting Letter of Credit Provider fails to so deliver payments to a Lock-Box Account, the Seller will, unless otherwise agreed in writing by the Administrator, use all reasonable efforts to cause the applicable Originator to cause such Eligible Supporting Letter of Credit Provider to deliver subsequent payments (if any) in respect of Eligible Supporting Letters of Credit issued (or confirmed by) such Eligible Supporting Letter of Credit Provider directly to a Lock-Box Account if the Servicer fails to do so.

(iii) The Seller will not permit funds other than Collections and other Pool Assets to be deposited into any Lock-Box Account. The Seller will not, and will not permit the Servicer, any Originator or other Person to, commingle Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds. The Seller shall only add or replace a Lock-Box Bank (or the related lock-box or post office box) or Lock-Box Account if the Administrator has received notice of such addition or replacement and a duly executed copy of a Lock-Box Agreement in form and substance acceptable to the Administrator from any such new Lock-Box Bank. The Seller shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related lock-box or post office box) with the prior written consent of the Administrator.

(g) Sales, Liens, etc. Except as otherwise provided herein, the Seller will not sell, assign (by operation of Law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Pool Asset or its membership interests, or assign any right to receive income in respect thereof.

(h) Name Changes; Etc. Not less than three Business Days prior to any change in the Seller’s (i) name as it appears in the jurisdiction of its formation, incorporation, or organization, (ii) type of entity, or (iii) “location” for purposes of the UCC~~, (iv) organizational identification number, or (v) identity or corporate structure~~ , written notice thereof. Each such notice pursuant to this clause (h) shall set forth the applicable change and the proposed effective date thereof and by the date of such change, the Seller shall deliver to the Administrator all financing statements, instruments and other documents reasonably requested by the Administrator in connection with such change or relocation in order to maintain the perfection and priority of its interests created hereunder.

(i) Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 4.2(a) of this Agreement, the Seller will not extend, amend or otherwise modify the payment terms of any Pool Receivable (or any other terms of such Pool Receivable which could reasonably be expected to adversely affect the payment of such Pool Receivable) in any material respect, or amend, modify or waive, in any material respect, the payment provisions of any Contract related thereto (or any other terms of such Contract which could reasonably be expected to adversely affect payments with respect to Pool Receivables related thereto), without the prior written consent of the Administrator.

(j) Change in Business. The Seller will not (i) make any material change in the character of its business, which change would impair the collectability of any Pool Receivable or (ii) make any change in any Credit and Collection Policy that could reasonably be expected to materially and adversely affect the collectability of the Pool Receivables, the credit quality of any Pool Receivable, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either clause (i) or (ii) above, without the prior written consent of the Administrator.

(k) Fundamental Changes; Records. (i) The Seller shall not, without the prior written consent of the Administrator and the Majority Purchaser Agents, permit itself to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person.

(ii) The Seller will maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof) and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each Pool Receivable).

(l) Ownership Interest, Etc. The Seller shall (and shall cause the Servicer to) take all action necessary or desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim, in favor of the Administrator (on behalf of the Purchaser Agents and the Purchasers).

(m) Certain Agreements. Without the prior written consent of the Administrator and the Majority Purchaser Agents (or each Purchaser Agent if expressly provided elsewhere in any Transaction Document), the Seller will not amend, modify, waive, revoke or terminate (or consent to any of the foregoing) (i) any Transaction Document to which it is a party or (ii) any provision of the Seller’s organizational documents which requires the consent of the “Independent Director”.

(n) Restricted Payments. The Seller will not: (A) purchase or redeem any shares of its membership interests, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”), except:

(i) Subject to the limitations set forth in clause (ii) below, (A) the Seller may make cash payments (including prepayments) on the Company Notes in accordance with their respective terms, and (B) if no amounts are then outstanding under any Company Note, the Seller may declare and pay dividends; and

(ii) The Seller may make Restricted Payments only out of the funds, if any, it receives pursuant to Sections 1.4(b)(ii) and (iv) and 1.4(d) of this Agreement.

Notwithstanding the foregoing, the Seller shall not pay, make or declare: (A) any dividend if, after giving effect thereto, the Tangible Net Worth of the Seller would be less than $15,000,000, or (B) any Restricted Payment (including any dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.

(o) Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances) other than pursuant to this Agreement and the other Transaction Documents, or (iii) form any Subsidiary or make any investments in any other Person; provided, that the Seller shall be permitted to incur de minimis obligations incidental to the day-to-day operations of the Seller (such as expenses for stationery, audits and maintenance of legal status).

(p) Use of Collections Distributed to Seller. The Seller shall apply Collections distributed to it in accordance with the terms of this Agreement to make payments in the following order of priority: (i) the payment of its expenses (including all obligations payable to the Purchasers, the Purchaser Agents and the Administrator under or in connection with this Agreement and under the Fee Letter), (ii) the payment of accrued and unpaid interest on the Company Notes and (iii) other legal and valid corporate purposes.

(q) Tangible Net Worth. The Seller will not permit its Tangible Net Worth, at any time,

to be less than $10,000,000.

(r) Further Assurances. The Seller hereby authorizes Administrator and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or reasonably desirable, or that the Administrator or the Purchaser Agents may reasonably request, to perfect, protect or more fully evidence the purchases or issuances made under this Agreement and/or security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrator or the Purchaser Agents to exercise and enforce their respective rights and remedies under this Agreement or any other Transaction Document. Without limiting the foregoing, the Seller hereby authorizes, and will, upon the request of the Administrator or the Purchaser Agents, at its own expense, execute (if necessary) and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrator or the Purchaser Agents may reasonably request, to perfect, protect or evidence any of the foregoing. The Seller authorizes the Administrator to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Receivables and the Related Security, the related Contracts and the Collections with respect thereto and the other collateral subject to a lien under any Transaction Document without the signature of the Seller. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by Law.

2. Covenants of Targa. Unless waived by Administrator and Majority Purchaser

Agents, at all times from the Closing Date until the Final Termination Date:

(a) Financial and Receivables Reporting. Targa will maintain proper books of record and account, in which entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Targa, and Targa shall furnish or cause to be furnished to the Administrator and each Purchaser Agent or, in the case of any of clauses (i) or (ii) below, make publicly available:

(i) Annual Reporting. As soon as available, but in any event within 30 days after the date on which Targa Corp. is required under Securities Laws to file a Form 10-K annual report (without giving effect to any extension permitted by the SEC) for each fiscal year of Targa Corp., a Consolidated balance sheet of Targa Corp. and its Subsidiaries as at the end of such fiscal year, and the related Consolidated statements of income or operations, ~~partners~~ shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year to the extent required by SEC rules, all in reasonable detail and prepared in accordance with GAAP and such Consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(ii) Quarterly Reporting. As soon as available, but in any event within 30 days after the date on which Targa Corp. is required under Securities Laws to file a Form 10-Q quarterly report (without giving effect to any extension permitted by the SEC) for each of the first three fiscal quarters of each fiscal year of Targa Corp. (commencing with the fiscal quarter ended March ~~30~~ 31, ~~2013~~ 2022), a Consolidated balance sheet of Targa Corp. and its Subsidiaries as at the end of such fiscal quarter, and the related Consolidated statements of income or operations for such fiscal quarter and for the portion of Targa Corp.’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year to the extent required by SEC rules, and the related Consolidated statements of cash flows and ~~partners~~ shareholders’ equity for the portion of Targa Corp.’s fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP and such Consolidated statements to be certified by the chief financial officer, chief accounting officer, treasurer or controller of Targa Corp. as fairly presenting the financial condition, results of operations, ~~partners~~ shareholders’ equity and cash flows of Targa Corp. and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(iii) Information Packages and Daily Reports. As soon as available and in any event not later than two Business Days prior to each Settlement Date, an Information Package as of the last day of the most recently completed Fiscal Month. If a Termination Event has occurred and is continuing, on each Business Day, a Daily Report as of the immediately preceding Business Day.

(b) Certificates; Other Information. Targa shall make available to the Administrator and each Purchaser Agent:

(i) Compliance Certificates. No later than three (3) ~~days~~ Business Days after the delivery of the financial statements referred to in Section 2(a)(i) and (ii) of this Exhibit IV, a duly completed Compliance Certificate signed by a Responsible Officer of ~~the General Partner~~ Targa and stating that such officer has caused this Agreement to be reviewed and has no knowledge of the existence of any Termination Event or Unmatured Termination Event, during, or at the end of, as applicable, such Fiscal Year or Fiscal Quarter, or, if such officer has such knowledge, specifying each Termination Event or Unmatured Termination Event and the nature thereof (which delivery may~~, unless the Administrator requests executed originals,~~ be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(ii) Delivery of Financial Information. ~~Promptly after any request by the Administrator or any Purchaser Agent, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Targa by independent accountants in connection with the accounts or books of Targa or any Subsidiary of Targa, or any audit of any of them;~~ [Reserved].

(iii) ~~Partner~~ Statements and Reports and SEC Filings. Promptly after the same are available, copies of each annual report, proxy or financial statement ~~or other report or~~

~~communication sent~~ to the ~~partners of~~ extent filed by Targa Corp. with the SEC (other than reports and registration statements which Targa Corp. files with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange) not otherwise required to be delivered to the Administrator pursuant hereto;

(iv) SEC Correspondence. Promptly, and in any event within five Business Days after receipt thereof by Targa or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation ~~or possible investigation or other inquiry~~ by such agency regarding financial or other operational results of Targa or any Subsidiary thereof;

(v) Statements to Debt Holders. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of Targa or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Administrator pursuant to Section 2(a) of this Exhibit IV or any other clause of this Section 2(b);

(vi) ~~Environmental Laws. Within five Business Days after (w) receipt by a Responsible Officer of Targa of any written notice of any violation by Targa of any Environmental Law, (x) any Responsible Officer of Targa obtaining knowledge that any Governmental Authority has asserted that Targa is not in compliance with any Environmental Law or that any Governmental Authority is investigating compliance by Targa therewith, (y) receipt a Responsible Officer of Targa of any written notice from any Governmental Authority or other Person or otherwise obtaining knowledge that Targa is or may be liable to any Person as a result of the release or threatened release of any Hazardous Materials or that any Loan Party is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the release or threatened release of any Hazardous Materials, or (z) a Responsible Officer of Targa’s receipt of any written notice of the imposition of any Environmental Lien against any property of any Loan Party which in any event under clause (w), (x), (y) or (z) preceding could reasonably be expected to have, or has resulted in, a Material Adverse Effect, copies of such notice or a written notice setting forth the matters in (x) above~~ [Reserved];

(vii) Change in Credit and Collection Policy. At least 10 days prior to the effectiveness of any material change in or material amendment to any Credit and Collection Policy, notice of such change or amendment; and

(viii) Other Information. Promptly, such additional information regarding the business, financial or corporate affairs of Targa or compliance by Targa with the terms of the Transaction Documents, as the Administrator or any Purchaser Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 2(a)(i) or (ii) or Section 2(b)(i) or (iii) of this Exhibit IV (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which such documents are delivered by email to the Administrator, (ii) Targa Corp. posts such documents, or provides a link thereto, on Targa Corp.’s website; or (ii) on which such documents are posted on Targa’s behalf on an Internet or intranet website, if any, to which each Purchaser Agent and the Administrator have access (whether a commercial, third-party website or whether sponsored by the Administrator); provided that: (I) Targa shall deliver paper copies of such documents to the Administrator or any Purchaser Agent upon its request to Targa to deliver such paper copies and (II) Targa shall arrange for the notification of each Purchaser Agent and the Administrator (by telecopier or electronic mail) of the posting of any such documents pursuant to clause (ii) or (iii) above. The Administrator shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above and, in any event, shall have no responsibility to monitor compliance by Targa with any such request by a Purchaser Agent for delivery, and each Purchaser Agent shall be solely responsible for requesting delivery to it or maintaining it copies of such documents.

(c) Notices. Targa will promptly notify the Administrator and each Purchaser Agent in writing:

(i) Termination Events or Unmatured Termination Events. ~~Of~~ Within five Business Days of a Responsible Officer obtaining actual knowledge of the occurrence of any Termination Event or Unmatured Termination Event;

(ii) Defaults Under Other Agreement; Litigation. To the extent not otherwise disclosed publicly or pursuant to Section 2(b~~)(iii~~ ) of this Exhibit IV, of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect~~, including (i) breach or non-performance of, or any default under, a Contractual Obligation of Targa or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension, or any material development therein, between Targa or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding by any Person not a Governmental Authority affecting Targa or any Subsidiary~~ ;

(iii) [Reserved].

(iv) ~~Accounting Changes. Of any material change in accounting policies or financial reporting practices by Targa or any Subsidiary;~~ [Reserved].

(v) [Reserved].

(vi) Adverse Claims. Of Targa becoming aware of (A) any Adverse Claim upon the Pool Receivables or Collections with respect thereto, (B) any Person other than the Seller, the Servicer or the Administrator obtaining any rights or directing any action with respect to any Lock-Box Account (or related lock-box or post office box) or (C) any Obligor receiving any change in payment instructions with respect to Pool Receivable(s) or any Eligible Supporting Letter of Credit Provider receiving any change in payment instructions with respect to any Eligible Supporting Letter of Credit, in each case from a Person other than the Servicer, an Originator, the Seller or the Administrator; and

(vii) SPV Material Adverse Effect. Of the occurrence of an SPV Material Adverse Effect.

Each notice pursuant to this Section 2(c) of Exhibit IV shall be accompanied by a statement of a Responsible Officer of ~~the General Partner~~ Targa setting forth details of the occurrence referred to therein and stating what action Targa has taken and proposes to take with respect thereto. Each notice pursuant to Section 2(c)(i) of Exhibit IV shall describe with particularity any and all provisions of this Agreement and any other Transaction Document that have been breached, if any.

(d) Preservation of Existence; Etc. Targa will preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.05 or 7.06 of the Credit Agreement or to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a ~~Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a~~ Material Adverse Effect.

Targa will at all times cause the Seller to be, and remain, an Unrestricted Subsidiary or an Immaterial ~~Restricted~~ Subsidiary (as defined in the Credit Agreement).

(e) Compliance with Laws. Targa will comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(f) Furnishing of Information and Inspection of Receivables. The Servicer will furnish to the Administrator and each Purchaser Agent from time to time such information with respect to the Pool Receivables as the Administrator or such Purchaser Agent may reasonably request. The Servicer will, at the Servicer’s expense, at any time during regular business hours with at least five days prior written notice (unless a Termination Event exists) from the Administrator (i) permit the Administrator or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Pool Assets and (B) to visit the offices and properties of the Servicer for the purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer (provided that representatives of the Servicer are present during such discussions) having knowledge of such matters; provided, that so long as no Termination Event has occurred and is continuing such examinations and visits shall occur no more than once per year and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Servicer’s expense, upon at least five days prior written notice (unless a

Termination Event exists) from the Administrator, permit certified public accountants or other auditors acceptable to the Administrator and the Purchaser Agents to conduct a review of its books and records with respect to the Pool Receivables; provided, that so long as no Termination Event exists, the Seller and the Servicer shall be required to reimburse the Administrator and Purchaser Agents for only one such audit per year; provided, further, that so long as no Termination Event exists, the Administrator and the Purchaser Agents hereby agree to coordinate their visits. For the avoidance of doubt, the Administrator may require examinations and audits in addition to the examinations and audits specified in clause (i) and clause (ii) above, but the expense of any such additional examination or audit shall be borne by the Administrator and the Purchaser Agents and not the Servicer or the Seller.

(g) Payments on Receivables; Payments on Eligible Supporting Letters of Credit; Commingling; Drawings on Eligible Supporting Letters of Credit. (i) The Servicer will (on behalf of the Seller) instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account or any such other account consented to by the Administrator in writing and, if an Obligor fails to so deliver payments to a Lock-Box Account or such other account consented to by the Administrator in writing, the Servicer will use all reasonable efforts to cause such Obligor to deliver subsequent payments on Pool Receivables to a Lock-Box Account or such other account consented to by the Administrator in writing. If any such payments or other Collections are received by the Servicer, it shall hold such payments in trust for the benefit of the Administrator, the Purchaser Agents and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into a Lock-Box Account. Notwithstanding the foregoing, prior to April 11, 2016, the Servicer shall not be required to have instructed all Obligors to deliver payments on the Pool Receivables that were originated by Targa Midstream Services LLC to a Lock-Box Account.

(ii) The Servicer will (on behalf of the Seller), unless otherwise agreed in writing by the Administrator, instruct each Originator, in its capacity as the beneficiary of an Eligible Supporting Letter of Credit, to instruct each Eligible Supporting Letter of Credit Provider to make payments in respect of Eligible Supporting Letters of Credit issued (or confirmed by) such Eligible Supporting Letter of Credit Provider directly to a Lock-Box Account if the applicable Originator fails to do so and, if an Eligible Supporting Letter of Credit Provider fails to so deliver payments to a Lock-Box Account, the Servicer will, unless otherwise agreed in writing by the Administrator, use all reasonable efforts to cause the applicable Originator to cause such Eligible Supporting Letter of Credit Provider to deliver subsequent payments (if any) in respect of Eligible Supporting Letters of Credit issued (or confirmed by) such Eligible Supporting Letter of Credit Provider directly to a Lock-Box Account if the applicable Originator fails to do so.

(iii) The Servicer will not permit funds other than Collections and other Pool Assets to be deposited into any Lock-Box Account. If such funds are nevertheless deposited into any Lock-Box Account, the Servicer will promptly identify such funds for segregation. The Servicer will not commingle Collections with any other funds. The Servicer shall only add or replace a Lock-Box Bank (or the related lock-box or post office box) or Lock-Box Account if the Administrator has received notice of such addition and a duly executed copy of a Lock-Box Agreement in form and substance acceptable to the Administrator from any such new Lock-Box Bank. The Servicer shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related lock-box or post office box) with the prior written consent of the Administrator.

(iv) The Servicer shall (on behalf of the Seller) direct each Originator to make drawings under Eligible Supporting Letters of Credit as to which such Originator is the beneficiary at the time and using at least the same degree of skill and care as the applicable Originator would have used had it not sold the Receivables supported by Eligible Supporting Letters of Credit to the Seller, if the applicable Originator fails to do so.

(h) Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 4.2(a) of this Agreement, the Servicer will not extend, amend or otherwise modify the payment terms of any Pool Receivable (or any other terms of such Pool Receivable which could reasonably be expected to adversely affect the payment of such Pool Receivable) in any material respect, or amend, modify or waive, in any material respect, the payment provisions of any Contract related thereto (or any other terms of such Contract which could reasonably be expected to adversely affect payments with respect to Pool Receivables related thereto), without the prior written consent of the Administrator.

(i) Change in Business. The Servicer will not (i) make any material change in the character of its business, which change would impair the collectability of any Pool Receivable or (ii) make any change in any Credit and Collection Policy that could reasonably be expected to materially and adversely affect the collectability of the Pool Receivables, the credit quality of any Pool Receivable, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either clause (i) or (ii) above, without the prior written consent of the Administrator.

(j) Records. The Servicer will maintain, implement and keep (i) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts if originals are destroyed), (ii) adequate facilities, personnel and equipment, and (iii) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of, and adjustments to, each Pool Receivable). The Servicer will give the Administrator prior notice of any change in such administrative and operating procedures that causes them to be materially different from the procedures described to Administrator on or before the Closing Date as the Servicer’s then existing or planned administrative and operating procedures for collecting Receivables.

(k) Ownership Interest, Etc. The Servicer shall, on behalf of the Seller, at the Servicer’s expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim in favor of the Administrator (on behalf of the Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (on behalf of the Purchasers) as the Administrator or any Purchaser Agent may reasonably request.

3. Separate Existence. Each of the Seller and Targa hereby acknowledges that the

Purchasers and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller’s identity as a legal entity separate from Targa, the Originators and their respective Affiliates. From and after the Closing Date, each of the Seller and the Servicer shall take all steps specifically required by this Agreement to continue the Seller’s identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of Targa, any Originator and any other Person, and is not a division of Targa, any Originator or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and the Servicer shall take such actions as shall be required in order that:

(a) The Seller will be a limited liability company whose primary activities are restricted in its operating agreement to: (i) purchasing Pool Assets or otherwise acquiring Pool Assets from the Originators and owning, holding, granting security interests or selling interests in Pool Assets, (ii) entering into agreements for the selling and servicing of the Receivables Pool, and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

(b) The Seller shall not engage in any business or activity, or incur any indebtedness or liability (including, without limitation, any assumption or guaranty of any obligation of Targa, any Originator or any Affiliate thereof), other than as expressly permitted by the Transaction Documents;

(c) The Seller shall at all times have a Board of Directors and not less than one member of Seller’s Board of Directors shall be an individual who (A) has (1) prior experience as an Independent Director or Independent Manager for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Directors or Independent Managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state Law relating to bankruptcy and (2) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities, (B) is reasonably acceptable to the Administrator as evidenced in a writing executed by the Administrator (it being understood and agreed that any equity owner, manager or employee of Global Securitization Services, LLC or Lord Securities Corporation is hereby consented to by the Administrator), (C) is not, and has not been for a period of five years prior to his or her appointment as an Independent Director of the Seller: (1) a member (whether direct, indirect or beneficial), customer, advisor or supplier of Targa or any of its respective Affiliates, (2) a director, officer, employee, partner, attorney or consultant of Targa or any of its Affiliates other than the Seller, (3) a Person related to any Person referred to in clauses (1) or (2) above, (4) a Person or other entity controlling or under common control with any such stockholder, partner, customer, supplier, employee, officer or director, or (5) a trustee, conservator or receiver for Targa or any of its Affiliates and (D) shall not at any time serve as a trustee in bankruptcy for the Seller, Targa or any Affiliate thereof (such an individual meeting the requirements set forth above, the “Independent Director”) and causing its limited liability company agreement to provide that (w) at least one member of the Seller’s Board of Directors shall be an Independent Director, (x) the Seller’s Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless a unanimous vote of the Seller’s Board of Directors (which vote shall include the affirmative vote of all Independent Directors) shall approve the taking of such action in writing prior to the taking of such action, (y) the Seller’s Board of Directors shall not vote on any matter requiring the vote of its Independent Directors under its operating agreement unless and until at least one Independent Director is then serving on the Seller’s Board of Directors and (z) the provisions requiring an Independent Director and the provision described in clauses (x) and (y) of this clause (c) cannot be amended without the prior written consent of each Independent Director (it being understood that, as used in this clause (c), “control” means the possession directly or indirectly of the power to direct or cause the direction of management policies or activities of a person or entity whether through ownership of voting securities, by contract or otherwise);

(d) The Independent Director of the Seller shall not at any time serve as a trustee in bankruptcy for the Seller, Targa, any Originator or any of their respective Affiliates;

(e) The Seller shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding meetings of the members and Board of Directors or acting by written consent as needed to authorize actions to be taken by the Seller which require approval of the members or Board of Directors, as applicable, keeping separate and accurate minutes of its meetings, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

(f) Any employee, consultant or agent of the Seller will be compensated from the Seller’s funds for services provided to the Seller, and to the extent that Seller employs the same employees as Targa or any Originator (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common employees. The Seller will not engage any agents other than (i) its attorneys, auditors and other professionals, (ii) a servicer, and (iii) any other agent contemplated by the Transaction Documents for the Receivables Pool;

(g) The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool and operate the Seller’s business. The Seller will pay the Servicer the Servicing Fee pursuant hereto. Except as otherwise permitted by this Agreement, the Seller will not incur any material indirect or overhead expenses for items shared with Targa or any Originator (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered;

(h) The Seller’s operating expenses will not be paid by Targa or any Originator (except as permitted by this Agreement in connection with servicing the Pool Receivables) or any Affiliate thereof;

(i) The Seller’s books and records will be maintained separately from those of Targa, each Originator and any other Affiliate thereof and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of Seller;

(j) All financial statements of Targa or any Originator or any Affiliate thereof that are consolidated to include Seller will disclose in substance that (i) the Originators sell or contribute Receivables to the Seller, (ii) the Seller is a special purpose consolidated Subsidiary of Targa created for the sole purpose of consummating the transactions contemplated in the Transaction Documents, (iii) the Seller sells undivided percentage ownership interests in its Receivables to one or more third party financial institutions, and (iv) the Pool Receivables are not available to satisfy the creditors of Targa or any Originator.

(k) The Seller’s assets will be maintained in a manner that facilitates their identification and segregation from those of Targa, the Originators or any Affiliates thereof;

(l) The Seller will strictly observe corporate formalities in its dealings with Targa, the Originators or any Affiliates thereof, and ensure that funds or other assets of the Seller will not be commingled with those of Targa, the Originators or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which Targa or any Affiliate thereof (other than Targa in its capacity as the Servicer) has independent access. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate. Except pursuant to the foregoing sentence, the Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of Targa, the Originators or any Subsidiaries or other Affiliates thereof;

(m) The Seller will maintain arm’s-length relationships with Targa, the Originators and any Affiliates thereof. Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller on the one hand, nor Targa or any Originator, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller, Targa and the Originators will promptly correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity;

(n) The Seller shall have a separate area from Targa and each Originator for its business (which may be located at the same address as such entities) and to the extent that any other such entity has offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses;

(o) To the extent not already covered in clauses (a) through (n) above, Seller shall comply or act in accordance with the provisions of Section 6.1(k) of the Sale Agreement; and

(p) The Seller and the Servicer will take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Bracewell ~~& Giuliani~~ LLP, as counsel for Seller, in connection with the closing of the transactions contemplated in the Transaction Documents and relating to true sale and substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

EXHIBIT V

TERMINATION EVENTS

Each of the following shall be a “Termination Event”:

(a) (i) except as otherwise provided herein, (x) the Seller shall fail to perform or observe any term, covenant or agreement in this Agreement or any other Transaction Document to which it is a party and such failure shall, if capable of cure, continue for 15 days after the earlier of the Seller’s actual knowledge or notice thereof, (y) except as provided in succeeding clause (z), any Originator or Targa shall fail to perform or observe any term, covenant or agreement in this Agreement or any other Transaction Document to which it is a party and such failure shall, if capable of cure, continue for 30 days after the earlier of any such Person’s actual knowledge or notice thereof or (y) Targa shall fail to perform or observe any term covenant or agreement in

Section 2(a)(i) or (ii), (b)(i)—(vi) or (b)(viii), (c)(i)—(iv), or (d) of Exhibit IV; provided, however that if Targa fails to deliver any financial statements, certificates or other information required by Section 2(a)(i) or (ii), (b)(i)—(vi) or (b)(viii), (c)(i)—(iv) of Exhibit IV and subsequently delivers such financial statements, certificates or other information as required by such Sections, then such Termination Event shall be deemed to have been cured and/or waived or (ii) the Seller, any Originator or Targa shall fail to make when due any payment or deposit required to be made by it under this Agreement or any other Transaction Document and, in the case of Discount or Fees, such failure shall remain unremedied for five Business Days;

(b) [Reserved]

(c) any representation or warranty made or deemed made by the Seller, Targa or any Originator in this Agreement or any other Transaction Document to which it is a party, or any information or report delivered by the Seller, Targa or any Originator pursuant to this Agreement or any other Transaction Document to which it is a party, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered and, if the representation or warranty is of a type that is capable of being cured, shall remain incorrect or untrue for 10 days after the earlier of such Person’s actual knowledge or notice thereof;

(d) the Seller or Targa shall fail to deliver any Information Package when due pursuant to this Agreement, and such failure shall remain unremedied for five Business Days;

(e) this Agreement (together with each Lock-Box Agreement) shall for any reason: (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable first priority perfected undivided percentage ownership or security interest to the extent of the Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim or (ii) cease to create with respect to the Pool Assets, or the interest of the Administrator (for the benefit of the Purchaser Agents and Purchasers) with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim;

~~V-1~~

(f) the Seller, Targa or any Originator institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding;

(g) (i) the average for any three consecutive Fiscal Months of: (A) the Default Ratio shall exceed 2.00%, (B) the Delinquency Ratio shall exceed 2.50%, (C) the Dilution Ratio shall exceed 3.00% or (ii) the Days’ Sales Outstanding exceeds 45.0 days;

(h) a Change in Control shall occur;

(i) the Purchased Interest shall exceed 100% for two consecutive Business Days; or

(j) (i) Targa shall (A) fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness ~~or Guarantee~~ (other than Indebtedness under the Transaction Documents ~~and Indebtedness under~~ ) or Swap ~~Contracts) having an~~ Contract, beyond any grace period provided with respect thereto; provided that the aggregate outstanding principal amount (including the undrawn face amount of any outstanding letter of credit, surety bonds and other similar contingent obligations outstanding under any agreement relating to such Indebtedness ~~or Guarantee~~ and including amounts owing to all creditors under any combined or syndicated credit arrangement) of ~~more than $50,000,000~~ all such Indebtedness or payment obligation in respect of such Swap Contract as to which such payment default shall occur and be continuing exceeds the Threshold Amount or (B) ~~fail~~ fails to observe or perform any other agreement or condition relating to any such Indebtedness or ~~Guarantee~~ Swap Contract or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, ~~the effect of which~~ in each case, if such default or other event ~~is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required,~~ shall have resulted in the acceleration of the payment of such Indebtedness ~~to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem~~ or Swap Contract; provided that the aggregate outstanding principal amount (including the undrawn face amount of any outstanding letter of credit, surety bonds and other similar contingent obligations outstanding under any agreement relating to such Indebtedness ~~to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that this clause (j)(i)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing~~ and including amounts owing to all creditors under any combined or syndicated

~~V-4~~Schedule I-1

credit arrangement) of all such Indebtedness ~~if such sale~~ or ~~transfer is permitted hereunder; (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event~~ payment obligation in respect of ~~default under~~ such Swap Contract as to which ~~Targa is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which Targa is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by Targa as a result thereof is greater than $50,000,000~~ such acceleration shall occur and be continuing exceeds the Threshold Amount.

~~V-3~~Schedule I-1

SCHEDULE I

CREDIT AND COLLECTION POLICY

(attached)

SCHEDULE II

LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS

BANK	LOCK-BOX ADDRESS AND NO.	ABAROUTINGNO./ BANK ACCOUNT NO.

JPMorgan Chase Bank, N.A.	Lock-box Address: P.O.	ABA Routing No.:
	Box 730155, Dallas, TX	071000013
75373-0155
Account No.: 05567661
Lock-box No.: 730155

JPMorgan Chase Bank, N.A.	N/A	ABA Routing No.:
021000021

Account No. 304189839

SCHEDULE III

SPECIAL OBLIGORS AND SPECIAL OBLIGOR LIMITS

Special Obligor	Special Obligor Limit
Enterprise Products Operating LLC	25.00%

ANNEX A-1

FORM OF INFORMATION PACKAGE

[(attached)]

ANNEX A-2

[RESERVED]

Annex A-2-1

ANNEX A-3

FORM OF DAILY REPORT

[(attached)]

Annex A-2-1

ANNEX B

FORM OF PURCHASE NOTICE

Dated as of [                , 20    ]

PNC Bank, National Association,

as Administrator

One PNC Plaza, 26th Floor

249 Fifth Avenue

Pittsburgh, PA 15222-2707

Attention: [             ]

[Each Purchaser Agent]

Ladies and Gentlemen:

Reference is hereby made to the Receivables Purchase Agreement, dated as of January 10, 2013 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among Targa Receivables LLC, as Seller, Targa Resources Partners LP, as Servicer, the various Conduit Purchasers, Committed Purchasers, Purchaser Agents and LC Participants from time to time party thereto and PNC Bank, National Association, as Administrator and as LC Bank. Capitalized terms used in this Purchase Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

[This letter constitutes a Purchase Notice pursuant to Section 1.2(a) of the Receivables Purchase Agreement. Seller desires to sell an undivided percentage ownership interest in a pool of Receivables on             , [20    ], for a purchase price of $            .2 Subsequent to this Purchase, the Aggregate Capital will be $            .]3 [This letter constitutes a notice pursuant to Section 1.13(a) of the Receivables Purchase Agreement. Seller desires that the LC Bank issue Letters of Credit [currently issued under the [            ]] on            , [20        ], with a face amount of $            . Subsequent to this Purchase, the LC Participation Amount will be $             and the Aggregate Capital will be $            .]4

Seller hereby represents and warrants as of the date hereof, and as of the date of Purchase, as follows:

(i) the representations and warranties contained in Exhibit III of the

[2]

Such amount shall not be less than $300,000 (or such lesser amount as agreed to by the Administrator and the Majority Purchaser Agents) and shall be in integral multiples of $100,000 with respect to each Purchaser Group.

[3]	In the case of a Borrowing Request.
[4]	In the case of a request for an issuance of a Letter of Credit.

Receivables Purchase Agreement are true and correct in all material respects or, if such representation or warranty is by its terms subject to a materiality qualification, an SPV Material Adverse Effect or a Material Adverse Effect qualification, such representation or warranty is true and correct in all respects, on and as of the date of such Purchase as though made on and as of such date (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties are true and correct in all material respects or, if such representation or warranty is by its terms subject to a materiality qualification, an SPV Material Adverse Effect or a Material Adverse Effect qualification, such representation or warranty is true and correct in all respects, as of such earlier date);

(ii) no event has occurred and is continuing, or would result from such

Purchase, that constitutes a Termination Event or Unmatured Termination Event;

(iii) the sum of the Aggregate Capital plus the LC Participation Amount, after giving effect to any such Purchase, is not be greater than the Purchase Limit, and the Purchased Interest does not exceed 100%; and

(iv) the Facility Termination Date has not occurred.

Annex B-2

IN WITNESS WHEREOF, the undersigned has caused this Purchase Notice to be executed by its duly authorized officer as of the date first above written.

TARGA RECEIVABLES LLC

By:
Name:
Title:

Annex B-3

ANNEX C

[FORM OF ASSUMPTION AGREEMENT]

Dated as of [            , 20    ]

THIS ASSUMPTION AGREEMENT (this “AGREEMENT”), dated as of [            ,     ], is among TARGA RECEIVABLES LLC (the “Seller”), [[            ], as purchaser (the “[            ] Conduit Purchaser”)], [            ], as the related committed purchaser (the “[            ] Committed Purchaser”), [            ], as related LC participant (the “[            ] LC Participant” and together with the Conduit Purchaser and the [            ] Committed Purchaser, the “[            ] Purchasers”), and [            ], as agent for the [            ] Purchasers (the “[            ] Purchaser Agent” and together with the [            ] Purchasers, the “[            ] Purchaser Group”).

BACKGROUND

Reference is hereby made to the Receivables Purchase Agreement, dated as of January 10, 2013 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”) among the Seller, Targa Resources Partners LP, as Servicer, the various Conduit Purchasers, Committed Purchasers, Purchaser Agents and LC Participants from time to time party thereto and PNC Bank, National Association, as Administrator and as LC Bank. Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Receivables Purchase Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. This letter constitutes an Assumption Agreement pursuant to Section 1.2(f) of the Receivables Purchase Agreement. The Seller desires [the [            ] Purchasers] [the [            ] Committed Purchaser][            ] related LC Participant] to [become Purchasers under] [increase its existing Commitment under] the Receivables Purchase Agreement and upon the terms and subject to the conditions set forth in the Receivables Purchase Agreement, the [            ] Purchasers agree to [become Purchasers thereunder] [increase its Commitment in an amount equal to the amount set forth as the “Commitment” under the signature of such [            ] Committed Purchaser hereto] [increase its Commitment in an amount equal to the amount set forth as the “Commitment” under the signature of such [            ] related LC Participant hereto].

Seller hereby represents and warrants to the [            ] Purchasers as of the date hereof, as follows:

(i) the representations and warranties of the Seller contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as the date of such purchase or reinvestment as though made on and as of such date or, if any such representation or warranty is by its terms subject to a materiality qualification, an SPV Material Adverse Effect qualification or a Material Adverse Effect qualification, such representation or warranty shall be true and correct in all respects, on and as of such date (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties shall be true and correct in all material respects or, if such representation or warranty is by its terms subject to a materiality qualification, an SPV Material Adverse Effect qualification or a Material Adverse Effect qualification, such representation or warranty shall be true and correct in all respects, as of such earlier date);

(ii) no event has occurred and is continuing, or would result from such Purchase, that constitutes a Termination Event or an Unmatured Termination Event; and

(iii) the Facility Termination Date has not occurred.

SECTION 2. Upon execution and delivery of this Agreement by the Seller and each member of the [            ] Purchaser Group, satisfaction of the other conditions to assignment specified in Section 1.2(f) of the Receivables Purchase Agreement (including the written consent of each Purchaser Agent) and receipt by the Administrator and Seller of counterparts of this Agreement (whether by facsimile or otherwise) executed by each of the parties hereto, [the [            ] Purchasers shall become a party to, and have the rights and obligations of Purchasers under, the Receivables Purchase Agreement][the [            ] Committed Purchaser shall increase its Commitment in the amount set forth as the “Commitment” under the signature of the [             ] Committed Purchaser hereto][the [            ] related LC Participant shall increase its Commitment in the amount set forth as the “Commitment” under the signature of the [            ] related LC Participant hereto].

SECTION 3. Each party hereto hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by such Conduit Purchaser is paid in full. The covenant contained in this paragraph shall survive any termination of the Receivables Purchase Agreement.

SECTION 4. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 5. This Agreement may not be amended, supplemented or waived except pursuant to a writing signed by the party to be charged. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, each of which, when so executed, shall constitute an original, and all of which, when taken together, shall constitute one and the same agreement.

(signatures commence on following page)

Annex C-5

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.

[[___________], as a Conduit Purchaser

By:
Name:
Title: ]

[Address]

[___________], as a related Committed
Purchaser

By:
Name:
Title:

[Address]
[Commitment]

[___________], as a related LC Participant

By:
Name:
Title:

[Address]
[Commitment]

[_______], as Purchaser Agent for [______]

By:
Name:
Title:

[Address]

Annex C-3

[TARGA RECEIVABLES LLC, as Seller

By:
Name:
Title:	]

Consented and Agreed:

PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:
Name:
Title:	]

Address:	PNC Bank, National Association
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707

PNC BANK, NATIONAL ASSOCIATION, as LC Bank

By:
Name:
Title:	]

Address:	PNC Bank, National Association

One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707

[THE PURCHASER AGENTS]

By:
Name:
Title:	]

[Address]

Annex C-4

ANNEX D

FORM OF TRANSFER SUPPLEMENT

Dated as of [            , 20    ]

Section 1.

Commitment/LC Sublimit Commitment assigned:	$
Assignor’s remaining Commitment/LC Sublimit Commitment (if any):	$
Capital allocable to Commitment assigned:	$
Assignor’s remaining Capital:	$
Discount (if any) allocable to Capital assigned:	$
Discount (if any) allocable to Assignor’s remaining Capital:	$

Section 2.

Effective Date of this Transfer Supplement: [            ]

Upon execution and delivery of this Transfer Supplement by transferee and transferor and the satisfaction of the other conditions to assignment specified in Section 6.3(c) of the Receivables Purchase Agreement (as defined below), from and after the effective date specified above, the transferee shall become a party to, and have the rights and obligations of a Purchaser under, the Receivables Purchase Agreement, dated as of January 10, 2013 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among Targa Receivables LLC, as Seller, Targa Resources Partners LP, as Servicer, the various Conduit Purchasers, Committed Purchasers, Purchaser Agents and LC Participants from time to time party thereto and PNC Bank, National Association, as Administrator and as LC Bank.

ASSIGNOR:	[ ], as a [Committed] Purchaser

By:
Name:
Title:

ASSIGNEE:	[ ], as a [Committed] Purchaser

By:
Name:
Title:

[Address]

[Accepted as of date first above written:

TARGA RECEIVABLES LLC, as Seller

By:
Name:
Title:

Annex D-2

ANNEX E

FORM OF PAYDOWN NOTICE

Dated as of [            , 20    ]

PNC Bank, National Association,

as Administrator

One PNC Plaza, 26th Floor

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

Attention: [            ]

[Each Purchaser Agent]

Ladies and Gentlemen:

Reference is hereby made to the Receivables Purchase Agreement, dated as of January 10, 2013 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among Targa Receivables LLC, as Seller, Targa Resources Partners LP, as Servicer, the various Conduit Purchasers, Committed Purchasers, Purchaser Agents and LC Participants from time to time party thereto and PNC Bank, National Association, as Administrator and as LC Bank. Capitalized terms used in this paydown notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

This letter constitutes a Paydown Notice under, and as defined in, of the Receivables Purchase Agreement. The Seller desires to reduce the Aggregate Capital on             ,        5 from the accumulation of Collections not reinvested commencing on             . Subsequent to such reduction, the Aggregate Capital will be $            .

[5]	Notice must be given at least two Business Days prior to the date of such reduction for any reduction of the

IN WITNESS WHEREOF, the undersigned has caused this Paydown Notice to be executed by its duly authorized officer as of the date first above written.

TARGA RECEIVABLES LLC

By:
Name:
Title:

Annex E-4

ANNEX F

FORM OF LETTER OF CREDIT APPLICATION

(attached)

Annex F

ANNEX G

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: ,

PNC Bank, National Association,

as Administrator

One PNC Plaza, 26th Floor

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

Attention: [            ]

[Each Purchaser Agent]

Ladies and Gentlemen:

Reference is made to the Receivables Purchase Agreement, dated as of January 10, 2013 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among Targa Receivables LLC, as Seller, Targa Resources Partners LP (“Targa”), as Servicer, the various Conduit Purchasers, Committed Purchasers, Purchaser Agents and LC Participants from time to time party thereto and PNC Bank, National Association, as Administrator and as LC Bank. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

The undersigned Responsible Officer hereby certifies as of the date hereof that [he/she] is the                                             of ~~the General Partner~~ Targa, and that, as such, [he/she] is authorized to execute and deliver this Compliance Certificate on the behalf of Targa, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. Targa has delivered the year-end audited financial statements required by Section 2(a)(i) of Exhibit IV to the Receivables Purchase Agreement for the fiscal year of ~~Targa~~ the General Partner ended as of the Financial Statement Date set forth above, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. Targa has delivered the unaudited financial statements required by Section 2(a)(ii) of Exhibit IV to the Receivables Purchase Agreement for the fiscal quarter of Targa ended as of the Financial Statement Date set forth above. Such financial statements fairly present the financial condition, results of operations, ~~partners~~ shareholders’ equity and cash flows of the Targa and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

Annex G

2. The undersigned has reviewed and is familiar with the terms of the Receivables Purchase Agreement and has made, or has caused to be made under [his/her] supervision, a detailed review of the transactions and condition (financial or otherwise) of Targa during the accounting period covered by such financial statements.

3. A review of the activities of Targa during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Targa performed and observed all its obligations under the Transaction Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period, Targa performed and observed each covenant and condition of the Transaction Documents applicable to it, and no Termination Event or Unmatured Termination Event has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Termination Event or Unmatured Termination Event and its nature and status:]

4. [After taking into account the information set forth on Schedule 1 hereto,] [T]he representations and warranties of Targa and the Seller contained in Exhibit III to the Receivables Purchase Agreement, and any representations and warranties of Targa, any Originator or the Seller that are contained in any document furnished at any time under or in connection with the Transaction Documents, are true and correct in all material respects or, if such representation or warranty is by its terms subject to a materiality qualification, an SPV Material Adverse Effect qualification or a Material Adverse Effect qualification, such representation or warranty is true and correct in all respects on and as of such day as though made on and as of the date hereof (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties shall be true and correct in all material respects or, if such representation or warranty is by its terms subject to a materiality qualification, an SPV Material Adverse Effect qualification or a Material Adverse Effect qualification, such representation or warranty shall be true and correct in all respects, as of such earlier date), and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (i) and (ii) of Section 2(j) of Exhibit III to the Receivables Purchase Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a)(i) and (a)(ii), respectively, of Section 2 of Exhibit IV to the Receivables Purchase Agreement, including the statements in connection with which this Compliance Certificate is delivered.

Annex G

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of             ,        .

TARGA RESOURCES PARTNERS LP

By:	Targa Resources GP LLC, its general partner

By:
Name:
Title:

Annex G

ANNEX H6

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

U.S. TAX COMPLIANCE CERTIFICATE

~~(For Foreign Affected Parties That Are Not Partnerships For U.S. Federal Income Tax Purposes)~~

s

Reference is hereby made to the Receivables Purchase Agreement dated as of January 10, 2013 (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among Targa Receivables LLC, as Seller, Targa Resources Partners L.P. as Servicer, each Purchaser, LC Participant, Purchaser Agent and LC Issuer from time to time party thereto, and PNC Bank, National Association, as administrator for such Affected Parties (the “Administrator”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

Pursuant to the provisions of Section 1.9 of the Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Commitment(s) (as well as any Purchase Notice or interest in the Receivables evidencing such Commitment(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Seller within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Seller as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrator and the Seller with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Seller and the Administrator, and (2) the undersigned shall have at all times furnished the Seller and the Administrator with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF FOREIGN AFFECTED PERSON]

By:
Name:
Title:
Date:	, 20[ ]

6	NTD: Subject to further review and update.

Annex H